Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 12 dated as of June 16, 2023 (this “Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 4, 2014 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and as amended hereby, the “Amended Credit Agreement”), among TRANSDIGM INC., a Delaware corporation (the “Borrower”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), each subsidiary of the Borrower from time to time party thereto, the lenders party thereto and GOLDMAN SACHS BANK USA (“GS”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”).
A.    The Revolving Loans under the Credit Agreement accrue or are permitted to accrue interest based on the LIBO Rate in accordance with the terms of the Credit Agreement.
B.    The Agent has determined that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in Section 2.20 of the Credit Agreement) have occurred or will occur with respect to the LIBO Rate for Dollars.
C.    Pursuant to Section 2.20 of the Credit Agreement, the Agent desires to amend the Credit Agreement in order to replace the LIBO Rate for Dollars with a Benchmark Replacement and, in connection therewith, to implement certain Benchmark Replacement Conforming Changes, in each case as set forth herein.
SECTION 1. Defined Terms. Capitalized terms used but not defined in this agreement (this “Agreement”) (including in the recitals hereto) shall have the meanings given to them in the Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. LIBO Rate Loans. Notwithstanding anything to the contrary contained in the Credit Agreement as amended hereby, (i) each Eurocurrency Revolving Loan (as defined in the Credit Agreement as in effect immediately prior to the Amendment No. 12 Effective Date) denominated in Dollars outstanding on the Amendment No. 12 Effective Date (each, an “Existing LIBO Rate Loan”) shall remain outstanding as such until the expiration of the Interest Period (as defined in the Credit Agreement as in effect immediately prior to the Amendment No. 12 Effective Date) applicable to such Existing LIBO Rate Loan, in accordance with, and subject to all of the terms and conditions of, the Credit Agreement as in effect immediately prior to the Amendment No. 12 Effective Date and (ii) interest on each such Existing LIBO Rate Loan shall continue to accrue to, and shall be payable on, each Interest Payment Date applicable thereto until the Interest Period for such Existing LIBO Rate Loan ends, in each case in accordance with Section 2.12 of the Credit Agreement as in effect immediately prior to the Amendment No. 12 Effective Date. From and after the Amendment No. 12 Effective Date, (x) the Borrower shall not be permitted to request that any Lender fund, and no Lender shall fund, any Eurocurrency Loan denominated in Dollars, (y) no Existing LIBO Rate Loan may be continued as a Eurocurrency Revolving Loan denominated in Dollars and (z) each Existing LIBO Rate Loan may be converted to a Term SOFR Loan or an ABR Loan (each as defined in the Credit Agreement as amended hereby) in accordance with the Credit Agreement as amended hereby.
SECTION 3. Amendments to Credit Agreement. Effective as of the Amendment No. 12 Effective Date, the Credit Agreement (other than the schedules and exhibits thereto, except as set forth below) is hereby amended by deleting the stricken text

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(indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and adding the underlined text (indicated textually in the same manner as the following example: underlined text or underlined text) as set forth on Annex I attached hereto.
SECTION 4. Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived (which in any event shall be no earlier than July 1, 2023), the “Amendment No. 12 Effective Date”):
(a) the Agent shall have executed this Amendment;
(b) the Agent shall have received reimbursement of all expenses required by Section 9.03 of the Credit Agreement or by any other Loan Document to be reimbursed by the Borrower on the Amendment No. 12 Effective Date in connection with this Amendment (to the extent that such expenses were invoiced at least one Business Day prior to the Amendment No. 12 Effective Date); and
(c) the ICE Benchmark Administration shall have permanently ceased publication of the LIBO Rate for Dollars on June 30, 2023.
The Agent shall notify the Borrower and the Lenders of the Amendment No. 12 Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Effect of Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment No. 12 Effective Date, any reference to the Credit Agreement in any Loan Document, and the terms “this Amendment”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The foregoing also applies to any amendment, extension or renewal of this Amendment.

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SECTION 7. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.
SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Agent has executed this Amendment as of the date first above written.

GOLDMAN SACHS BANK USA, as Agent

by /s/ Brent Clough

Name: Brent Clough Title: Authorized Signatory

[Signature Page to Amendment No. 12]

ANNEX I

ANNEX I

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 4, 2014
Among
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as the Lenders,
and
GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent,
and
TRANSDIGM INC.
and
TRANSDIGM GROUP INCORPORATED
and
The subsidiaries of TransDigm Inc. from time to time party hereto

CREDIT SUISSE SECURITIES (USA) LLC
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers
CREDIT SUISSE SECURITIES (USA) LLC,
MORGAN STANLEY SENIOR FUNDING, INC.,
UBS SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.,
BARCLAYS BANK PLC,
RBC CAPITAL MARKETS
and
HSBC SECURITIES (USA) INC.,
as Joint Bookrunners
MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent
and
PNC CAPITAL MARKETS LLC,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
and
MCS CAPITAL MARKETS,
as Co-Managers

[CS&M Ref No. 4025-258]

TABLE OF CONTENTS
Page
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms............................................................................................    2
SECTION 1.02.    Classification of Loans and Borrowings..............................................    ~~71~~70
SECTION 1.03.    Terms Generally..................................................................................    71
SECTION 1.04.    Effectuation of Transactions................................................................    ~~72~~71
SECTION 1.05.    Accounting Terms; GAAP...................................................................    ~~72~~71
SECTION 1.06.    Designated Senior Debt........................................................................    ~~72~~71
SECTION 1.07.    Pro Forma Calculations...........................................................................    72
SECTION 1.08.    Exchange Rates....................................................................................    ~~73~~72
ARTICLE II

The Credits
SECTION 2.01.    Commitments.......................................................................................    ~~73~~72
SECTION 2.02.    Loans and Borrowings.........................................................................    ~~74~~73
SECTION 2.03.    Requests for Borrowing........................................................................    ~~76~~75
SECTION 2.04.    Funding of Borrowings........................................................................    ~~77~~76
SECTION 2.05.    Type; Interest Elections.......................................................................    ~~78~~77
SECTION 2.06.    Termination and Reduction of Commitments......................................    ~~79~~78
SECTION 2.07.    Repayment of Loans; Evidence of Debt..............................................    ~~80~~79
SECTION 2.08.    Repayment of Term Borrowings..........................................................    ~~81~~80
SECTION 2.09.    Optional Prepayment of Loans.............................................................    ~~87~~86
SECTION 2.10.    Mandatory Prepayment of Loans.........................................................    ~~89~~88
SECTION 2.11.    Fees......................................................................................................    ~~91~~90
SECTION 2.12.    Interest..................................................................................................    ~~92~~91
SECTION 2.13.    ~~Alternate Rate of Interest............................................    93~~[RESERVED] 92
SECTION 2.14.    Increased Costs.....................................................................................    ~~98~~92
SECTION 2.15.    Break Funding Payments....................................................................    ~~100~~94
SECTION 2.16.    Taxes.................................................................................................    ~~100~~95
SECTION 2.17.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs....    ~~104~~98
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders............................    ~~106~~100
SECTION 2.19.    Illegality............................................................................................    ~~107~~101
SECTION 2.20.    Effect of Benchmark Transition Event After Amendment No. 8 Effective Date...........................................................................................    ~~107~~101
SECTION 2.21.    Effect of Benchmark Transition Event After Amendment No. 10 Effective Date...........................................................................    ~~116~~108
SECTION 2.22.    Swingline Loans..............................................................................    ~~122~~114
SECTION 2.23.    Letters of Credit...............................................................................    ~~125~~117
SECTION 2.24.    Increase in Commitments.................................................................    ~~130~~122

SECTION 2.25.    Loan Modification Offers................................................................    ~~133~~125
SECTION 2.26.    Refinancing Facilities......................................................................    ~~134~~126
SECTION 2.27.    [Intentionally Omitted]....................................................................    ~~136~~128
SECTION 2.28.    Defaulting Lenders..........................................................................    ~~136~~128

ARTICLE III

Representations and Warranties
SECTION 3.01.    Organization; Powers......................................................................    ~~138~~130
SECTION 3.02.    Authorization; Enforceability.........................................................    ~~138~~130
SECTION 3.03.    Governmental Approvals; No Conflicts.........................................    ~~138~~131
SECTION 3.04.    Financial Condition; No Material Adverse Change.......................    ~~139~~131
SECTION 3.05.    Properties.........................................................................................    ~~139~~131
SECTION 3.06.    Litigation and Environmental Matters............................................    ~~140~~132
SECTION 3.07.    Compliance with Laws and Agreements; Licenses and Permits....    ~~140~~132
SECTION 3.08.    Investment Company Status............................................................    ~~141~~133
SECTION 3.09.    Taxes...............................................................................................    ~~141~~133
SECTION 3.10.    ERISA..............................................................................................    ~~141~~133
SECTION 3.11.    Disclosure........................................................................................    ~~141~~133
SECTION 3.12.    Material Agreements.......................................................................    ~~142~~134
SECTION 3.13.    Solvency...........................................................................................    ~~142~~134
SECTION 3.14.    Insurance..........................................................................................    ~~142~~134
SECTION 3.15.    Capitalization and Subsidiaries........................................................    ~~142~~135
SECTION 3.16.    Security Interest in Collateral...........................................................    ~~143~~135
SECTION 3.17.    Labor Disputes.................................................................................    ~~143~~135
SECTION 3.18.    Federal Reserve Regulations............................................................    ~~143~~135
SECTION 3.19.    Senior Debt.......................................................................................    ~~143~~136
SECTION 3.20.    USA PATRIOT Act and Other Regulations....................................    ~~144~~136

ARTICLE IV

Conditions
SECTION 4.01.    All Credit Events..............................................................................    ~~144~~136
SECTION 4.02.    Second Restatement Date.................................................................    ~~145~~137

ARTICLE V

Affirmative Covenants
SECTION 5.01.    Financial Statements and Other Information....................................    ~~147~~139
SECTION 5.02.    Notices of Material Events...............................................................    ~~149~~141
SECTION 5.03.    Existence; Conduct of Business.......................................................    ~~150~~142
SECTION 5.04.    Payment of Taxes............................................................................    ~~150~~142
SECTION 5.05.    Maintenance of Properties................................................................    ~~150~~142
SECTION 5.06.    Books and Records; Inspection Rights.............................................    ~~150~~143

SECTION 5.07.    Maintenance of Ratings....................................................................    ~~151~~143
SECTION 5.08.    Compliance with Laws.....................................................................    ~~151~~143
SECTION 5.09.    Use of Proceeds................................................................................    ~~151~~143
SECTION 5.10.    Insurance..........................................................................................    ~~151~~143
SECTION 5.11.    Additional Collateral; Further Assurances.......................................    ~~152~~144
SECTION 5.12.    Certain Post-Closing Collateral Obligations....................................    ~~153~~146
ARTICLE VI

Negative Covenants
SECTION 6.01.    Limitation on Incurrence of Additional Indebtedness......................    ~~154~~146
SECTION 6.02.    Limitation on Restricted Payments..................................................    ~~154~~146
SECTION 6.03.    Limitation on Asset Sales.................................................................    ~~158~~150
SECTION 6.04.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries................................................................................    ~~159~~151
SECTION 6.05.    Limitation on Preferred Stock of Restricted Subsidiaries................    ~~160~~152
SECTION 6.06.    Limitation on Liens..........................................................................    ~~160~~152
SECTION 6.07.    Merger, Consolidation or Sale of All or Substantially All Assets...    ~~161~~153
SECTION 6.08.    Limitation on Transactions with Affiliates......................................    ~~161~~153
SECTION 6.09.    [Intentionally Omitted].....................................................................    ~~163~~155
SECTION 6.10.    Business of Borrower and Restricted Subsidiaries...........................    ~~163~~155
SECTION 6.11.    Limitations on Amendments to Subordination Provisions and Other Amendments...............................................................................    ~~163~~155
SECTION 6.12.    Business of Holdings........................................................................    ~~163~~156
SECTION 6.13.    Impairment of Security Interest........................................................    ~~164~~156
SECTION 6.14.    Financial Covenant...........................................................................    ~~164~~156
SECTION 6.15.    Sale and Lease-Back Transactions...................................................    ~~164~~156
SECTION 6.16.    Limitations on Investments..............................................................    ~~164~~156

ARTICLE VII

Events of Default
ARTICLE VIII

The Agent
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices.............................................................................................    ~~172~~164
SECTION 9.02.    Waivers; Amendments.....................................................................    ~~175~~167
SECTION 9.03.    Expenses; Indemnity; Damage Waiver............................................    ~~178~~170
SECTION 9.04.    Successors and Assigns....................................................................    ~~180~~172
SECTION 9.05.    Survival............................................................................................    ~~185~~177

SECTION 9.06.    Integration; Effectiveness...............................................................    ~~185~~177
SECTION 9.07.    Severability.....................................................................................    ~~185~~177
SECTION 9.08.    Right of Setoff................................................................................    ~~185~~177
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.........    ~~186~~178
SECTION 9.10.    WAIVER OF JURY TRIAL...........................................................    ~~187~~179
SECTION 9.11.    Headings..........................................................................................    ~~187~~179
SECTION 9.12.    Confidentiality..................................................................................    ~~187~~179
SECTION 9.13.    Several Obligations; Nonreliance; Violation of Law.......................    ~~188~~180
SECTION 9.14.    USA PATRIOT Act.........................................................................    ~~188~~180
SECTION 9.15.    Disclosure.........................................................................................    ~~188~~180
SECTION 9.16.    Appointment for Perfection..............................................................    ~~188~~180
SECTION 9.17.    Interest Rate Limitation....................................................................    ~~188~~180
SECTION 9.18.    Effect of Restatement.......................................................................    ~~189~~181
SECTION 9.19.    Conversion of Currencies.................................................................    ~~189~~181
SECTION 9.20.    Absence of Fiduciary Relationship..................................................    ~~189~~181
SECTION 9.21.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.................................................................................    ~~190~~182
SECTION 9.22.    Acknowledgement Regarding Any Supported QFCs......................    ~~191~~183

SCHEDULES:
Commitment Schedule
Schedule 1.01(a)    --    Immaterial Subsidiaries
Schedule 1.01(b)    --    Mortgaged Properties
Schedule 1.01(c)    --    Existing Letters of Credit
Schedule 1.01(d)    --    Existing Indebtedness
Schedule 1.01(e)    --    Existing Liens
Schedule 1.01(f)    --    Existing Investments
Schedule 3.05(a)    --    Properties
Schedule 3.05(f)    --    Intellectual Property
Schedule 3.15         --    Capitalization and Subsidiaries
Schedule 3.16        --    Mortgage Filing Offices
Schedule 3.17         --    Labor Disputes
Schedule 9.01        --    Borrower’s Website for Electronic Delivery

EXHIBITS:
Exhibit A        --    Form of Administrative Questionnaire
Exhibit B        --    Form of Assignment and Assumption
Exhibit C        --    Form of Compliance Certificate
Exhibit D        --    Joinder Agreement
Exhibit E        --    Form of Borrowing Request
Exhibit F        --    Form of Promissory Notes
Exhibit G        --    Mandatory Cost

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 4, 2014 (this “Agreement”), among TRANSDIGM INC., a Delaware corporation (the “Borrower”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), each subsidiary of the Borrower from time to time party hereto, the Lenders (as defined in Article I) and GOLDMAN SACHS BANK USA (as successor to Credit Suisse AG), as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Agent”).
Pursuant to the Amendment and Restatement Agreement dated as of the Restatement Date (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) (the “First Amendment and Restatement Agreement”), among the Borrower, Holdings, each subsidiary of the Borrower party thereto, the lenders party thereto and the Agent, (a) that certain Credit Agreement dated as of December 6, 2010, as amended by Amendment No. 1 dated as of March 25, 2011 and Amendment No. 2 dated as of October 9, 2012 (the “2010 Credit Agreement”) and (b) that certain Credit Agreement dated as of February 14, 2011, as amended by Amendment No. 1 and Incremental Term Loan Assumption Agreement dated as of February 15, 2012 and Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of October 9, 2012 (the “2011 Credit Agreement” and, together with the 2010 Credit Agreement, the “Existing Credit Agreements”), in each case, among the Borrower, Holdings, certain subsidiaries of the Borrower party thereto, certain lenders, the Agent and the other parties thereto, were amended and restated in their entirety and replaced by a single agreement in the form of the First Restated Credit Agreement.
On the Restatement Date, certain lenders party to the First Restated Credit Agreement agreed to extend credit in the form of (a) Tranche B Term Loans (as defined in the First Restated Credit Agreement) in an aggregate principal amount of $500,000,000 and Tranche C Term Loans in an aggregate principal amount of $1,700,000,000, the proceeds of which were used to finance the Existing Bank Debt Refinancing and to pay the Transaction Costs and (b) Revolving Loans, Swingline Loans and Letters of Credit (in each case, as defined in the First Restated Credit Agreement) in an aggregate principal amount at any time outstanding not in excess of $310,000,000.
On the First Amendment Effective Date (a) the Borrower, Holdings, the Agent and certain lenders party thereto entered into the First Amendment, pursuant to which certain terms of the First Restated Credit Agreement were amended as set forth therein and (b) the Borrower, Holdings, the subsidiaries of the Borrower party thereto, the lenders party thereto and the Agent entered into an Incremental Term Loan Assumption Agreement, pursuant to which the lenders party thereto made Incremental Term Loans to the Borrower in the form of additional Tranche C Term Loans in an aggregate principal amount of $900,000,000.
Pursuant to the Amendment and Restatement Agreement dated as of the date hereof (the “Second Amendment and Restatement Agreement”), among the Borrower, Holdings, each subsidiary of the Borrower party thereto, the lenders party thereto and the Agent, and upon satisfaction of the conditions set forth therein, the First Restated Credit Agreement shall be amended and restated in its entirety in the form of this Agreement.

The proceeds of the Tranche D Term Loans are to be used solely to (i) finance a portion of the Specified Dividend, (ii) repurchase or otherwise redeem the Senior Subordinated Notes described in clause (i) of the definition thereof (the “Subordinated Notes Refinancing”) and (iii) pay fees and expenses incurred in connection with the Second Restatement Transactions. The proceeds of the Revolving Loans, Swingline Loans and Letters of Credit are to be used solely for general corporate purposes.
The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2010 Credit Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.
“2011 Credit Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.
“2013 Senior Subordinated Notes” means the Borrower’s 7.50% Senior Subordinated Notes due 2021 in an initial aggregate principal amount of $500,000,000.
“2014 Senior Subordinated Notes” means (i) the Borrower’s 6.00% Senior Subordinated Notes due 2022 in an initial aggregate principal amount of $1,150,000,000 and (ii) the Borrower’s 6.50% Senior Subordinated Notes due 2024 in an initial aggregate principal amount of $1,200,000,000.
“2015 Effective Date” has the meaning assigned to such term in Incremental Assumption Agreement No. 1.
“2015 Senior Subordinated Notes” means the Borrower’s 6.50% Senior Subordinated Notes due 2025 in an initial aggregate principal amount of $450,000,000.
“2016 Effective Date” has the meaning assigned to such term in Amendment No. 1.
“2016 Senior Subordinated Notes” means the Borrower’s 6.375% Senior Subordinated Notes due 2026 in an initial aggregate principal amount of $950,000,000.
“2017 Specified Restricted Payments” means Restricted Payments in an amount not to exceed $1,260,179,000 in the aggregate by the Borrower to Holdings, the proceeds of which Restricted Payments are used by Holdings to pay a special dividend or other distribution to holders of its Capital Stock or to repurchase shares of its Common Stock.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Accepting Lenders” has the meaning assigned to such term in Section 2.25(a).
“Adjusted ~~LIBO~~EURIBO Rate” means~~,~~ for any Interest Period, ~~a rate per annum equal to (a)~~ with respect to any Eurocurrency Borrowing denominated in Euro, a rate per annum equal to the EURIBO Rate in effect for such Interest Period plus Mandatory Cost ~~and (b) with respect to any other Eurocurrency Borrowing, the LIBO Rate in effect for such Interest Period multiplied by Statutory Reserves~~; provided, however, that the Adjusted ~~LIBO~~EURIBO Rate with respect to ~~(i)~~ any Loans ~~(other than Other Term Loans, to the extent expressly provided in the related Incremental Term Loan Assumption Agreement),~~ shall be deemed to be not less than 0.00% per annum.
“Adjusted Term SOFR” means~~, for purposes of any calculation,~~ the rate per annum equal to Term SOFR for such calculation, plus, solely with respect to any Revolving Borrowing, the Term SOFR Adjustment; provided that if the Adjusted Term SOFR as so determined shall ever be less than 0.00% per annum, then the Adjusted Term SOFR shall be deemed to be 0.00% per annum.
“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Agent.
“Affected Class” has the meaning assigned to such term in Section 2.25(a).
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Borrower or any Subsidiary of the Borrower) in whom a Securitization Entity makes an Investment in connection with a Securitization Transaction shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of such Investment.
“Affiliate Transaction” has the meaning assigned to such term in Section 6.08.
“Agency Transfer Agreement” means the Agency Transfer Agreement, dated as of the Amendment No. 10 Effective Date, among Goldman Sachs Bank USA, as successor Agent, Credit Suisse AG, Cayman Islands Branch, as Predecessor Agent, the Borrower and the Loan Parties party thereto, as amended, supplemented, waived or otherwise modified from time to time.
“Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Agent Fees” has the meaning assigned to such term in Section 2.11(b).
“Aggregate Dollar Revolving Credit Exposure” means the aggregate amount of the Lenders’ Dollar Revolving Credit Exposures.

“Aggregate Multicurrency Revolving Credit Exposure” means the aggregate amount of the Lenders’ Multicurrency Revolving Credit Exposures.
“Aggregate Revolving Credit Exposure” means the aggregate amount of the Lenders’ Revolving Credit Exposures.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) 1.00% per annum, with respect to any Loans (other than Other Term Loans, to the extent expressly provided in the related Incremental Term Loan Assumption Agreement), (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (d) ~~(i) with respect to Tranche H Term Loans and Tranche I Term Loans,~~ the Adjusted Term SOFR for a one-month Interest Period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%~~, and (ii) with respect to Revolving Loans and all other Term Loans, the Adjusted LIBO Rate, for the applicable Loan on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of three months plus 1%; provided that, solely for purposes of the foregoing, the Adjusted LIBO Rate for any day shall be calculated using the LIBO Rate based on the rate per annum determined by the Agent on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Agent that has been nominated by the ICE Benchmark Administration Limited (or any Person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) for a period equal to three months~~. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective ~~Rate, the Adjusted LIBO~~ Rate or the Adjusted Term SOFR for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (c) or (d), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate~~, the Adjusted LIBO Rate~~ or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective ~~Rate, the Adjusted LIBO~~ Rate or the Adjusted Term SOFR, respectively.
“Alternative Currency” means, with respect to (a) Multicurrency Revolving Loans, Multicurrency Letters of Credit and Incremental Revolving Loans, Pounds, Euro or any other currency reasonably acceptable to the Agent, each Multicurrency Revolving Credit Lender or Incremental Revolving Credit Lender, as applicable, and, with respect to any Multicurrency Letter of Credit, the Issuing Bank; provided that, with respect to Multicurrency Revolving Loans, Pounds shall not constitute an Alternative Currency until the earlier of (i) September 30, 2021 (or such later date as the Administrative Agent and the Borrower shall agree in their sole discretion) and (ii) the date that each Multicurrency Revolving Credit Lender that is unable to make SONIA Rate Loans as of the Amendment No. 8 Effective Date shall have provided notice to the Agent and the Borrower that it is then able to make SONIA Rate Loans (and each such Lender agrees to so promptly notify the Agent and the Borrower) and (b) any Swingline Loans, any currency reasonably acceptable to the Agent and the applicable Swingline Lender.
“Alternative Currency Equivalent” means, on any date of determination, with respect to any amount denominated in Dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in Dollars, determined by the Agent pursuant to Section 1.08 using the applicable Exchange Rate then in effect.

“Alternative Currency Swingline Loan” means a Swingline Loan denominated in an Alternative Currency.
“Amendment No. 1” means Amendment No. 1 dated as of June 9, 2016, relating to this Agreement.
“Amendment No. 2” means Amendment No. 2 dated as of March 6, 2017, relating to this Agreement.
“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.
“Amendment No. 3” means Amendment No. 3 and Incremental Term Loan Assumption Agreement dated as of August 22, 2017, relating to this Agreement.
“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.
“Amendment No. 4” means Amendment No. 4 and Refinancing Facility Agreement dated as of November 30, 2017, relating to this Agreement.
“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.
“Amendment No. 5” means Amendment No. 5, Incremental Assumption Agreement and Refinancing Facility Agreement dated as of May 30, 2018, relating to this Agreement.
“Amendment No. 5 Effective Date” has the meaning assigned to such term in Amendment No. 5.
“Amendment No. 6” means Amendment No. 6 and Incremental Revolving Credit Assumption Agreement dated as of March 14, 2019, relating to this Agreement.
“Amendment No. 6 Effective Date” has the meaning assigned to such term in Amendment No. 6.
“Amendment No. 7” means Amendment No. 7 and Refinancing Facility Agreement dated as of February 6, 2020, relating to this Agreement.
“Amendment No. 7 Effective Date” has the meaning assigned to such term in Amendment No. 7.
“Amendment No. 8” means Amendment No. 8 and Loan Modification Agreement dated as of May 24, 2021, relating to this Agreement.
“Amendment No. 8 Effective Date” has the meaning assigned to such term in Amendment No. 8.
“Amendment No. 9” means Amendment No. 9 and Incremental Revolving Credit Assumption Agreement dated as of December 29, 2021, relating to this Agreement.
“Amendment No. 9 Effective Date” has the meaning assigned to such term in Amendment No. 9.

“Amendment No. 10” means Amendment No. 10, Loan Modification Agreement and Refinancing Facility Agreement dated as of December 14, 2022, relating to this Agreement.
“Amendment No. 10 Effective Date” means the Amendment No. 10 Effective Date (as defined in Amendment No. 10).
“Amendment No. 11” means Amendment No. 11, Loan Modification Agreement and Refinancing Facility Agreement dated as of February 24, 2023.
“Amendment No. 11 Effective Date” means the Amendment No. 11 Effective Date (as defined in Amendment No. 11).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Rate” means, for any day:
(a)    with respect to Revolving Loans, (i) for Term SOFR Loans, Eurocurrency Loans and SONIA Rate Loans, 2.50% per annum, and (ii) for ABR Loans (including with respect to any Swingline Loan denominated in Dollars), 1.50% per annum;
(b)    with respect to Tranche E Term Loans, Tranche F Term Loans and Tranche G Term Loans, (i) for Eurocurrency Loans, 2.25% per annum, and (ii) for ABR Loans, 1.25% per annum;
(c)    with respect to Tranche H Term Loans, (i) for Term SOFR Loans, 3.25% per annum, and (ii) for ABR Loans, 2.25% per annum;
(d)    with respect to Tranche I Term Loans, (i) for Term SOFR Loans, 3.25% per annum, and (ii) for ABR Loans, 2.25% per annum; and
(e)    with respect to the Commitment Fees, (i) if the Consolidated Leverage Ratio is equal to or greater than 4.00 to 1.00, 0.50% per annum, and (ii) if the Consolidated Leverage Ratio is less than 4.00 to 1.00, 0.375% per annum.

Each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio of the Borrower shall be effective with respect to all Commitments outstanding on and after the date of delivery to the Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change, and until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (x) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, or (y) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be greater than 4.00 to 1.00 for the purposes of determining the Applicable Rate. In the event that any financial statement or certificate delivered pursuant to Section 5.01(a) or (b) and Section 5.01(c), respectively, is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a corrected certificate required by Section 5.01(c) for such Applicable Period, (ii) the Applicable Rate for such Applicable Period shall be determined by reference to the Consolidated Leverage Ratio set forth in the corrected certificate and (iii) the Borrower shall immediately pay to the Agent the accrued additional Commitment Fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be applied by the Agent to the affected Obligations.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value (including by way of merger, amalgamation, casualty, condemnation or otherwise) by the Borrower or any of its Restricted Subsidiaries (including any Sale and Lease-Back Transaction) to any Person other than the Borrower or any Restricted Subsidiary of:
(1)    any Equity Interests of any Restricted Subsidiary of the Borrower, or
(2)    any other property or assets of the Borrower or any Restricted Subsidiary of the Borrower; provided, however, that Asset Sales or other dispositions shall not include:
(a)    a transaction or series of related transactions for which the Borrower or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000;
(b)    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;
(c)    the sale, lease, transfer, conveyance, disposal or replacement of inventory and obsolete or unused or no longer useful equipment in the ordinary course of business;
(d)    the sale, lease, conveyance, disposition or other transfer by the Borrower or any Restricted Subsidiary of assets or property in connection with any Permitted Investment or in connection with any Restricted Payment permitted pursuant to Section 6.02;

(e)    dispositions of cash or Cash Equivalents;
(f)    the sale, lease, conveyance, disposition or other transfer of any Equity Interests of an Unrestricted Subsidiary;
(g)    the creation of a Lien permitted under Section 6.06 (but not the sale or other disposition of the property subject to such Lien other than pursuant to the enforcement by the holder of such Lien in such property); and
(h)    sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Securitization Transaction” to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (h), Purchase Money Notes shall be deemed to be cash).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate then borne by the Loans, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.
“Available Liquidity” means, on any date, an amount equal to the sum of (a) the aggregate Unrestricted Cash of all Loan Parties and their Restricted Subsidiaries on such date, as the same would be reflected on a consolidated balance sheet prepared in accordance with GAAP as of such date, and (b) only if each of the conditions set forth in clauses (b) and (c) of Section 4.01 would be satisfied in connection with a Borrowing as of such date, the amount by which the aggregate Revolving Credit Commitments exceeds the aggregate Revolving Credit Exposures as of such date provided that if the condition set forth in clause (d) of Section 4.01 would not be satisfied in connection with a Borrowing as of such date, the amount described in clause (b) of this definition shall be limited to the amount of a Borrowing of Revolving Credit Loans that could actually be made on such date without satisfaction of such condition.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the board of directors of the general partner of the partnership and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person or any committee thereof.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrowing” means (a) any Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans or Term SOFR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan; provided that until the Non-Extended Revolving Credit Maturity Date, (i) Non-Extended Multicurrency Revolving Loans and Extended Multicurrency Revolving Loans will be deemed to constitute a single Class and (ii) Non-Extended Dollar Revolving Loans and Extended Dollar Revolving Loans will be deemed to constitute a single Class, in each case for purposes of determining Borrowing Minimums and Borrowing Multiples and the Pro Rata Percentages of each Lender.
“Borrowing Minimum” means $1,000,000, €1,000,000, £1,000,000 or, in the case of any other Alternative Currency, such amount as may be reasonably specified by the Agent.
“Borrowing Multiple” means $1,000,000, €1,000,000, £1,000,000 or, in the case of any other Alternative Currency, such amount as may be reasonably specified by the Agent.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, or such other form approved by the Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, (a) ~~when used in connection with a Eurocurrency Loan,~~ the term “Business Day” shall also exclude (i) when used in connection with any Loan denominated in ~~a currency other than Euro, any day on which banks are not open for dealings in the currency of such Loan in the London interbank market, (ii) when used in connection with any Loan denominated in~~ Euro, any day that is not a TARGET Day and (~~iii~~ii) when used in connection with any SONIA Rate Loan, any day on which banks are closed for general business in London, (b) when used in connection with a Term SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day, (c) when used in connection with any Calculation Date or determining any date on which any amount is to be paid or made available in an Alternative Currency other than Euro, the term “Business Day” shall also exclude any day on which banks are not open for general business in the principal financial center in the country of such Alternative Currency and (d) solely for purposes of the definition of “Daily Simple SONIA”, the determination of whether any day is a Business Day shall be made without regard to whether commercial banks in New York City are authorized or required by law to close on such day.
“Calculation Date” means (a) the date on which any Multicurrency Revolving Loan is made, (b) the date of issuance, extension or renewal of any Multicurrency Letter of Credit, (c) the date on which any Alternative Currency Swingline Loan is made, (d) the last Business Day of each quarter and (e) such additional dates on which the Exchange Rate is calculated as the Agent shall specify.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include:
(i)    expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced,
(ii)    the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,
(iii)    the purchase of plant, property or equipment to the extent financed with the proceeds of Asset Sales that are not applied to prepay Term Loans or term loans under any Specified Secured Indebtedness, and that are reinvested, in accordance with Section 2.10,
(iv)    expenditures that constitute Consolidated Lease Expense,
(v)    expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period),
(vi)    the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or
(vii)    expenditures that constitute acquisitions of Persons or business units permitted hereunder.
“Capital Stock” means:
(1)    with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and

(2)    with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.
“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Cash Equivalents” means:
(1)    marketable direct obligations issued by or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;
(2)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;
(3)    commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;
(4)    certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);
(5)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and
(6)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.
“Change of Control” means the occurrence of one or more of the following events:
(1)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”);
(2)    the approval by the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement);

(3)    any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 35% of the total ordinary voting power represented by the issued and outstanding Capital Stock of Holdings;
(4)    Holdings shall beneficially own and control less than 100% on a fully diluted basis of the economic interest and voting power represented by the issued and outstanding Equity Interests of the Borrower; or
(5)    any “change of control” (or similar event, however denominated) shall occur under the Senior Subordinated Notes Indentures.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date).
“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Non-Extended Dollar Revolving Loans, Extended Dollar Revolving Loans, Non-Extended Multicurrency Revolving Loans, Extended Multicurrency Revolving Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Tranche F Term Loans, Tranche G Term Loans, Tranche H Term Loans, Tranche I Term Loans, Other Revolving Loans, Other Term Loans or Swingline Loans, and (b) when used in reference to any Commitment, refers to whether such Commitment is a Non-Extended Dollar Revolving Credit Commitment, an Extended Dollar Revolving Credit Commitment, a Non-Extended Multicurrency Revolving Credit Commitment, an Extended Multicurrency Revolving Credit Commitment, a Tranche C Term Loan Commitment, a Tranche D Term Loan Commitment, a Tranche E Commitment, a Tranche F Term Loan Commitment, a Tranche G Term Loan Commitment, a Tranche H Term Loan Commitment, a Tranche I Term Loan Commitment, an Incremental Revolving Credit Commitment, an Incremental Term Loan Commitment, an L/C Commitment or a Swingline Commitment.
“Closing Date” means December 6, 2010.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property of a Person subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Agent, on behalf of itself and for the ratable benefit of the Secured Parties as security for payment of the Obligations; provided, however, that Collateral shall not at any time include any Margin Stock or leased real property or any assets transferred to a Securitization Entity in connection with a Securitization Transaction.
“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements, the Intellectual Property Security Agreements and any other documents granting a Lien upon the Collateral in favor of the Agent for the ratable benefit of the Secured Parties as security for payment of the Obligations.

“Commitment” means (a) with respect to any Lender, such Lender’s Dollar Revolving Credit Commitment, Multicurrency Revolving Credit Commitment, Tranche C Term Loan Commitment, Tranche D Term Loan Commitment, Tranche E Term Loan Commitment, Tranche F Term Loan Commitment, Tranche G Term Loan Commitment, Tranche H Term Loan Commitment, Tranche I Term Loan Commitment and Swingline Commitment as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, (ii) increased from time to time pursuant to Section 2.24 and (iii) reduced or increased from time to time pursuant to Section 2.27 or pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans.
“Commitment Fee” has the meaning assigned to such term in Section 2.11(a).
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of such Person’s:
(1)    Consolidated Net Income; and
(2)    to the extent Consolidated Net Income has been reduced thereby:
(a)    (i) all income Taxes and foreign withholding Taxes, (ii) all Taxes based on capital and commercial activity (or similar Taxes) and (iii) any Taxes that result from (x) the exercise by any holder of warrants, options or other rights to acquire Qualified Capital Stock (other than Qualified Capital Stock that is Preferred Stock) or (y) Dividend Equivalent Payments, in each case, of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;
(b)    consolidated interest expense;
(c)    Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)    any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges (or any amortization thereof) associated with any acquisition, merger or consolidation, in each case, whether or not completed), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses (including any costs or expenses associated with any expatriate), any signing, retention or completion bonuses, and any costs associated with or incurred in connection with special termination benefits, curtailment settlements or other similar actions with respect to pension and postretirement employee benefit plans;
(e)    any expenses or charges related to any Permitted Investment, offering of Equity Interests, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, the Second Restatement Transactions and the 2016 Transactions (as defined in Amendment No. 1);
(f)    any write offs, write downs or other non-cash charges, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period and the write off or write down of current assets;
(g)    the amount of any expense related to, or loss attributable to, minority interests or investments;
(h)    any expenses related to, or attributed to, non-service related pensions;
(i)    the amount of any earn out payments or deferred purchase price in conjunction with acquisitions;
(j)    any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Qualified Capital Stock of the Borrower (other than Qualified Capital Stock that is Preferred Stock);
(k)    any Dividend Equivalent Payments;
(l)    any costs or expenses incurred in connection with the start-up or extension of long-term arrangements with customers; and

(m)    the amount of net cost savings projected by the Borrower in good faith to be realized as the result of actions to be taken within 24 months of the initiation of any operational change or within 24 months of the consummation of any applicable acquisition or cessation of operations (in each case, calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of other cost savings added pursuant to this clause (m) shall not exceed 25.0% of Consolidated EBITDA for any Four-Quarter Period (calculated after giving effect to any adjustment pursuant to this clause (m)) (which adjustments may be incremental to any other pro forma adjustments made pursuant to the terms hereof); and
(3)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition).

“Consolidated Lease Expense” means for any period, all rental expenses of the Borrower and its Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Sale and Lease-Back Transactions permitted hereunder), excluding real estate Taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to an acquisition of a Person or business unit to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Leverage Ratio”, as of any date of determination, means the ratio of (a) Consolidated Total Indebtedness of the Borrower as of such date to (b) the Consolidated EBITDA of the Borrower for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available on or immediately preceding such date. In any period of four consecutive fiscal quarters in which any Permitted Acquisition or Asset Sale occurs, the Consolidated Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.07.
“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; provided that there shall be excluded therefrom to the extent otherwise included, without duplication:
(1)    gains and losses from Asset Sales (without regard to the $5,000,000 limitation set forth in the definition thereof) and the related tax effects according to GAAP;
(2)    gains and losses due solely to (x) fluctuations in currency values and the related tax effects according to GAAP or (y) the early extinguishment of Indebtedness;
(3)    all extraordinary, unusual or non-recurring charges, gains and losses (including, without limitation, all restructuring costs, facilities relocation costs,

acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Equity Interests), and the related tax effects according to GAAP;
(4)    the net income (or loss) from disposed or discontinued operations or any net gains or losses on disposal of disposed or discontinued operations, and the related tax effects according to GAAP;
(5)    any impairment charge or asset write-off (other than the write-off or write-down of current assets), in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(6)    the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged or consolidated with or into the Borrower or any Restricted Subsidiary of the Borrower;

(7)    the net income (but not loss) of any Restricted Subsidiary of the Borrower (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Borrower of that income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
(8)    the net loss of any Person, other than a Restricted Subsidiary of the Borrower;
(9)    the net income of any Person, other than a Restricted Subsidiary of the Borrower, except to the extent of cash dividends or distributions paid to the Borrower or a Restricted Subsidiary of the Borrower by such Person;
(10)    in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;
(11)    any non-cash compensation charges and deferred compensation charges recorded in accordance with GAAP, including any arising from existing stock options resulting from any merger or recapitalization transaction; and
(12)    inventory and backlog purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments with respect to acquisition transactions.
“Consolidated Net Leverage Ratio”, as of any date of determination, means the ratio of (a) Consolidated Total Indebtedness of the Borrower minus the Unrestricted Cash as of such date to (b) the Consolidated EBITDA (or, solely for purposes of determining the Consolidated Net Leverage Ratio under Section 6.14, the Financial Covenant Consolidated EBITDA) of the Borrower for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available on or immediately preceding such date. In any period of four consecutive fiscal quarters in which any Permitted Acquisition or Asset Sale occurs, the Consolidated Net Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.07.
“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges, impairments and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves associated with mandatory repurchases of equity securities). For clarification purposes, purchase accounting adjustments with respect to inventory and backlog will be included in Consolidated Non-cash Charges.

“Consolidated Secured Debt” means, as at any date of determination, the Consolidated Total Indebtedness of the Borrower and the Restricted Subsidiaries that is secured by Liens on assets or property of Holdings, the Borrower and the Restricted Subsidiaries as of such date.
“Consolidated Secured Net Debt Ratio”, as of any date of determination, means the ratio of (a) Consolidated Secured Debt as of such date minus Unrestricted Cash as of such date to (b) the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available on or immediately preceding such date. In any period of four consecutive fiscal quarters in which any Permitted Acquisition or Asset Sale occurs, the Consolidated Secured Net Debt Ratio shall be determined on a pro forma basis in accordance with Section 1.07.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (a) the aggregate principal amount of all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (i) any undrawn letters of credit issued in the ordinary course of business and (ii) Indebtedness of Securitization Entities incurred under clause (18) of the definition of the term “Permitted Indebtedness”), (b) the aggregate amount of all outstanding Disqualified Capital Stock of the Borrower and all Disqualified Capital Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, (c) guarantees and other contingent obligations of the Borrower and the Restricted Subsidiaries (excluding items eliminated in consolidation and only to the extent related to Indebtedness that would constitute “Consolidated Total Indebtedness” under clause (a) or (b)), with the amount of such guarantees or other contingent obligations deemed to be an amount equal to the maximum stated amount of the guarantee or contingent obligation or, if none, the stated or determinable amount of the primary Indebtedness in respect of which such guarantee or contingent obligation is made or, if there is no stated or determinable amount of the primary Indebtedness, the maximum reasonably anticipated liability in respect thereof (assuming the Borrower or such Restricted Subsidiary, as applicable, is required to perform thereunder) as determined by the Borrower in good faith and (d) Indebtedness that would constitute “Consolidated Total Indebtedness” under clause (a) or (b) which are secured by any Lien on any property or asset of the Borrower or any of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the obligation so secured, in each case determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the “Maximum Fixed Repurchase Price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) the current portion of interest and (iii) the current portion of current and deferred income Taxes.

“Control Agreement” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Credit Event” has the meaning assigned to such term in Section 4.01.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Borrower or any Restricted Subsidiary of the Borrower against fluctuations in currency values.
“Daily Simple SONIA” shall mean, for any day, an interest rate per annum equal to SONIA for the day that is five Business Days prior to (a) if such day is a Business Day, such day or (b) if such day is not a Business Day, the Business Day immediately preceding such day, in each case plus 3.26 basis points (0.0326%); provided that if such rate as determined above is less than zero, such rate shall be deemed to be zero. If by 5:00 pm (London time) on the second Business Day immediately following any day “i”, the SONIA in respect of such day “i” has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date (as defined in Section 2.20(j) with respect to the Daily Simple SONIA has not occurred, then the SONIA for such day “i” will be the SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three consecutive Business Days. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied or (ii) pay to the Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within three Business Days of the date when due, (b) has notified the Agent, any Issuing Bank, any Swingline Lender or any Loan Party in writing that it does not intend to satisfy any such obligations or has made a public statement with respect to any such obligations hereunder or generally with respect to all agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement), (c) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section 9.21); provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a direct or indirect parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, such Lender shall not be a “Defaulting Lender” unless such Lender fails to confirm in writing, upon request by the Agent or the Borrower, that it will continue to comply with its obligations to make Loans required to be made by it hereunder and (ii) a Lender shall not be a “Defaulting Lender” solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Derivative Transaction” means (a) an interest-rate derivative transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b)

an exchange-rate derivative transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation.
“Disqualified Capital Stock” means with respect to any Person, any Capital Stock, which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(a)    matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Capital Stock; or
(c)    is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale”, “casualty event”, “fundamental change” or “change of control” occurring prior to the Latest Maturity Date shall not constitute Disqualified Capital Stock if:
(1)    the “asset sale”, “casualty event”, “fundamental change” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Senior Subordinated Notes as in effect on the Second Restatement Date; and
(2)    any such requirement only becomes operative after compliance with the terms applicable under this Agreement, including the prepayment of Term Loans pursuant hereto.

The amount of any Disqualified Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided, however, that if such Disqualified Capital Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Capital Stock as reflected in the most recent internal financial statements of such Person.
“Dividend Equivalent Payment” means a payment in cash or Cash Equivalents to any director, officer or employee of Holdings or any of its Subsidiaries that is a holder of unexercised warrants, options or other rights to acquire Qualified Capital Stock (other than Qualified Capital Stock that is Preferred Stock) of Holdings, which payment represents a dividend or distribution by Holdings that such holder would have received had such holder’s warrants, options or other rights to acquire been exercised on the date of such dividend or distribution.
“Dollar Equivalent” means, on any date of determination, with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined by the Agent pursuant to Section 1.08 using the Exchange Rate with respect to such currency at the time in effect.

“Dollar L/C Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Dollar Letter of Credit.
“Dollar L/C Exposure” means at any time the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Dollar Letters of Credit at such time and (b) the aggregate principal amount of all Dollar L/C Disbursements that have not yet been reimbursed at such time. The Dollar L/C Exposure of any Dollar Revolving Credit Lender at any time shall equal its applicable Pro Rata Percentage of the aggregate Dollar L/C Exposure at such time.
“Dollar Letter of Credit” means a Letter of Credit issued under the Dollar Revolving Credit Commitments.
“Dollar Revolving Borrowing” means a Borrowing comprised of Dollar Revolving Loans.
“Dollar Revolving Credit Commitment” means a Non-Extended Dollar Revolving Credit Commitment or an Extended Dollar Revolving Credit Commitment, or both, as the context may require.
“Dollar Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Dollar Revolving Loans of such Lender and (b) the aggregate amount at such time of its Dollar L/C Exposure.
“Dollar Revolving Credit Lender” means a Non-Extended Dollar Revolving Credit Lender or an Extended Dollar Revolving Credit Lender, or both, as the context may require.
“Dollar Revolving Loans” means the Non-Extended Dollar Revolving Loans and the Extended Dollar Revolving Loans.
“Dollar Swingline Loan” means a Swingline Loan denominated in Dollars.
“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Restricted Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (a) a Foreign Subsidiary or (b) any Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any subsidiary that guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower.
“Eligible Assignee” means (i) a Lender, (ii) a commercial bank, insurance company, or company engaged in making commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $100,000,000, (iii) any Affiliate of a Lender under common control with such Lender, (iv) an Approved Fund of a Lender or (v) any other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that in any event, “Eligible Assignee” shall not include (w) any natural person, (x) Holdings or the Borrower or any Affiliate (which for this purpose shall not include the Agent or any of its branches or Affiliates engaged in the business of making commercial loans) thereof (it being understood that that the Borrower shall be permitted to repurchase Term Loans pursuant to Section 2.09(e)(i)), (y) any Defaulting Lender or (z) any “creditor”, as defined in Regulation T, or “foreign branch of a broker-dealer”, within the meaning of Regulation X.
“Engagement Letter” means that certain engagement letter dated February 7, 2013, among Holdings, Credit Suisse Securities (USA) LLC and UBS Securities LLC.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to climate change and/or greenhouse gas emissions, the environment, preservation or reclamation of natural resources, the management, disposal, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the Code or Section 302 of ERISA, in each case, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate per annum equal to the Banking Federation of the European Union EURIBO Rate (“BFEA EURIBOR”), as published by Reuters (or another commercially available source providing quotations of BFEA EURIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two TARGET Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.
“Euro” or “€” means the single lawful currency of the participating states of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted ~~LIBO~~EURIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Cash Flow” means, for any fiscal year of the Borrower, an amount equal to the excess of:
(a)    the sum, without duplication, of:
i.    Consolidated Net Income for such period,
ii.    an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,
iii.    decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period), and
iv.    an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over
(b)    the sum, without duplication, of:

i.    an amount equal to the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (12) of the definition of Consolidated Net Income,
ii.    without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Capital Expenditures made in cash during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or its Restricted Subsidiaries or of the issuance or sale of Equity Interests of Holdings,
iii.    the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (x) the principal component of payments in respect of Capitalized Lease Obligations and (y) all scheduled payments of Loans pursuant to Section 2.08 but excluding any mandatory prepayment of Loans pursuant to Section 2.10, any prepayment of Loans pursuant to Section 2.09(e) and any Voluntary Prepayments) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Restricted Subsidiaries,
iv.    an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
v.    increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions of a Person or business unit by the Borrower and its Restricted Subsidiaries during such period),
vi.    cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,
vii.    without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made during such period to the extent permitted under Section 6.16, to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,
viii.    payments made in respect of the minority Equity Interests of third parties in any non-wholly owned Restricted Subsidiary in such period, including pursuant to dividends declared or paid on Equity Interests held by third parties in respect of such non-wholly-owned Restricted Subsidiary,
ix.    the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

x.    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
xi.    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
xii.    the amount of cash Taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period and the amount of any Taxes paid for the benefit of Holdings pursuant to any tax sharing agreement,
xiii.    earnout payments and deferred purchase price payments made in cash during such fiscal year to the extent added back to Consolidated EBITDA,
xiv.    solely with respect to the calculation of Excess Cash Flow for the fiscal year ending September 30, 2017, the aggregate amount of Restricted Payments made in cash by the Borrower to Holdings during such fiscal year in accordance with Section 6.02, and
xv.    solely with respect to the calculation of Excess Cash Flow for each fiscal year ending after September 30, 2022, the aggregate amount of Restricted Payments made in cash by the Borrower to Holdings during such fiscal year in accordance with Section 6.02 to the extent that such Restricted Payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries; provided that the amounts deducted pursuant to this clause (xv) shall not exceed the greater of (a) $1,000,000,000, and (b) 40% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), for any fiscal year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        “Exchange Rate” means, on any day, with respect to any Alternative Currency (for purposes of determining the Dollar Equivalent) or Dollars (for purposes of determining the Alternative Currency Equivalent), the rate at which such currency may be exchanged into Dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent, after consultation with the Borrower, may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Taxes” means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) any Taxes attributable to such recipient’s failure to comply with Section 2.16(f), (c) except in the case of an assignee pursuant to a request by the Borrower under Section 2.18(b), any U.S. Federal withholding Tax that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower or any other Loan Party with respect to such withholding Tax pursuant to Section 2.16(a) and (d) any U.S. Federal withholding Taxes imposed by FATCA.
“Existing Bank Debt Refinancing” means the repayment in full of all amounts due or outstanding under, and the termination of, the 2011 Credit Agreement.
“Existing Credit Agreements” has the meaning assigned to such term in the introductory statement to this Agreement.
“Existing Letters of Credit” means the letters of credit outstanding as of the Second Restatement Date that are issued under the First Restated Credit Agreement and set forth on Schedule 1.01(c).
“Existing Loan Documents” means the Existing Credit Agreements and the other “Loan Documents” (as defined therein).

“Existing Mortgages” means each of the mortgages, deeds of trust or other agreements in effect immediately prior to the Second Restatement Date made pursuant to the Existing Loan Documents by any Loan Party in favor of the Agent.
“Extended Dollar Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Extended Dollar Revolving Loans hereunder (and to acquire participations in Dollar Letters of Credit as provided for herein) as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (i) reduced or increased from time to time pursuant to Section 2.06 or 2.24 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Extended Dollar Revolving Credit Commitments on the Amendment No. 9 Effective Date is $658,500,000.00.
“Extended Dollar Revolving Credit Lender” means a Lender with an Extended Dollar Revolving Credit Commitment or outstanding Dollar Revolving Credit Exposure in respect of its Extended Dollar Revolving Credit Commitment.
“Extended Dollar Revolving Loans” means the revolving loans made in respect of the Extended Dollar Revolving Credit Commitments by the Extended Dollar Revolving Credit Lenders to the Borrower pursuant to clause (a)(ii) of Section 2.01.
“Extended Multicurrency Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Extended Multicurrency Revolving Loans hereunder (and to acquire participations in Swingline Loans and Multicurrency Letters of Credit as provided for herein) as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (i) reduced or increased from time to time pursuant to Section 2.06 or 2.24 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Extended Multicurrency Revolving Credit Commitments on the Amendment No. 8 Effective Date is $151,500,000.00.
“Extended Multicurrency Revolving Credit Lender” means a Lender with an Extended Multicurrency Revolving Credit Commitment or outstanding Multicurrency Revolving Credit Exposure in respect of its Extended Multicurrency Revolving Credit Commitment.
“Extended Multicurrency Revolving Loans” means the revolving loans made in respect of the Extended Multicurrency Revolving Credit Commitments by the Extended Multicurrency Revolving Credit Lenders to the Borrower pursuant to clause (a)(iii) of Section 2.01.
“Extended Revolving Credit Commitments” means the Extended Dollar Revolving Credit Commitments and the Extended Multicurrency Revolving Credit Commitments.
“Extended Revolving Credit Lenders” means the Extended Dollar Revolving Credit Lenders and the Extended Multicurrency Revolving Credit Lenders.

“Extended Revolving Credit Maturity Date” means May 24, 2026, provided that if on any date prior to May 24, 2026 (any such date, a “Reference Date”), (i) any of (a) the Tranche E Term Loans, the Tranche F Term Loans, the Tranche G Term Loans, the Tranche H Term Loans, the Tranche I Term Loans, the Borrower’s 8.00% Senior Secured Notes due 2025, the Borrower’s 6.25% Senior Secured Notes due 2026, the Borrower’s 6.75% Senior Secured Notes due 2028, the Borrower’s 6.50% Senior Subordinated Notes due 2025, the Borrower’s 6.375% Senior Subordinated Notes due 2026 or TransDigm UK Holdings plc’s 6.875% Senior Subordinated Notes due 2026 (each, a “Specified Indebtedness”), or (b) any Indebtedness (“Refinanced Indebtedness”) incurred to refinance or otherwise extend the maturity date of any Specified Indebtedness or other Refinanced Indebtedness, is outstanding and scheduled to mature or similarly become due on or prior to the date that is 91 days after the Reference Date, and (ii) the outstanding amount of any such Specified Indebtedness or Refinanced Indebtedness exceeds $50,000,000 on the Reference Date, then the Extended Revolving Credit Maturity Date shall instead be the Reference Date; provided, further, that, in each case (x) with respect to any such Indebtedness, the Extended Revolving Credit Maturity Date shall not be the Reference Date if, on such Reference Date, the Borrower shall have irrevocably deposited with the trustee for the holders thereof or otherwise pursuant to customary escrow arrangements permitted hereunder, funds in an amount sufficient, and to be used, to repay or redeem in full such Indebtedness, together with all accrued and unpaid interest, premiums and fees in respect thereof and (y) if any such day is not a Business Day, the Extended Revolving Credit Maturity Date shall be the Business Day immediately preceding such day.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Borrower acting reasonably and in good faith.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Second Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“February 2018 Refinancing Facility Agreement” means the Refinancing Facility Agreement dated as of February 22, 2018, relating to this Agreement.
“February 2018 Refinancing Facility Effective Date” has the meaning assigned to such term in the February 2018 Refinancing Facility Agreement.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
“Fees” means the Commitment Fees, the Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Covenant Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of such Person’s:

(1)    Consolidated Net Income; and
(2)    to the extent Consolidated Net Income has been reduced thereby:
(a)     (i) all income Taxes and foreign withholding Taxes, (ii) all Taxes based on capital and commercial activity (or similar Taxes) and (iii) any Taxes that result from (x) the exercise by any holder of warrants, options or other rights to acquire Qualified Capital Stock (other than Qualified Capital Stock that is Preferred Stock) or (y) Dividend Equivalent Payments, in each case, of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;
(b)    consolidated interest expense;
(c)    Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;
(d)    any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges (or any amortization thereof) associated with any acquisition, merger or consolidation, in each case, whether or not completed), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses (including any costs or expenses associated with any expatriate), any signing, retention or completion bonuses, and any costs associated with or incurred in connection with special termination benefits, curtailment settlements or other similar actions with respect to pension and postretirement employee benefit plans;
(e)    any expenses or charges related to any Permitted Investment, offering of Equity Interests, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, the Second Restatement Transactions and the 2016 Transactions (as defined in Amendment No. 1);
(f)    any write offs, write downs or other non-cash charges, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period and the write off or write down of current assets;
(g)    the amount of any expense related to, or loss attributable to, minority interests or investments;
(h)    the amount of any earn out payments or deferred purchase price in conjunction with acquisitions;

(i)    any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Qualified Capital Stock of the Borrower (other than Qualified Capital Stock that is Preferred Stock);
(j)    any Dividend Equivalent Payments;
(k)    a charge in any one period not to exceed $10,000,000 resulting from repurchases of inventory from distributors during such period;
(l)    any costs or expenses incurred in connection with the start-up or extension of long-term arrangements with customers;
(m)    any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to or in connection with any incentive bonus plan or any similar compensation plan or arrangement; and
(n)    the amount of net cost savings projected by the Borrower in good faith to be realized as the result of actions to be taken within 24 months of the initiation of any operational change or within 24 months of the consummation of any applicable acquisition or cessation of operations (in each case, calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; and
(3)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Financial Covenant Consolidated EBITDA in accordance with this definition).
“Financial Covenant Event of Default” has the meaning assigned to such term in Article VII.
“Financial Officer” means the chief financial officer, treasurer or controller of the Borrower.
“First Amendment” means Amendment No. 1 dated as of July 1, 2013, to the First Restated Credit Agreement.
“First Amendment and Restatement Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.
“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.
“First Restated Credit Agreement” means the Amended and Restated Credit Agreement dated as of the Restatement Date, among the Borrower, Holdings, the subsidiaries of the Borrower party thereto, the lenders party thereto and the Agent.

“Foreign Lender” means a Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Restricted Subsidiary.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.
“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, (a) except as otherwise expressly provided in this Agreement, as in effect as of the Restatement Date, (b) with respect to all financial statements and reports required to be delivered under the Loan Documents, as in effect from time to time, and (c) solely with respect to computations of the financial covenant contained in Section 6.14 and the computation of the Consolidated Leverage Ratio, Consolidated Net Leverage Ratio and Consolidated Secured Net Debt Ratio as in effect from time to time but subject to the proviso in Section 1.05.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning assigned to such term in Section 9.04(e).
“Ground Transportation Assets” means assets related to the AmSafe ground transportation business including the Equity Interests of and property or assets held by (including any Equity Interests held by) AmSafe Commercial Products, Inc., AmSafe Commercial Products (Kunshan) Co. Ltd., Kunshan AmSafe Commercial Products, Co. Ltd. and the AmSafe Commercial Products division of AmSafe Bridport Ltd. and each of their successors.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.
“Guarantee” means the guarantee of the Obligations by Holdings and the Domestic Restricted Subsidiaries of the Borrower in accordance with the terms of the Loan Documents.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of June 23, 2006, as amended and restated as of December 6, 2010, as of February 14, 2011 and as of the Restatement Date, as further amended as of the First Amendment Effective Date, as of July 19, 2013 and as of the Second Restatement Date, and as modified by Joinder Agreements thereto, among the Loan Parties and Goldman Sachs Bank USA (as successor to Credit Suisse AG), as collateral agent for the benefit of the Agent and the other Secured Parties, and as administrative agent hereunder.
“Guarantor” means each of Holdings and the Subsidiary Guarantors.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction.
“Hedging Agreement” means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of the Borrower and its Restricted Subsidiaries, so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“Historical Financial Statements” has the meaning assigned to such term in Section 3.04(a).
“Holdings” has the meaning assigned to such term in the preamble to this Agreement.
“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary designated as such in writing by the Borrower that (i) contributed 5.0% or less of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the period of four fiscal quarters most recently ended more than forty-five (45) days prior to the date of determination and (ii) had consolidated assets representing 5.0% or less of Total Assets on the last day of the most recent fiscal quarter ended more than forty-five (45) days prior to the date of determination. The Immaterial Subsidiaries as of the Restatement Date are listed on Schedule 1.01(a).
“Incremental Assumption Agreement No. 1” means the Incremental Assumption and Refinancing Facility Agreement dated as of May 14, 2015, relating to this Agreement.
“Incremental Revolving Credit Assumption Agreement” means an Incremental Revolving Credit Assumption Agreement in form and substance reasonably satisfactory to the Agent, among the Borrower, the Agent and one or more Incremental Revolving Credit Lenders.

“Incremental Revolving Credit Commitment” means the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Revolving Loans to the Borrower.
“Incremental Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans of such Lender.
“Incremental Revolving Credit Lender” means a Lender with an Incremental Revolving Credit Commitment or an outstanding Incremental Revolving Credit Loan.
“Incremental Revolving Credit Maturity Date” means the final maturity date of any Incremental Revolving Loan, as set forth in the applicable Incremental Revolving Credit Assumption Agreement.
“Incremental Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Revolving Loans may be made in the form of additional Revolving Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Revolving Credit Assumption Agreement, Other Revolving Loans.
“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Assumption Agreement” means an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Agent, among the Borrower, the Agent and one or more Incremental Term Lenders.
“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.
“Incremental Term Loan Maturity Date” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
“Incremental Term Loan Repayment Date” means the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
“Incremental Term Loans” means Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.
“incur” has the meaning set forth in Section 6.01.
“Indebtedness” means with respect to any Person, without duplication:
(1)    all obligations of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all Capitalized Lease Obligations of such Person;

(4)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);
(5)    all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;
(6)    guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) and (9) below;
(7)    all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the obligation so secured;
(8)    all obligations under interest swap agreements and other Hedge Agreements of such Person;
(9)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and
(10)    all obligations in respect of Securitization Transactions.
Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. For clarification purposes, the liability of the Borrower or any Restricted Subsidiary to make periodic payments to licensors in consideration for the license of patents and technical information under license agreements in existence on the Second Restatement Date and any amount payable in respect of a settlement of disputes with respect to such payments thereunder shall not constitute Indebtedness.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables and related assets that is outstanding as of such date shall be deemed to be Indebtedness in a principal amount equal to such amount, but any such interests held by Affiliates of such Securitization Entity, including any Purchase Money Note, shall be excluded for purposes of such calculation.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Information” has the meaning set forth in Section 3.11(a).
“Intellectual Property” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Intellectual Property Security Agreements” means each intellectual property security agreement executed and delivered by the applicable Loan Parties granting a security interest in the Intellectual Property of such Loan Parties to the Agent.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan (including a Dollar Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date, (b) with respect to any SONIA Rate Loan made on any date, each date that is on the numerically corresponding day in each succeeding calendar month on which all or any portion of such Loan is outstanding; provided that, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of each such succeeding calendar month, and (c) with respect to any Eurocurrency Loan (including any Alternative Currency Swingline Loan) or any Term SOFR Loan, as applicable, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period (or if such day is not a Business Day, the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case, the next preceding Business Day).

“Interest Period” means with respect to (a) any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, to the extent agreed to by each relevant Lender, twelve months or a period of less than one month) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) only Interest Periods of one month shall be available for Alternative Currency Swingline Loans, and (b) any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Commitment Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.21(g) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investments” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Borrower and its Restricted Subsidiaries in accordance with normal trade practices of the Borrower or such Restricted Subsidiary, as the case may be. Except as otherwise provided herein, the amount of an Investment shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash or Cash Equivalents.

“Issuing Bank” means, as the context may require, (a) PNC Bank, National Association, acting through any of its Affiliates, in its capacity as the issuer of Letters of Credit hereunder, and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Fees” has the meaning assigned to such term in Section 2.11(c).
“Joinder Agreement” has the meaning assigned to such term in Section 5.11.
“Joint Lead Arrangers” means (a) Credit Suisse Securities (USA) LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Barclays Bank PLC and RBC Capital Markets1, as joint lead arrangers for the First Restated Credit Agreement and (b) Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers for this Agreement.
“Latest Maturity Date” means, at any time, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time. Unless the context shall otherwise require, when used in reference to the incurrence of any Indebtedness or the issuance of any Equity Interests, the Latest Maturity Date shall mean the Latest Maturity Date applicable to any Loan or Commitment hereunder as of the date such Indebtedness is incurred or such Equity Interests are issued.
“L/C Commitment” means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
“L/C Disbursements” means the Dollar L/C Disbursements and the Multicurrency L/C Disbursements.
“L/C Exposures” means the Dollar L/C Exposures and the Multicurrency L/C Exposures.
“L/C Participation Fee” has the meaning assigned to such term in Section 2.11(c).
“Lender Presentation” means the Presentation to Public Lenders dated May 13, 2014, relating to the Borrower and the Second Restatement Transactions.
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Term Loan Assumption Agreement, an Incremental Revolving Credit Assumption Agreement or a Refinancing Facility Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.
“Letter of Credit” means any letter of credit or bank guarantee issued or deemed issued pursuant to Section 2.23.

1RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

~~“LIBO Rate” means, with respect to any Interest Period, the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in the applicable currency (as published by Reuters or any other service selected by the Agent that has been nominated by the ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period.~~
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
“Limited Condition Acquisition” means any Permitted Acquisition that the Borrower or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Borrower’s or its Subsidiary’s, as applicable, obligations to close such Permitted Acquisition on the availability of third-party financing.
“Loan Documents” means this Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Agency Transfer Agreement, any Incremental Revolving Credit Assumption Agreement, any Incremental Term Loan Assumption Agreement, any Refinancing Facility Agreement, any promissory notes issued pursuant to this Agreement and the Collateral Documents. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.
“Loan Modification Agreement” means a Loan Modification Agreement in form and substance reasonably satisfactory to the Agent and the Borrower, among the Borrower, the other Loan Parties, one or more Accepting Lenders and the Agent.
“Loan Modification Offer” has the meaning assigned to such term in Section 2.25(a).
“Loan Parties” means Holdings, the Borrower, each Domestic Subsidiary (other than (i) subject to compliance with Section 5.11, any Domestic Subsidiary that is an Immaterial Subsidiary and (ii) any Unrestricted Subsidiary), and any other Person who becomes a party to this Agreement as a Loan Party pursuant to a Joinder Agreement or becomes a party to the Guarantee and Collateral Agreement as a guarantor and/or grantor thereunder, and their respective successors and assigns.
“Loans” means the Revolving Loans, the Term Loans, the Swingline Loans and the loans made to the Borrower pursuant to any Refinancing Facility Agreement.
“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Exhibit G.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Acquisition” means any acquisition or series of related acquisitions by the Borrower or its Restricted Subsidiaries of assets comprising all or substantially all of an operating unit of a business or all or substantially all of the Capital Stock of a Person, including, for the avoidance of doubt, any Permitted Acquisition, for aggregate consideration in excess of $300,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights of, or remedies available to, the Agent or the Lenders under, the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans) for borrowed money (including notes, bonds and other similar instruments) of any one or more of Holdings, the Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes hereof, the “principal amount” of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Securitization Transaction at any time shall be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the last paragraph of the definition of the term “Indebtedness”.
“Maturity Date” means the Term Loan Maturity Date, the Revolving Credit Maturity Date, the Incremental Term Loan Maturity Date or the Incremental Revolving Credit Maturity Date, as applicable.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.
“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Agent and the ratable benefit of the Secured Parties, on real property of a Loan Party, including any amendment, modification or supplement thereto (including Existing Mortgages, as amended, modified and supplemented after the Second Restatement Date).
“Multicurrency L/C Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Multicurrency Letter of Credit.
“Multicurrency L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time denominated in Dollars, plus the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit denominated in Alternative Currencies and (b) the aggregate principal amount of all Multicurrency L/C Disbursements denominated in Dollars, plus the Dollar Equivalent of the aggregate principal amount of all Multicurrency L/C Disbursements denominated in Alternative Currencies, in each case that have not yet been reimbursed at such time. The Multicurrency L/C Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its applicable Pro Rata Percentage of the aggregate Multicurrency L/C Exposure at such time.
“Multicurrency Letter of Credit” means a Letter of Credit issued under the Multicurrency Revolving Credit Commitments.
“Multicurrency Revolving Credit Commitment” means a Non-Extended Multicurrency Revolving Credit Commitment or an Extended Multicurrency Revolving Credit Commitment, or both, as the context may require.

“Multicurrency Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender denominated in Dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender denominated in Alternative Currency, (b) the aggregate amount at such time of its Multicurrency L/C Exposure and (c) the aggregate amount at the time of its Swingline Exposure.
“Multicurrency Revolving Credit Lender” means a Non-Extended Multicurrency Revolving Credit Lender or an Extended Multicurrency Revolving Credit Lender, or both, as the context may require.
“Multicurrency Revolving Loans” means the Non-Extended Multicurrency Revolving Loans and the Extended Multicurrency Revolving Loans.
“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.
“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Borrower or any of its Restricted Subsidiaries from such Asset Sale net of:
(1)    reasonable out-of-pocket expenses and fees relating to such Asset Sale or collecting the proceeds thereof (including, without limitation, legal, accounting and investment banking fees and sales commissions and title and recording tax expenses);
(2)    all Federal, state, provincial, foreign and local Taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;
(3)    appropriate amounts to be provided by the Borrower or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve and not applied to any such liabilities, such amounts shall constitute Net Cash Proceeds);
(4)    all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale to the extent not available for distribution to or for the account of the Borrower as a result thereof; and

(5)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale (in each case, other than Specified Secured Indebtedness); and
(b)    with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.
“Non-Accepting Lender” has the meaning assigned to such term in Section 2.25(d).
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).
“Non-Extended Dollar Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Non-Extended Dollar Revolving Loans hereunder (and to acquire participations in Dollar Letters of Credit as provided for herein) as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (i) reduced or increased from time to time pursuant to Section 2.06 or 2.24 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Non-Extended Dollar Revolving Credit Commitments on the on the Amendment No. 5 Effective Date is $0.00.
“Non-Extended Dollar Revolving Credit Lender” means a Lender with a Non-Extended Dollar Revolving Credit Commitment or outstanding Dollar Revolving Credit Exposure in respect of its Non-Extended Dollar Revolving Credit Commitment.
“Non-Extended Dollar Revolving Loans” means the revolving loans made in respect of the Non-Extended Dollar Revolving Credit Commitments by the Non-Extended Dollar Revolving Credit Lenders to the Borrower pursuant to clause (a)(ii) of Section 2.01.
“Non-Extended Multicurrency Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Non-Extended Multicurrency Revolving Loans hereunder (and to acquire participations in Swingline Loans and Multicurrency Letters of Credit as provided for herein) as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (i) reduced or increased from time to time pursuant to Section 2.06 or 2.24 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Non-Extended Multicurrency Revolving Credit Commitments on the Amendment No. 5 Effective Date is $0.00.
“Non-Extended Multicurrency Revolving Credit Lender” means a Lender with a Non-Extended Multicurrency Revolving Credit Commitment or outstanding Multicurrency Revolving Credit Exposure in respect of its Non-Extended Multicurrency Revolving Credit Commitment.

“Non-Extended Multicurrency Revolving Loans” means the revolving loans made in respect of the Non-Extended Multicurrency Revolving Credit Commitments by the Non-Extended Multicurrency Revolving Credit Lenders to the Borrower pursuant to clause (a)(iii) of Section 2.01.
“Non-Extended Revolving Credit Commitments” means the Non-Extended Dollar Revolving Credit Commitments and the Non-Extended Multicurrency Revolving Credit Commitments.
“Non-Extended Revolving Credit Lenders” means the Non-Extended Dollar Revolving Credit Lenders and the Non-Extended Multicurrency Revolving Credit Lenders.
“Non-Extended Revolving Credit Maturity Date” means February 28, 2020.
“obligations” means, for purposes of the definition of the term “Indebtedness”, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Obligations” means all obligations defined as “Obligations” in the Guarantee and Collateral Agreement.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.
“Officers’ Certificate” means a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the president, any vice president, the treasurer or the principal accounting officer of the Borrower.
“Other Information” has the meaning assigned to such term in Section 3.11(b).
“Other Revolving Loans” has the meaning assigned to such term in Section 2.24(a).
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Other Term Loans” has the meaning assigned to such term in Section 2.24(a).
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit B to the Guarantee and Collateral Agreement or any other form approved by the Agent.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition” has the meaning assigned to such term in clause (18) of the definition of the term “Permitted Investments”.
“Permitted Amendments” has the meaning assigned to such term in Section 2.25(c).
“Permitted Business” means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Borrower and its Restricted Subsidiaries on the Second Restatement Date and/or activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Second Restatement Date.
“Permitted Indebtedness” means, without duplication, each of the following:
(1)    the Indebtedness under the Senior Subordinated Notes Documents (other than any Additional Notes (as defined in the Senior Subordinated Notes Indentures)); provided that the aggregate principal amount under the Senior Subordinated Notes Documents shall not exceed $4,800,000,000 at any time outstanding, along with Refinancing Indebtedness in respect thereof; provided, further, that solely during the 45-day period following the Second Restatement Date, additional Subordinated Notes described in clause (i) of the definition thereof in an aggregate principal amount not to exceed $390,747,000 shall be permitted under this clause (1) pending the repurchase or other redemption thereof during such period;
(2)    Indebtedness created hereunder and under the other Loan Documents; provided that the amount of Indebtedness permitted to be incurred under the Loan Documents in accordance with this clause (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to a credit facility in reliance on, and in accordance with, clauses (1), (7), (12), (13), (14) and (15) below;
(3)    other indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the Restatement Date as set forth on Schedule 1.01(d), reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, and Refinancing Indebtedness in respect thereof;
(4)    Interest Swap Obligations of the Borrower or any of its Restricted Subsidiaries covering Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Agreement; provided further, that such Interest Swap Obligations are entered into, in the judgment of the Borrower, to protect the Borrower or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;
(5)    Indebtedness of the Borrower or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

(6)    the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among any such Persons; provided, however, that: (a) if the Borrower or any other Guarantor is the obligor on such Indebtedness and the payee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated on terms reasonably satisfactory to the Agent to the prior payment in full in cash of all Obligations and (b) (1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary thereof (other than by way of granting a Lien permitted under this Agreement or in connection with the exercise of remedies by a secured creditor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)    Indebtedness (including Capitalized Lease Obligations) incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets), and Refinancing Indebtedness in respect thereof, in an aggregate principal amount outstanding not to exceed the greater of (a) $250,000,000, and (b) 10.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b);
(8)    guarantees by the Borrower and its Restricted Subsidiaries of each other’s Indebtedness; provided that such Indebtedness is permitted to be incurred under this Agreement; provided further, that no Restricted Subsidiary may guarantee the Indebtedness of a Loan Party under this clause (8) unless such Restricted Subsidiary is also a Loan Party;
(9)    Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Borrower, other than guarantees of Indebtedness, incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;
(10)    obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of business;

(11)    Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition, and Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness (other than any such Refinancing Indebtedness) exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, (ii) immediately before and after such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired, no Default or Event of Default shall have occurred and be continuing, (iii) the aggregate principal amount of Indebtedness permitted by this clause (11) shall not exceed the greater of (a) $150,000,000, and (b) 6.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) at any time outstanding and (iv) neither the Borrower nor any Restricted Subsidiary (other than such Person or the Restricted Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness) shall guarantee or otherwise become liable for the payment of such Indebtedness;
(12)    senior secured Indebtedness (which may have the same lien priority as, or a junior lien priority to, the Obligations) and senior unsecured Indebtedness, and Refinancing Indebtedness in respect thereof; provided that (i) at the time of such incurrence and after giving effect thereto and to the use of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing, (ii) the final maturity of such Indebtedness at the time of incurrence thereof shall be no earlier than the latest final maturity of the Term Loans (except in the case of customary bridge loans which automatically convert into Indebtedness satisfying the requirements of this paragraph (12)), (iii) the Weighted Average Life to Maturity of such Indebtedness at the time of incurrence thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans (except in the case of customary bridge loans which automatically convert into Indebtedness satisfying the requirements of this paragraph (12)), (iv) such Indebtedness shall not constitute an obligation (including pursuant to a guarantee) of any Subsidiary that is not (or, in the case of after-acquired Subsidiaries, is not required to become) a Loan Party hereunder and (v) the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, the Borrower or any Subsidiary other than any asset constituting Collateral; provided further that, except in connection with any Refinancing Indebtedness, (x) at the time of the incurrence of any senior secured Indebtedness having the same lien priority as the Obligations and after giving effect thereto and to the use of the proceeds thereof, the Consolidated Secured Net Debt Ratio would not exceed 5.00 to 1.00, and (y) at the time of the incurrence of any senior secured Indebtedness having a lien priority junior to the Obligations or any senior unsecured Indebtedness and after giving effect thereto and to the use of the proceeds thereof, the Consolidated Net Leverage Ratio would not exceed 7.25 to 1.00; provided further that Indebtedness in the form of letters of credit issued pursuant to a bilateral letter of credit facility in an aggregate face amount of up to the greater of (a) $35,000,000, and (b) 1.5% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) at any time outstanding may be incurred under this clause (12) regardless of whether the conditions set forth in clauses (ii) and (iii) of this clause (12) are satisfied with respect thereto;

(13)    additional Indebtedness of the Borrower and the Guarantors (which amount may, but need not, be incurred in whole or in part under a credit facility) in an aggregate principal amount that does not exceed the greater of (a) $250,000,000 and (b) 10.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) at any one time outstanding;

(14)    additional Indebtedness of the Foreign Restricted Subsidiaries in an aggregate principal amount which (when combined with the liquidation value of all series of outstanding Permitted Subsidiary Preferred Stock) does not exceed the greater of (a) $450,000,000, and (b) 18.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a credit facility);

(15)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(16)    Indebtedness of the Borrower or any of its Restricted Subsidiaries represented by letters of credit for the account of the Borrower or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Borrower or such Restricted Subsidiary, including, without limitation, in order to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of business;
(17)    Permitted Subordinated Indebtedness and Refinancing Indebtedness in respect thereof; provided that at the time thereof and after giving effect thereto and to the use of proceeds thereof (i) the Consolidated Net Leverage Ratio would not exceed 7.25 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing; and

(18)    the incurrence by a Securitization Entity of Indebtedness in an aggregate principal amount that does not exceed the greater of (a) $500,000,000, and (b) 20.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) at any time outstanding in a Securitization Transaction that is non−recourse to the Borrower or any other Subsidiary of the Borrower (except for Standard Securitization Undertakings) and, for the avoidance of doubt, excluding any Purchase Money Notes. For purposes of determining compliance with Section 6.01, (x) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above, the Borrower shall, in its sole discretion, divide and classify such item of Indebtedness when such Indebtedness is incurred in any manner that complies with such covenant and (y) with respect to any Indebtedness incurred to finance a Limited Condition Acquisition, the determination of compliance with any provision requiring the calculation of the Consolidated Secured Net Debt Ratio or the Consolidated Net Leverage Ratio or that no Default or Event of Default shall have occurred and be continuing shall be made solely as of the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 6.01.
“Permitted Investments” means:
(1)    (a) Investments by the Borrower or any Restricted Subsidiary of the Borrower in any Restricted Subsidiary, (b) Investments in the Borrower by any Restricted Subsidiary of the Borrower and (c) Investments by the Borrower or any Restricted Subsidiary of the Borrower in any Unrestricted Subsidiary of the Borrower not to exceed the greater of (x) $250,000,000 and (y) 10.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) in the aggregate for all such Investments in Unrestricted Subsidiaries;
(2)    investments in cash and Cash Equivalents;
(3)    loans and advances (including payroll, travel and similar advances) to employees and officers of the Borrower and its Restricted Subsidiaries for bona fide business purposes incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of Holdings pursuant to compensatory plans approved by the Board of Directors in good faith;
(4)    Currency Agreements, Hedging Agreements and Interest Swap Obligations constituting Permitted Indebtedness;
(5)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;
(6)    Investments made by the Borrower or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.03;

(7)    other Investments existing on the Restatement Date and set forth on Schedule 1.01(f);
(8)    accounts receivable created or acquired, and extensions of trade credit, in the ordinary course of business;
(9)    guarantees by the Borrower or a Restricted Subsidiary of the Borrower permitted to be incurred under this Agreement;
(10)    additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (A) $500,000,000 and (B) 25.0% of the Borrower’s Total Assets;
(11)    Investments by the Borrower or any Restricted Subsidiary of the Borrower in joint ventures to the extent such Investments, when taken together with all other Investments made pursuant to this clause (11) (including the fair market value of any assets transferred to any such joint venture), do not exceed the greater of (x) $1,000,000,000, and (y) 40.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), so long as at the time of such Investment and after giving pro forma effect thereto and to any financing therefor, (A) no Default or Event of Default has occurred and is continuing and (B) the Consolidated Net Leverage Ratio would not exceed 7.00 to 1.00;
(12)    Investments the payment for which consists exclusively of Qualified Capital Stock of Holdings, or are funded with the proceeds of a substantially concurrent issuance of Qualified Capital Stock of Holdings;
(13)    any Investment in any Person to the extent it consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;
(14)    purchases of inventory and other property to be sold or used in the ordinary course of business;
(15)    Investments consisting of licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;
(16)    Investments of any Person existing at the time such Person becomes a Restricted Subsidiary pursuant to a transaction expressly permitted hereunder so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary;
(17)    Investments consisting of promissory notes and other non-cash consideration received in connection with Asset Sales permitted under Section 6.03;

(18)    acquisitions by the Borrower and the Restricted Subsidiaries of all or substantially all the assets of a Person or division, product line or line of business of such Person, or at least 90% of the Equity Interests of a Person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be in a Permitted Business; (ii) both before and after giving pro forma effect to such acquisition and the incurrence of any Indebtedness in connection therewith, (A) no Default or Event of Default shall have occurred and be continuing (in the case of a Limited Condition Acquisition, determined solely as of the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into); (B) [reserved]; and (C) the Available Liquidity shall be no less than $100,000,000 (in the case of a Limited Condition Acquisition, determined solely as of the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into), and, for each acquisition with consideration in excess of $25,000,000, the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing clauses (A), (B) and (C) and setting forth reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Agent; and (iii) unless such Acquired Entity is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof, the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.11 and the Loan Documents (any acquisition of an Acquired Entity meeting all the criteria of this clause (18) being referred to herein as a “Permitted Acquisition”);

(19)    any Investment by the Borrower or a Subsidiary of the Borrower in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and
(20)    other Investments so long as at the time thereof and after giving effect thereto (and to any financing therefor) (A) no Default or Event of Default has occurred and is continuing, (B) the Consolidated Net Leverage Ratio would not exceed 5.75 to 1.00; (C) no Revolving Loans or Swingline Loans would be outstanding and (D) the aggregate Unrestricted Cash of all Loan Parties and their Restricted Subsidiaries at such time, as the same would be reported on a consolidated balance sheet prepared in accordance with GAAP as of such date, would not be less than $200,000,000.
“Permitted Liens” means, with respect to any Person:
(a)    Liens created under the Loan Documents securing the Obligations (including any such Obligations comprising Specified Secured Indebtedness);
(b)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(c)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(d)    Liens for Taxes, assessments or other governmental charges or claims not yet overdue for a period of more than thirty (30) days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(e)    Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(f)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;
(g)    Liens existing on the Restatement Date and set forth on Schedule 1.01(e); provided that (i) such Liens shall secure only those obligations which they secure on the Restatement Date and any Refinancings of such obligations permitted under Section 6.01 and (ii) such Liens may not extend to any other property of the Borrower or any Restricted Subsidiary;
(h)    Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided further, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary and shall secure only obligations which such Liens secure immediately prior to the time such Person becomes a Restricted Subsidiary;
(i)    Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, that the Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary and shall secure only obligations which such Liens secure immediately prior to such acquisition;

(j)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01;
(k)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(l)    leases and subleases granted to others in the ordinary course of business which do not materially adversely affect the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries and do not secure any Indebtedness;
(m)    Liens arising from financing statement filings under the UCC or similar state laws regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(n)    Liens in favor of the Borrower or any Subsidiary Guarantor;
(o)    Liens on inventory or equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s client at which such inventory or equipment is located;
(p)    Securitization Transactions permitted by clause (18) of the definition of the term “Permitted Indebtedness”, and Liens on accounts receivable, interests therein, related assets of the type described in the definition of “Securitization Transaction” and the proceeds of all of the foregoing existing or deemed to exist in connection with any such Securitization Transaction;
(q)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (a), (g), (h), (i), (p) and (r) of this definition; provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (g), (h), (i), (p) and (r) of this definition at the time the original Lien became a Permitted Lien pursuant this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) such refinancing, refunding, extension, renewal or replacement is Refinancing Indebtedness permitted under the definition of “Permitted Indebtedness”;
(r)    Liens securing Indebtedness permitted to be incurred pursuant to clauses (7), (12) and (14) of the definition of “Permitted Indebtedness”; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to such clause (7) do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and the products thereof, (B) Liens securing Specified Secured Indebtedness do not encumber any asset other than any asset constituting Collateral and (C) Liens securing Indebtedness permitted to be incurred pursuant to such clause (14) extend only to the assets of Foreign Subsidiaries;
(s)    deposits in the ordinary course of business to secure liability to insurance carriers;
(t)    Liens securing judgments for the payment of money not constituting an Event of Default under paragraph (h) of Article VII, so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(u)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(v)    Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(w)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(x)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(y)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;
(z)    other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of (x) $50,000,000 and (y) 2.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) at any one time outstanding; and
(aa)    Liens securing Hedging Obligations, so long as the related Indebtedness is, and is permitted to be pursuant to Section 6.06, secured by a Lien on the same property securing such Hedging Obligations.

“Permitted Subordinated Indebtedness” means unsecured Indebtedness of the Borrower for borrowed money (a) the terms of which do not provide for any scheduled repayment, mandatory redemption, repurchase, defeasance or sinking fund obligations prior to the date that is six months after the latest final maturity of the Term Loans in effect at the time of incurrence of such Indebtedness (other than (i) customary offers to repurchase upon a change of control, fundamental change, asset sale or casualty event, (ii) mandatory prepayments with the proceeds of, and exchanges for, Refinancing Indebtedness and (iii) customary acceleration rights after an event of default), (b) that do not constitute an obligation (including pursuant to a guarantee) of any Subsidiary that is not (or, in the case of after-acquired Subsidiaries, is not required to become) a Loan Party hereunder, (c) that has terms and conditions (other than economic terms, including redemption premiums), taken as a whole, that are not materially less favorable or materially more restrictive to the Borrower than the terms and conditions prevailing in the marketplace at the time for high-yield subordinated debt securities issued in a public offering (except to the extent otherwise approved by the Agent), as determined in good faith by the Borrower and evidenced by a certificate of an Officer of the Borrower, and (d) is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agent.
“Permitted Subsidiary Preferred Stock” means any series of Preferred Stock of a Foreign Restricted Subsidiary that constitutes Qualified Capital Stock, the liquidation value of all series of which, when combined with the aggregate amount of outstanding Indebtedness of the Foreign Restricted Subsidiaries incurred pursuant to clause (15) of the definition of Permitted Indebtedness, does not exceed the greater of (a) $15,000,000 and (b) 0.5% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b).
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.
“Pounds” or “£” means the lawful currency of the United Kingdom.
“Predecessor Agent” means Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Lenders hereunder prior to the Amendment No. 10 Effective Date.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Prime Rate” means (a) with respect to Tranche H Term Loans and Tranche I Term Loans, the rate of interest per annum from time to time last quoted by The Wall Street Journal as the “Prime Rate” in the United States of America and (b) for all other purposes hereunder, the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Pro Rata Percentage” means, with respect to any Dollar Revolving Credit Lender or Multicurrency Revolving Credit Lender at any time, the percentage of the aggregate amount of Dollar Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, respectively, as in effect at such time represented by such Revolving Credit Lender’s Dollar Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, respectively. In the event that the Dollar Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments shall have expired or have terminated, the Pro Rata Percentages with respect thereto shall be determined on the basis of the Dollar Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, as applicable, most recently in effect, giving effect to any subsequent assignments. The Pro Rata Percentages shall be adjusted appropriately, as determined by the Agent, in accordance with Section 2.28(c), to disregard the Revolving Credit Commitments of Defaulting Lenders. For the avoidance of doubt, the Pro Rata Percentage of each Revolving Credit Lender shall be determined as set forth above, by reference to the percentage of all Dollar Revolving Credit Commitments or Multicurrency Revolving Credit Commitments represented by such Lender’s Dollar Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, respectively, without regard to whether such Commitment or any other Revolving Credit Commitment is a Non-Extended Revolving Credit Commitment or an Extended Revolving Credit Commitment.
“Productive Assets” means assets (including Equity Interests) that are used or usable by the Borrower and its Restricted Subsidiaries in Permitted Businesses.
“Projections” means any projections and any forward-looking statements of the Borrower and the Subsidiaries furnished to the Lenders or the Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Second Restatement Date.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Borrower or any Subsidiary of the Borrower in connection with a Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and amounts paid in connection with the purchase of newly generated receivables and other obligations typically payable to investors by Securitization Entities in Securitization Transactions and the assets related thereto, which promissory note may be subordinated to the extent typical in Securitization Transactions.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Agent, among Holdings, the Borrower, each Subsidiary of the Borrower party to this Agreement, the Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.26.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that Refinances, modifies, replaces, restates, refunds, defers, extends, substitutes, supplements, reissues or resells such Original Indebtedness (or any Refinancing Indebtedness in respect thereof), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such Original Indebtedness as in effect at the time of issuance of such Refinancing Indebtedness (“Required Premiums”) and fees in connection with such Refinancing Indebtedness; provided that any such event shall not:
(1)    directly or indirectly result in an increase in the aggregate principal amount of the Original Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness:
(a)    to pay Required Premiums and related fees, or
(b)    otherwise permitted to be incurred under this Agreement,
(2)    create Indebtedness:
(a)    with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Original Indebtedness,
(b)    that constitutes an obligation (including pursuant to a guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness, and
(c)    that is secured by any Lien on any asset other than the assets that secured such Original Indebtedness, and
(3)    if such event is in respect of Original Indebtedness that was subordinated to the Obligations, create Indebtedness that is subordinated to the Obligations on terms less favorable in any material respect to the Lenders.

“Refinancing Lenders” means, collectively, the Refinancing Revolving Lenders and the Refinancing Term Lenders.
“Refinancing Loans” means, collectively, the Refinancing Revolving Loans and the Refinancing Term Loans.
“Refinancing Revolving Commitments” has the meaning assigned to such term in Section 2.26(a).
“Refinancing Revolving Lender” has the meaning assigned to such term in Section 2.26(a).

“Refinancing Revolving Loans” has the meaning assigned to such term in Section 2.26(a).
“Refinancing Term Lender” has the meaning assigned to such term in Section 2.26(a).
“Refinancing Term Loan Commitments” has the meaning assigned to such term in Section 2.26(a).
“Refinancing Term Loans” has the meaning assigned to such term in Section 2.26(a).
“Register” has the meaning assigned to such term in Section 9.04.
“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Class Lenders” means at any time, with respect to any Class, Lenders have Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Commitments of such Class at such time; provided that the Loans, L/C Exposure, Swingline Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Class Lenders at any time.

“Required Lenders” means at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Required Revolving Lenders” means at any time, Lenders having Revolving Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time; provided that the Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Revolving Lenders at any time.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Second Restatement Date (but subject to the express requirements set forth in Section 4.02), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restatement Date” means February 28, 2013, which was the date of effectiveness of the First Amended and Restated Credit Agreement.
“Restricted Payments” has the meaning assigned to such term in Section 6.02.
“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
“Revolving Credit Borrowing” means a Borrowing comprised of Dollar Revolving Loans, Multicurrency Revolving Loans or Incremental Revolving Loans.
“Revolving Credit Commitments” means the Dollar Revolving Credit Commitments and the Multicurrency Revolving Credit Commitments.
“Revolving Credit Exposures” means, with respect to any Revolving Credit Lender at any time, such Lender’s Dollar Revolving Credit Exposure and Multicurrency Revolving Credit Exposure.
“Revolving Credit Lenders” means the Dollar Revolving Credit Lenders and the Multicurrency Revolving Credit Lenders.
“Revolving Credit Maturity Date” means the Non-Extended Revolving Credit Maturity Date or the Extended Revolving Credit Maturity Date, as applicable.
“Revolving Loans” means the Dollar Revolving Loans and the Multicurrency Revolving Loans. Unless the context shall otherwise require, the term “Revolving Loans” shall include Incremental Revolving Loans.

“S&P” means Standard & Poor’s Ratings Services, and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or a Restricted Subsidiary of any property, whether owned by the Borrower or any Restricted Subsidiary at the Restatement Date or later acquired, which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Second Amendment and Restatement Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.
“Second Restatement Date” means June 4, 2014, which was the “Second Restatement Date” under and as defined in the Second Amendment and Restatement Agreement.
“Second Restatement Transactions” means, collectively, (a) the execution, delivery and performance of the Second Amendment and Restatement Agreement and this Agreement, the Borrowing of the Tranche D Term Loans hereunder and the use of the proceeds thereof in accordance with the terms hereof, (b) the issuance of the 2014 Senior Subordinated Notes, (c) the payment of the Specified Dividend, (d) the consummation of the Subordinated Notes Refinancing and (e) the payment of fees and expenses incurred in connection with the foregoing.
“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means a Wholly Owned Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Entity (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by the Borrower or any Restricted Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (B) is recourse to or obligates the Borrower or any Restricted Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings; or (C) subjects any property or asset of the Borrower or any Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which neither the Borrower nor any Restricted Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms, taken as a whole, no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, standard Securitization Undertakings and other terms, including Purchase Money Notes, typical in Securitization Transactions; and (iii) to which neither the Borrower nor any Restricted Subsidiary of the Borrower has any obligations to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Borrower shall be evidenced to the Agent (for distribution to the Lenders) by filing with the Agent a certified copy of the Board Resolution of the Borrower giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Securitization Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Borrower or any of its Restricted Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and proceeds of such accounts receivable and other assets (including contract rights), in each case which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable.
“Senior Subordinated Notes” means (i) the Borrower’s 7.75% Senior Subordinated Notes due 2018, (ii) the Borrower’s 5.50% Senior Subordinated Notes due 2020, (iii) the 2013 Senior Subordinated Notes, (iv) the 2014 Senior Subordinated Notes, (v) the 2015 Senior Subordinated Notes, and (vi) the 2016 Senior Subordinated Notes.

“Senior Subordinated Notes Documents” means the Senior Subordinated Notes Indentures and all other instruments, agreements and other documents evidencing the Senior Subordinated Notes or providing for any guarantee or other right in respect thereof.

“Senior Subordinated Notes Indentures” means (i) the Indenture dated as of December 14, 2010, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Borrower’s 7.75% Senior Subordinated Notes due 2018 were issued, (ii) the Indenture dated as of October 15, 2012, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Borrower’s 5.50% Senior Subordinated Notes due 2020 were issued, (iii) the Indenture dated as of July 1, 2013, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2013 Senior Subordinated Notes were issued, (iv) the Indenture dated as of the Second Restatement Date, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2014 Senior Subordinated Notes described in clause (i) of the definition thereof were issued, (v) the Indenture dated as of the Second Restatement Date, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2014 Senior Subordinated Notes described in clause (ii) of the definition thereof were issued, (vi) the Indenture dated as of May 14, 2015, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2015 Senior Subordinated Notes were issued, and (vii) the Indenture dated as of June 9, 2016, among the Borrower, as issuer, Holdings, certain of its subsidiaries, as guarantors, and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2016 Senior Subordinated Notes were issued.

“Significant Subsidiary”, with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit H.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Rate” when used in reference to any Loan or Borrowing, refers to where such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Daily Simple SONIA.
“SPC” has the meaning assigned to such term in Section 9.04(e).

“Specified Assets” means (a) the Ground Transportation Assets, (b) the real property of AvtechTyee, Inc. in Seattle, Washington and the real property of Schneller LLC in Pinellas Park, Florida and (c) in connection with any Permitted Acquisition, a portion of the assets so acquired that may be identified in an Officers’ Certificate delivered to the Agent at the time of such Permitted Acquisition or promptly thereafter as “Specified Assets”; provided that the Borrower will not so identify any such assets unless, at the time thereof, the Borrower intends to dispose of such assets reasonably promptly following such Permitted Acquisition.
“Specified Dividend” means the Restricted Payment in an amount not to exceed $1,700,000,000 by the Borrower to Holdings, funded solely by the Net Cash Proceeds of the Tranche D Term Loans and the 2014 Senior Subordinated Notes and unrestricted available cash.

“Specified Representations” means each of the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a) and (b), 3.08, 3.13 (provided that such representation shall be deemed to refer to the date on which the applicable Borrowing is to be made and the consummation of the transactions to occur on such date), 3.16, 3.18 and 3.20.
“Specified Secured Indebtedness” means senior secured Indebtedness incurred pursuant to clause (12) of the definition of the term “Permitted Indebtedness”.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities (including in the form of repurchase obligations) and performance undertakings entered into by the Borrower or any Subsidiary of the Borrower which are reasonably customary, as determined in good faith by the Board of Directors of the Borrower, in a Securitization Transaction relating to accounts receivable.
~~“Statutory Reserves” means a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against “Eurocurrency liabilities” as specified in Regulation D (including any marginal, emergency, special or supplemental reserves).~~
“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower that is by its terms subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.
“Subordinated Notes Refinancing” has the meaning assigned to such term in the introductory statement to this Agreement.
“subsidiary” with respect to any Person, means:
(i)    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly by such Person; or
(ii)    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary” means, unless the context otherwise requires, a subsidiary of the Borrower.
“Subsidiary Guarantor” means each Restricted Subsidiary of the Borrower that is a Loan Party and that executes this Agreement on the Second Restatement Date and is a party to the Guarantee and Collateral Agreement as a guarantor on the Second Restatement Date and each other Restricted Subsidiary of the Borrower that thereafter guarantees the Obligations pursuant to the terms of this Agreement and the Guarantee and Collateral Agreement; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with this Agreement and the Guarantee and Collateral Agreement, such Restricted Subsidiary shall cease to be a Subsidiary Guarantor.
“Swingline Commitment” means the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.06 or Section 2.22.
“Swingline Exposure” means, at any time, the sum of the aggregate principal amount at such time of all outstanding Dollar Swingline Loans, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Alternative Currency Swingline Loans. The Swingline Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” means any Revolving Credit Lender that may become the Swingline Lender pursuant to Section 2.22(g), in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means any loan made by the Swingline Lender pursuant to Section 2.22.
“TARGET Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007, is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, similar charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a Borrowing comprised of Term Loans or Incremental Term Loans.
“Term Lenders” means those Lenders that have a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Commitment” means (a) with respect to each Lender, such Lender’s Tranche C Term Loan Commitment, Tranche D Term Loan Commitment, Tranche E Term Loan Commitment, Tranche F Term Loan Commitment, Tranche G Term Loan Commitment, Tranche H Term Loan Commitment and Tranche I Term Loan Commitment and (b) any Incremental Term Loan Commitment.

“Term Loan Maturity Date” means the Tranche C Maturity Date, the Tranche D Maturity Date, the Tranche E Maturity Date, the Tranche F Maturity Date, the Tranche G Maturity Date, the Tranche H Maturity Date or the Tranche I Maturity Date, as applicable.

“Term Loans” means, collectively, the Tranche C Term Loans, the Tranche D Term Loans, Tranche E Term Loans, Tranche F Term Loans, Tranche G Term Loans, Tranche H Term Loans and Tranche I Term Loans. Unless the context shall otherwise require, the term “Term Loans” shall include Incremental Term Loans.

“Term SOFR” means,

(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period at approximately 5:00 a.m., Chicago time, on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month at approximately 5:00 a.m., Chicago time, on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Adjustment” means for any calculation with respect to Revolving Loans that are Term SOFR Loans, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR, other than pursuant to clause (d~~)(i~~) of the definition of “Alternate Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Title Insurance Company” means the title insurance company providing the Title Insurance Policies.
“Title Insurance Policies” means the lender’s title insurance policies issued to Agent with respect to the Mortgaged Properties.
“Total Assets” means, as of any date, the total consolidated assets of the Borrower and its Restricted Subsidiaries, as set forth on the Borrower’s most recently available internal consolidated balance sheet as of such date.
“Total Dollar Revolving Credit Commitment” means, at any time, the aggregate amount of Dollar Revolving Credit Commitments, as in effect at such time. The Total Dollar Revolving Credit Commitment as of the Amendment No. 5 Effective Date is $500,616,709.19.
“Total Multicurrency Revolving Credit Commitment” means, at any time, the aggregate amount of Multicurrency Revolving Credit Commitments, as in effect at such time. The Total Multicurrency Revolving Credit Commitment as of the Amendment No. 5 Effective Date is $99,383,290.82.
“Tranche C Maturity Date” means February 28, 2020.
“Tranche C Term Lenders” means those Lenders that have a Tranche C Term Loan Commitment or an outstanding Tranche C Term Loan.

“Tranche C Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche C Term Loans hereunder as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The Tranche C Term Loan Commitments were terminated in full upon the making of the Tranche C Term Loans on the Restatement Date or the First Amendment Effective Date, as applicable.
“Tranche C Term Loans” means the Term Loans made pursuant to clause (a)(ii) of Section 2.01.
“Tranche D Maturity Date” means June 4, 2021.
“Tranche D Term Lenders” means those Lenders that have a Tranche D Term Loan Commitment or an outstanding Tranche D Term Loan.

“Tranche D Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche D Term Loans hereunder as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Term Lenders’ Tranche D Term Loan Commitments on the Second Restatement Date is $825,000,000.
“Tranche D Term Loans” means the Term Loans made pursuant to clause (a)(i) of Section 2.01.
“Tranche E Maturity Date” means May 30, 2025.
“Tranche E Term Lenders” means those Lenders that have a Tranche E Term Loan Commitment or an outstanding Tranche E Term Loan.
“Tranche E Term Loan Commitments” means the Tranche E Refinancing Term Loan Commitments in an aggregate principal amount of $2,215,561,231.85 established pursuant to (and as defined in) Amendment No. 7.
“Tranche E Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2(a) of Amendment No. 7.
“Tranche F Maturity Date” means December 9, 2025.
“Tranche F Term Lenders” means those Lenders that have a Tranche F Term Loan Commitment or an outstanding Tranche F Term Loan.
“Tranche F Term Loan Commitments” means the Tranche F Refinancing Term Loan Commitments in an aggregate principal amount of $3,515,130,079.55 established pursuant to (and as defined in) Amendment No. 7.

“Tranche F Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2(b) of Amendment No. 7.
“Tranche G Maturity Date” means August 22, 2024.
“Tranche G Term Lenders” means those Lenders that have a Tranche G Term Loan Commitment or an outstanding Tranche G Term Loan.
“Tranche G Term Loan Commitments” means the Tranche G Refinancing Term Loan Commitments in an aggregate principal amount of $1,773,706,900.00 established pursuant to (and as defined in) Amendment No. 7.
“Tranche G Term Loans” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2(c) of Amendment No. 7.
“Tranche H Maturity Date” means February 22, 2027.
“Tranche H Term Lenders” means those Lenders that have a Tranche H Term Loan Commitment or an outstanding Tranche H Term Loan.
“Tranche H Term Loan Commitments” means the 2022 Refinancing Term Loan Commitments in an aggregate principal amount of $504,106,568.97 established pursuant to Amendment No. 10.
“Tranche H Term Loans” means, collectively, (a) the Term Loans converted by the Lenders pursuant to Section 2 of Amendment No. 10 and (b) the Term Loans made by the Lenders to the Borrower pursuant to Section 3 of Amendment No. 10, in each case, on the Amendment No. 10 Effective Date.

“Tranche I Maturity Date” means August 24, 2028.
“Tranche I Term Lenders” means those Lenders that have a Tranche I Term Loan Commitment or an outstanding Tranche I Term Loan.
“Tranche I Term Loan Commitments” means the 2023 Refinancing Term Loan Commitments in an aggregate principal amount of $1,293,240,464.19 established pursuant to Amendment No. 11.
“Tranche I Term Loans” means, collectively, (a) the Term Loans converted by the Lenders pursuant to Section 2 of Amendment No. 11 and (b) the Term Loans made by the Lenders to the Borrower pursuant to Section 3(a) of Amendment No. 11, in each case, on the Amendment No. 11 Effective Date.
“Transaction Costs” means the fees, costs and expenses payable by Holdings, the Borrower and the Restricted Subsidiaries in connection with the Transactions and, if applicable, the Second Restatement Transactions.
“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the making of the Borrowings hereunder, and the use of proceeds thereof in accordance with the terms hereof, (b) the Existing Bank Debt Refinancing and (c) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~EURIBO Rate, the Adjusted Term SOFR, the Alternate Base Rate or the SONIA Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York or any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any such Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations, but excluding unripened or contingent obligations related to indemnification under Section 9.03 for which no written demand has been made.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents owned by Holdings, the Borrower and its Restricted Subsidiaries and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than Liens created by or pursuant to this Agreement and the Loan Documents, which may be shared ratably with the holders of any Specified Secured Indebtedness).

“Unrestricted Subsidiary” of any Person means:
(1)    any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Borrower may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated or another Unrestricted Subsidiary; provided that:
(a)    the Borrower certifies to the Agent that such designation complies with the covenants set forth in Sections 6.02 and 6.16; and
(b)    each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any of its Restricted Subsidiaries.
The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Borrower shall be evidenced by a Board Resolution giving effect to such designation and an Officers’ Certificate delivered to the Agent certifying (and setting forth reasonably detailed calculations demonstrating) that such designation complied with the foregoing provisions.

Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Borrower or any Restricted Subsidiary.
Notwithstanding the foregoing, as of the Restatement Date, all of the Subsidiaries of the Borrower will be Restricted Subsidiaries.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Voluntary Prepayment” means (a) a prepayment of principal of Term Loans pursuant to Section 2.09(a) in any fiscal year of the Borrower to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans as set forth in Section 2.08 in any subsequent fiscal year and (b) a repurchase of Term Loans pursuant to Section 2.09(e) in any fiscal year of the Borrower (it being understood that the amount of such repurchase shall be the aggregate purchase price paid for the Term Loans so repurchased (and not the aggregate principal amount thereof)), in each case, to the extent that such prepayment or repurchase did not occur in connection with a Refinancing of such Term Loans.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the then outstanding aggregate principal amount of such Indebtedness; into
(2)    the sum of the total of the products obtained by multiplying;
(a)    the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by
(b)    the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States of America or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Agent.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan” or a “Term SOFR Loan”) or by Class and Type (e.g., a “Eurocurrency Dollar Revolving Loan”). Borrowings may also be classified and referred to by Class (e.g., a “Dollar Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing” or a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Eurocurrency Dollar Revolving Borrowing”).

SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
SECTION 1.05.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or, if not defined in GAAP (as determined by the Borrower in good faith) as determined by the Borrower in good faith, as in effect from time to time; provided that, to the extent set forth in the definition of “GAAP”, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Second Restatement Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision thereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further, notwithstanding the foregoing or anything else to the contrary in this Agreement, all leases of the Borrower and its Subsidiaries that were treated as “operating leases” prior to the adoption of ASC 842 shall continue to be accounted for as such for all purposes under the Loan Documents.
SECTION 1.06.    Designated Senior Debt. The Loans and other Obligations under the Loan Documents constitute “Senior Debt” and “Designated Senior Debt”, and this Agreement and the other Loan Documents collectively constitute the “Credit Facility”, for the purposes of the Senior Subordinated Notes Documents.

SECTION 1.07.    Pro Forma Calculations. With respect to any period of four consecutive fiscal quarters during which any Permitted Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is a Permitted Acquisition or whether the Borrower may take any actions requiring compliance with a specified ratio), the Consolidated Leverage Ratio, Consolidated Net Leverage Ratio and Consolidated Secured Net Debt Ratio shall be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following such Permitted Acquisition or Asset Sale; provided that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrower), using, for purposes of making such calculations, the historical financial statements of the Borrower and the Subsidiaries which shall be reformulated as if such Permitted Acquisition or Asset Sale, and any other Permitted Acquisitions and Asset Sales that have been consummated during the period, had been consummated on the first day of such period.
SECTION 1.08.    Exchange Rates. On each Calculation Date, the Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrower and to any Lender that shall have requested a copy of such notice (it being understood that a Lender shall not have the right to independently request a determination of the Exchange Rates), in each case, with respect to each applicable Alternative Currency. The Exchange Rates so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date, and shall for all purposes of this Agreement (other than Section 2.22(f) or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Alternative Currencies.
ARTICLE II

The Credits

SECTION 2.01.    Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, (i) to make a Tranche D Term Loan, in Dollars, to the Borrower on the Second Restatement Date, in a principal amount not to exceed its Tranche D Term Loan Commitment, (ii) to make Dollar Revolving Loans to the Borrower, in Dollars, at any time and from time to time on or after the Second Restatement Date, and until the earlier of the Revolving Credit Maturity Date with respect to the Dollar Revolving Credit Commitment of such Lender and the termination of the Dollar Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Credit Lender’s Dollar Revolving Credit Exposure exceeding such Lender’s Dollar Revolving Credit Commitment and (iii) to make Multicurrency Revolving Loans to the Borrower, in Dollars or any Alternative Currency, at any time and from time to time on or after the Second Restatement Date, and until the earlier of the Revolving Credit Maturity Date with respect to the Multicurrency Revolving Credit Commitment of such Lender and the termination of the Multicurrency Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that would not result in such Revolving Credit Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving

Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
(b)    Each Lender having an Incremental Revolving Credit Commitment hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the applicable Incremental Revolving Credit Assumption Agreement, to make Incremental Revolving Loans to the Borrower, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Incremental Revolving Credit Exposure exceeding such Lender’s Incremental Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Incremental Revolving Loans.
(c)    Each Lender having an Incremental Term Loan Commitment hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.
SECTION 2.02.    Loans and Borrowings. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their applicable Commitments; provided that until the Non-Extended Revolving Credit Maturity Date, (x) each Borrowing of Dollar Revolving Loans shall consist of Dollar Revolving Loans (including both Non-Extended Revolving Loans and Extended Revolving Loans) made by all Dollar Revolving Credit Lenders (including both Non-Extended Dollar Revolving Credit Lenders and Extended Dollar Revolving Credit Lenders) ratably in accordance with their respective Dollar Revolving Credit Commitments (and, thereafter, each Borrowing of Dollar Revolving Loans shall consist of Extended Dollar Revolving Loans made by the Extended Dollar Revolving Credit Lenders in accordance with their respective Extended Dollar Revolving Credit Commitments) and (y) each Borrowing of Multicurrency Revolving Loans shall consist of Multicurrency Revolving Loans (including both Non-Extended Multicurrency Revolving Loans and Extended Multicurrency Revolving Loans) made by all Multicurrency Revolving Credit Lenders (including both Non-Extended Revolving Credit Lenders and Extended Revolving Credit Lenders), ratably in accordance with their respective Multicurrency Revolving Credit Commitments (and, thereafter, each Borrowing of Multicurrency Revolving Loans shall consist of Extended Multicurrency Revolving Loans made by the Extended Multicurrency Revolving Credit Lenders ratably in accordance with their respective Extended Multicurrency Revolving Credit Commitments). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Except for Swingline Loans and Loans deemed made pursuant to Section 2.02(e), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of a Revolving Borrowing, an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (except with respect to any Incremental Revolving Credit Borrowing, to the extent otherwise provided in the related Incremental Revolving Credit Assumption Agreement) or (B) in the case of a Term Loan Borrowing, an integral multiple of $1,000,000 and not less than (x) $5,000,000, in the case of a Eurocurrency Borrowing or Term SOFR Borrowing, or (y) $1,000,000, in the case of an ABR Borrowing (except, in each case, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) in the case of any Borrowing, equal to the remaining available balance of the applicable Commitments; provided that an ABR

Borrowing may be maintained in a lesser amount equal to the difference between the aggregate principal amount of all other Borrowings and the total amount of Loans at such time outstanding.

(b)    Subject to Sections 2.02(e)~~, 2.13~~ and 2.19, (i) each Borrowing denominated in Dollars shall be comprised entirely of ~~(x) with respect to Tranche H Term Loans and Tranche I Term Loans,~~ ABR Loans or Term SOFR Loans ~~and (y) with respect to Revolving Loans and all other Term Loans, ABR Loans or Eurocurrency Loans, in each case~~, as the Borrower may request in accordance herewith, (ii) each Borrowing denominated in an Alternative Currency (other than Pounds) shall be comprised entirely of Eurocurrency Loans and (iii) each Borrowing denominated in Pounds shall be comprised entirely of SONIA Rate Loans. Each Lender at its option may make any Eurocurrency Loan, Term SOFR Loan or SONIA Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increase in the Eurocurrency Rate or increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.14 shall apply) and (iii) such branch or Affiliate of such Lender would not be included in clause (z) of the first proviso to the definition of the term “Eligible Assignee” set forth in Section 1.01.
(c)    Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect in the aggregate for Eurocurrency Borrowings and Term SOFR Borrowings at any time outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Revolving Credit Maturity Date or the applicable Term Loan Maturity Date, as the case may be.

(e)    If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Agent of the L/C Disbursement and the Agent will promptly notify each applicable Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender of the applicable Class shall pay by wire transfer of immediately available funds in Dollars or the applicable Alternative Currency, as applicable, to the Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan (in the case of a Dollar L/C Disbursement) or a Eurocurrency Revolving Loan with an Interest Period of one month (in the case of a Multicurrency L/C Disbursement), as the case may be, of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (e); any such amounts received by the Agent thereafter will be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.12(a), and (ii) in the case of such Lender, (x) for amounts denominated in Dollars, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate and (y) for amounts denominated in an Alternative Currency, for the first such day, a rate determined by the Agent to represent its cost of overnight or short-term funds in such Alternative Currency (which determination shall be conclusive absent manifest error), and for each day thereafter, at the higher of such rate and the Alternate Base Rate.

SECTION 2.03.    Requests for Borrowing. (a) In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(e), as to which this Section 2.03 shall not apply), the Borrower shall notify the Agent of such request either in writing by delivery of a Borrowing Request (by hand or facsimile) signed by the Borrower or by telephone (to be confirmed promptly by hand delivery or facsimile of written notice) not later than (x) 11:00 a.m., New York City time, (A~~) in the case of a Eurocurrency Borrowing denominated in Dollars, three (3) Business Days before a proposed Borrowing (or such later time as shall be acceptable to the Agent), (B~~) in the case of a Term SOFR Borrowing, three (3) U.S. Government Securities Business Days before a proposed Borrowing (or such later time as shall be acceptable to the Agent) and (~~C~~B) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency or a SONIA Rate Loan, four Business Days before a proposed Borrowing (or such later time as shall be acceptable to the Agent) and (y) 11:00 a.m., New York City time, on the date of a proposed Borrowing (or such later time as shall be acceptable to the Agent), in the case of an ABR Borrowing. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.01:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of the Borrowing, which shall be a Business Day;
(iii)    whether the Borrowing then being requested is to be a Tranche I Term Borrowing, an Incremental Term Borrowing, a Dollar Revolving Borrowing, a Multicurrency Revolving Borrowing or an Incremental Revolving Credit Borrowing, and whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a Term SOFR Borrowing, as applicable;
(iv)    in the case of a Eurocurrency Borrowing or a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    in the case of a Multicurrency Revolving Borrowing, the currency in which such Borrowing is to be denominated; and

(vi)    the location and number of the Borrower’s account to which funds are to be disbursed;
provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02 and Section 2.04.
(b)    If no election as to the Type of Borrowing is specified, then the requested Borrowing, if denominated in Dollars, shall be an ABR Borrowing and if denominated in any other currency, shall be a Eurocurrency Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any Eurocurrency Borrowing or Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified then the requested Borrowing shall be denominated in Dollars. Promptly following receipt of the Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Funding of Borrowings. (a) Except with respect to Swingline Loans and Loans made pursuant to Section 2.02(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 12:00 (noon), New York City time, in the case of Loans denominated in Dollars or (ii) 9:00 a.m., New York City time, in the case of Loans denominated in an Alternative Currency, in each case to the account of the Agent most recently designated by it for such purpose by notice to the Lenders.
(b)    Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on the date of such Borrowing in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the rate determined by the Agent to represent its cost of overnight or short-term funds for the applicable currency and the Alternate Base Rate (which determination shall be conclusive absent manifest error) or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the Agent or the Borrower or any Loan Party may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.05.    Type; Interest Elections. (a) Loans shall initially be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert all or any portion of any Borrowing (subject to the minimum amounts for Borrowings of the applicable Type specified in Section 2.02(c)) to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone (i) in the case of an election to convert to or continue as a Eurocurrency Borrowing not later than 11:00 a.m., New York City time, ~~(x) three (3) Business Days before the date of the proposed conversion or continuation, in the case of any Borrowing denominated in Dollars or (y)~~ four (4) Business Days before the date of the proposed conversion or continuation~~, in the case of any Borrowing denominated in an Alternative Currency~~, (ii) in the case of an election to convert to or continue as a Term SOFR Borrowing, as applicable, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed conversion or continuation or (iii) in the case of an election to convert to or continue as an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed conversion or continuation (or such later time as shall be acceptable to the Agent). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a Term SOFR Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing or a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing or a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a Term SOFR Borrowing, as applicable, prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) any such Borrowing denominated in Dollars shall be converted to an ABR Borrowing and (ii) any such Borrowing denominated in an Alternative Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default of the type set forth in clauses (a) or (b) of Article VII (without giving effect to any grace period set forth therein) has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (x) (A) no outstanding Borrowing denominated in Dollars may be converted to or continued as ~~a Eurocurrency Borrowing or~~ a Term SOFR Borrowing and (B) unless repaid, each ~~Eurocurrency Borrowing and~~ Term SOFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the then current Interest Period applicable thereto and (y) no Interest Period in excess of one month may be selected for any Borrowing denominated in an Alternative Currency.
SECTION 2.06.    Termination and Reduction of Commitments. (a) The Non-Extended Revolving Credit Commitments shall automatically terminate on the Non-Extended Revolving Credit Maturity Date. The Extended Revolving Credit Commitments (other than Incremental Revolving Credit Commitments, which shall automatically terminate as provided in the relevant Incremental Assumption Agreement) and the Swingline Commitment shall automatically terminate on the Extended Revolving Credit Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Extended Revolving Credit Commitments and (ii) the date that is 30 days prior to the Extended Revolving Credit Maturity Date.
(b)    Upon at least three Business Days’ prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written notice) to the Agent, the Borrower may, without premium or penalty, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments, in each case, of any Class (it being agreed that for purposes of this clause (b), the Initial Tranche F Term Loan Commitments (as defined in Amendment No. 1) and the Delayed Draw Term F Term Loan Commitments (as defined in Amendment No. 1) shall constitute separate Classes; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments of any Class shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000, (ii) the Total Dollar Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Dollar Revolving Credit Exposure at the time, (iii) the Total Multicurrency Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Multicurrency Revolving Credit Exposure at the time, and (iv) the Borrower may condition a notice of termination of all of the Commitments upon the effectiveness of a replacement financing (or other transaction); provided further that (x) until the Non-Extended Dollar Revolving Credit Commitments shall have been terminated in full or expired, any reduction in the Dollar Revolving Credit Commitments shall be made ratably between the Non-Extended Dollar Revolving Credit Commitments and the Extended Dollar Revolving Credit Commitments and (y) until the Non-Extended Multicurrency Revolving Credit Commitments shall have been terminated in full or expired, any reduction in the Multicurrency Revolving Credit Commitments shall be made ratably between the Non-Extended Multicurrency Revolving Credit Commitments and the Extended Multicurrency Revolving Credit Commitments; provided, however, that prior to the Non-Extended Revolving Credit Maturity Date, the Borrower may terminate in full (but not in part) the Non-Extended Dollar Revolving Credit Commitments without any concurrent termination of the Extended Dollar Revolving Credit Commitments and the Borrower may terminate in full (but not in part) the Non-Extended Multicurrency Revolving Credit Commitments without any concurrent termination of the Extended Multicurrency Revolving Credit Commitments.

(c)    Each reduction in the Term Loan Commitments or the Revolving Credit Commitments of any Class hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of termination or reduction of the Commitments of any Class, all accrued and unpaid Commitment Fees relating to such Class to but excluding the date of such termination or reduction.
SECTION 2.07.    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to each Lender, through the Agent, (i) the principal amount of each Term Loan of such Lender as provided in Section 2.08 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date with respect to the Revolving Credit Commitments of such Lender. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date with respect to the Revolving Credit Commitments of such Lender.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Agent shall maintain accounts (including the Register maintained pursuant to Section 9.04(b)(iv)) in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in substantially the form of Exhibit F hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.08.    Repayment of Term Borrowings. (b) (i) The Borrower shall pay to the Agent, for the account of the Tranche C Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche C Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE C TERM LOAN REPAYMENTS
June 30, 2016 September 30, 2016 December 31, 2016	$3,190,411.13 $3,190,411.13 $3,190,411.13
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	$3,190,411.13 $3,190,411.13 $3,190,411.13 $3,190,411.13
March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018	$3,190,411.13 $3,190,411.13 $3,190,411.13 $3,190,411.13
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	$3,190,411.13 $3,190,411.13 $3,190,411.13 $3,190,411.13
Tranche C Maturity Date	Remainder
(ii)    The Borrower shall pay to the Agent, for the account of the Tranche D Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche D Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the percentage set forth below for such date of the aggregate principal amount of the Tranche D Term Loans outstanding on the Second Restatement Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE D TERM LOAN REPAYMENTS
September 30, 2014 December 31, 2014	0.25% 0.25%
March 31, 2015 June 30, 2015 September 30, 2015 December 31, 2015	0.25% 0.25% 0.25% 0.25%
March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016	0.25% 0.25% 0.25% 0.25%
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	0.25% 0.25% 0.25% 0.25%
March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018	0.25% 0.25% 0.25% 0.25%
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	0.25% 0.25% 0.25% 0.25%
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020	0.25% 0.25% 0.25% 0.25%
March 31, 2021	0.25%
Tranche D Maturity Date	Remainder
(iii)    The Borrower shall pay to the Agent, for the account of the Tranche E Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche E Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d))     equal to the amount set forth below for such date, together in each case with accrued and     unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE E TERM LOAN REPAYMENTS
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020	$5,538,903.08 $5,538,903.08 $5,538,903.08 $5,538,903.08
March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021	$5,538,903.08 $5,538,903.08 $5,538,903.08 $5,538,903.08
March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022	$5,538,903.08 $5,538,903.08 $5,538,903.08 $5,538,903.08
March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023	$5,538,903.08 $5,538,903.08 $5,538,903.08 $5,538,903.08
March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024	$5,538,903.08 $5,538,903.08 $5,538,903.08 $5,538,903.08
March 31, 2025	$5,538,903.08
Tranche E Maturity Date	Remainder
(iv)    The Borrower shall pay to the Agent, for the account of the Tranche F Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche F Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE F TERM LOAN REPAYMENTS
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020	$8,787,825.20 $8,787,825.20 $8,787,825.20 $8,787,825.20
March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021	$8,787,825.20 $8,787,825.20 $8,787,825.20 $8,787,825.20
March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022	$8,787,825.20 $8,787,825.20 $8,787,825.20 $8,787,825.20
March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023	$8,787,825.20 $8,787,825.20 $8,787,825.20 $8,787,825.20
March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024	$8,787,825.20 $8,787,825.20 $8,787,825.20 $8,787,825.20
March 31, 2025 June 30, 2025 September 30, 2025	$8,787,825.20 $8,787,825.20 $8,787,825.20
Tranche F Maturity Date	Remainder
(v)    The Borrower shall pay to the Agent, for the account of the Tranche G Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche G Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE G TERM LOAN REPAYMENTS
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020	$4,434,267.25 $4,434,267.25 $4,434,267.25 $4,434,267.25
March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021	$4,434,267.25 $4,434,267.25 $4,434,267.25 $4,434,267.25
March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022	$4,434,267.25 $4,434,267.25 $4,434,267.25 $4,434,267.25
March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023	$4,434,267.25 $4,434,267.25 $4,434,267.25 $4,434,267.25
March 31, 2024 June 30, 2024	$4,434,267.25 $4,434,267.25
Tranche G Maturity Date	Remainder
(vi)    The Borrower shall pay to the Agent, for the account of the Tranche H Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche H Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE H TERM LOAN REPAYMENTS
March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023	$4,312,324.89 $4,312,324.89 $4,312,324.89 $4,312,324.89
March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024	$4,312,324.89 $4,312,324.89 $4,312,324.89 $4,312,324.89
March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025	$4,312,324.89 $4,312,324.89 $4,312,324.89 $4,312,324.89
March 31, 2026 June 30, 2026 September 30, 2026 December 31, 2026	$4,312,324.89 $4,312,324.89 $4,312,324.89 $4,312,324.89
Tranche H Maturity Date	Remainder
(vii)    The Borrower shall pay to the Agent, for the account of the Tranche I Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Tranche I Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

DATE	SCHEDULED TRANCHE I TERM LOAN REPAYMENTS
June 30, 2023 September 30, 2023 December 31, 2023	$11,396,926.43 $11,396,926.43 $11,396,926.43
March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024	$11,396,926.43 $11,396,926.43 $11,396,926.43 $11,396,926.43
March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025	$11,396,926.43 $11,396,926.43 $11,396,926.43 $11,396,926.43
March 31, 2026 June 30, 2026 September 30, 2026 December 31, 2026	$11,396,926.43 $11,396,926.43 $11,396,926.43 $11,396,926.43
March 31, 2027 June 30, 2027 September 30, 2027 December 31, 2027	$11,396,926.43 $11,396,926.43 $11,396,926.43 $11,396,926.43
March 31, 2028 June 30, 2028	$11,396,926.43 $11,396,926.43
Tranche I Maturity Date	Remainder
(b)    The Borrower shall pay to the Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.08(c), 2.09(c), 2.10(h) and 2.24(d)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. To the extent not previously paid, all Incremental Term Loans shall be due and payable on the applicable Incremental Term Loan Maturity Date and all Incremental Revolving Loans shall be due and payable on the applicable
Incremental Revolving Credit Maturity Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)    In the event and on each occasion that any Term Loan Commitment (other than any Incremental Term Loan Commitment) shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the principal amount payable on the Term Loan Maturity Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
(d)    All repayments pursuant to this Section 2.08 shall be subject to Section 2.15, but shall otherwise be without premium or penalty.

SECTION 2.09.    Optional Prepayment of Loans. (a) Upon prior notice in accordance with paragraph (b) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part without premium or penalty (but subject to Section 2.15 and Section 2.09(d)); provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000, €100,000 or £100,000 and not less than $500,000, €500,000 or £500,000 (or, with respect to any other Alternative Currency, such minimum and multiple amounts as are reasonably specified by the Agent), as applicable.
(b)    The Borrower shall notify the Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of prepayment, and (iv) in the case of a prepayment of a SONIA Rate Borrowing, given before 11:00 a.m., New York City time, four Business Days before such prepayment. Each such notice shall be irrevocable (except that any such notice may be conditioned upon the effectiveness of a new financing or other transaction) and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and the Class(es) and Type(s) of Loans to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest as required by Section 2.12; provided, however, that in the case of a prepayment of an ABR Revolving Loan or a Swingline Loan that is not made in connection with a termination of the Revolving Credit Commitments, the accrued and unpaid interest on the principal amount prepaid shall be payable on the next scheduled Interest Payment Date with respect to such ABR Revolving Loan or Swingline Loan.
(c)    Optional prepayments of Term Loans pursuant to Section 2.09(a) shall be applied against the remaining installments of principal in respect of the Class of Term Loans scheduled to be paid as directed by the Borrower.

(d)    If, (w) prior to the date that is six months after the February 2018 Refinancing Facility Effective Date, in the case of the Tranche G Term Loans, (x) prior to the date that is six months after the Amendment No. 7 Effective Date, in the case of the Tranche E Term Loans, the Tranche F Term Loans or the Tranche G Term Loans, (y) prior to the date that is twelve months after the Amendment No. 10 Effective Date, in the case of the Tranche H Term Loans, or (z) prior to the date that is twelve months after the Amendment No. 11 Effective Date, in the case of the Tranche I Term Loans, (i) all or any portion of such Term Loans is prepaid substantially concurrently with the proceeds of, or such Term Loans are converted into, any new or replacement tranche of term loan Indebtedness (including any Incremental Term Loans incurred pursuant to Section 2.22) that has an effective interest rate or weighted average yield (to be determined in the reasonable discretion of the Agent consistent with generally accepted financial practices, after giving effect to margins, interest rate “floors”, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) less than the effective interest rate or weighted average yield (to be determined in the reasonable discretion of the Agent consistent with generally accepted financial practices, on the same basis as above) of such Term Loans being prepaid or converted; provided that, solely with respect to the Tranche H Term Loans and the Tranche I Term Loans, for this clause (d) to apply the primary purpose (as determined by the Borrower in good faith) of such repayment or conversion is to reduce the effective interest rate or weighted average yield (to be determined in the reasonable discretion of the Agent consistent with generally accepted financial practices, on the same basis as above) applicable to the Tranche H Term Loans or the Tranche I Term Loans, as applicable, or (ii) a Non-Consenting Lender must assign its Term Loans of such Class pursuant to Section 9.02(e) or otherwise as a result of its failure to consent to an amendment that is passed and reduces the effective interest rate or weighted average yield (taking into account any interest rate “floor”) then in effect with respect to such Term Loans, then in each case the aggregate principal amount so prepaid, converted, assigned or repaid will be subject to a fee payable by the Borrower equal to 1% of the principal amount thereof.
(e)    Notwithstanding anything to the contrary contained in this Section 2.09, so long as no Default has occurred and is continuing or would result therefrom, the Borrower may repurchase outstanding Term Loans on the following basis:
(i)    the Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans (the “Offer Loans”); provided that (A) the Borrower delivers to the Agent (for distribution to such Lenders) a notice of the aggregate principal amount of the Offer Loans that will be subject to such Offer no later than 12:00 (noon), New York City time, at least five Business Days (or such shorter period as may be agreed to by the Agent) in advance of the proposed consummation date of such Offer indicating (1) the last date on which such Offer may be accepted, (2) the maximum principal amount of the Offer Loans the Borrower is willing to repurchase in the Offer, (3) the Class of such Offer Loans, (4) the range of discounts to par at which the Borrower is willing to repurchase the Offer Loans and (5) the instructions, consistent with this Section 2.09(e) with respect to the Offer, that a Term Lender must follow in order to have its Offer Loans repurchased; (B) the maximum dollar amount of each Offer shall be no less than $10,000,000 or whole multiples of $1,000,000 in excess thereof; (C) the Borrower shall hold such Offer open for a minimum period of three Business Days; (D) a Term Lender who elects to participate in the Offer may choose to tender all or part of such Term Lender’s Offer Loans; (E) the proceeds of Revolving Loans may not be used to fund any repurchase under this Section 2.09(e); (F) the Offer shall be made to the Term Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount of the Offer Loans then due and owing to the applicable

Term Lenders; and (G) the Offer shall be conducted pursuant to such procedures as the Agent may reasonably establish; and
(ii)    following a repurchase pursuant to this Section 2.09(e) by the Borrower, (A) the Offer Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding for all purposes of this Agreement and all the other Loan Documents and (B) the Borrower will promptly advise the Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer.
SECTION 2.10.    Mandatory Prepayment of Loans. (a) In the event of any termination of all the Revolving Credit Commitments of a Class, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings of such Class and (solely in the case of a termination of all Multicurrency Revolving Credit Commitments) all outstanding Swingline Loans, and replace all (or make other arrangements, including providing cash collateral or a supporting letter of credit, acceptable to the Issuing Bank in its sole discretion, with respect thereto) outstanding Letters of Credit issued thereunder; provided that for purposes of the repayment of any Revolving Credit Borrowings pursuant to this paragraph in connection with the termination of all of the Non-Extended Dollar Revolving Credit Commitments or Non-Extended Multicurrency Revolving Credit Commitments, the Loans outstanding under the applicable Non-Extended Revolving Credit Commitments and the Loans outstanding under the applicable Extended Revolving Credit Commitments shall be deemed to comprise separate Borrowings. If as a result of any partial reduction of the Dollar Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments, the Aggregate Dollar Revolving Credit Exposure or the Aggregate Multicurrency Revolving Credit Exposure, as applicable, would exceed the Total Dollar Revolving Credit Commitment or the Total Multicurrency Revolving Credit Commitment, as applicable, after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings in respect of the Dollar Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments, as applicable (or, if applicable, Swingline Loans (or a combination thereof)) and/or replace outstanding (or make such other arrangement with respect to) Letters of Credit issued thereunder in an amount sufficient to eliminate such excess.
(b)    Upon the consummation of an Asset Sale, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds relating to such Asset Sale within 545 days (or such lesser number of days that may be applicable to the Net Cash Proceeds of such Asset Sale under any agreement governing Specified Secured Indebtedness) of receipt thereof either (i) to prepay Term Loans in accordance with Section 2.10(g) (provided that, if at the time of such prepayment, any portion of such Net Cash Proceeds is also required to be used to prepay, or to make an offer to prepay, any Specified Secured Indebtedness, then the Borrower shall only be required to prepay the Term Loans under this Section 2.10(b) with such Net Cash Proceeds equally and ratably with such Specified Secured Indebtedness); or (ii) to reinvest in Productive Assets (provided that this requirement shall be deemed satisfied if the Borrower or such Restricted Subsidiary by the end of such 545-day period has entered into a binding agreement under which it is contractually committed to reinvest in Productive Assets and such investment is consummated within 120 days from the date on which such binding agreement is entered into); or (iii) a combination of prepayment and investment permitted by the foregoing clauses (i) and (ii).

(c)    If as a result of any fluctuation of Exchange Rates, on any Calculation Date, the Aggregate Multicurrency Revolving Credit Exposure would exceed the Total Multicurrency Revolving Credit Commitment, then the Borrower shall, within three Business Days following such Calculation Date, repay or prepay Multicurrency Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or replace outstanding (or make such other arrangement with respect to) Multicurrency Letters of Credit such that the Aggregate Multicurrency Revolving Credit Exposure does not exceed the Total Multicurrency Revolving Credit Commitment.
(d)    No later than the earlier of (i) ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on September 30, 2014 (but not including the fiscal year ending on September 30, 2023), and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.01(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.10(g) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended, minus Voluntary Prepayments made during such fiscal year; provided (x) that the amount of such prepayment shall be reduced to 25% of such Excess Cash Flow if the Consolidated Leverage Ratio at the end of such fiscal year shall be equal to or less than 5.00 to 1.00, but greater than 4.50 to 1.00, and (y) such prepayment shall not be required if the Consolidated Leverage Ratio at the end of such fiscal year shall be equal to or less than 4.50 to 1.00.
(e)    In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Permitted Indebtedness), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.10(g).
(f)    With respect to mandatory prepayments of outstanding Term Loans under this Agreement made pursuant to this Section 2.10, each Term Lender may elect, by written notice to the Agent at the time and in the manner specified by the Agent, to decline all (but not less than all) of its pro rata share of such Term Loan prepayment, in which case the amounts so rejected may be retained by the Borrower.
(g)    The Borrower shall deliver to the Agent, at the time of each prepayment required under this Section 2.10, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three (3) days’ prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest as required by Section 2.12. All prepayments of Borrowings under this Section 2.10 shall be subject to Section 2.15, but shall otherwise be without premium or penalty.
(h)    Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated ratably among the Tranche C Term Loans, the Tranche D Term Loans, Tranche E Term Loans, Tranche F Term Loans, the Tranche G Term Loans, the Tranche H Term Loans, the Tranche I Term Loans and the Other Term Loans, if any, and shall be applied against the remaining scheduled installments of principal due in respect of the Tranche C Term Loans, the Tranche D Term Loans, the Tranche E Term Loans, the Tranche F Term Loans, the Tranche G Term Loans, the Tranche H Term Loans, the Tranche I Term Loans and the Other Term Loans as directed by the Borrower; provided that, if at the time of any prepayment pursuant to this

Section 2.10 there shall be Term Borrowings of different Types or Eurodollar Term Borrowings with different Interest Periods, and if some but not all Term Lenders shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Term Borrowing of the accepting Term Lenders. If no Term Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.10(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.15.
SECTION 2.11.    Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Rate per annum in effect from time to time on the daily unused amount of the Revolving Credit Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the Closing Date or ending with the applicable Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated, as applicable). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.
(b)    The Borrower agrees to pay to the Agent, for its own account, the agency fees set forth in the Engagement Letter, as amended, restated, supplemented or otherwise modified from time to time, or such agency fees as may otherwise be separately agreed upon by the Borrower and the Agent payable in the amounts and at the times specified therein or as so otherwise agreed upon (the “Agent Fees”).
(c)    The Borrower agrees to pay (i) to each Dollar Revolving Credit and Multicurrency Revolving Credit Lender through the Agent, on the last Business Day of March, June, September and December of each year and on the date on which the applicable Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate Dollar L/C Exposure or Multicurrency L/C Exposure, respectively (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the applicable Revolving Credit Maturity Date or the date on which all Letters of Credit issued under the applicable Class have been canceled or have expired and the Revolving Credit Commitments of all Lenders of the applicable Class shall have been terminated) at a rate per annum equal to the Applicable Rate from time to time used to determine the interest rate on Revolving Credit Borrowings of the applicable Class comprised of Eurocurrency Loans pursuant to Section 2.12, and (ii) to the Issuing Bank, with respect to each Letter of Credit, a fronting fee at a rate to be agreed upon by the Borrower and the Issuing Bank (which shall equal 0.25% per annum when the Issuing Bank is Credit Suisse AG) on the aggregate outstanding face amount of such Letter of Credit, and the standard issuance and drawing fees specified from time to time by the Issuing Bank (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(d)    [Reserved].

(e)    All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error in the calculation of such fees.
SECTION 2.12.    Interest. (a) The Loans comprising each ABR Borrowing, including each Dollar Swingline Loan, shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    (i) The Loans comprising each Eurocurrency Borrowing, including each Alternative Currency Swingline Loans, shall bear interest at the Adjusted ~~LIBO~~EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(ii)    The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(iii)    The Loans comprising each SONIA Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the sum of (x) Daily Simple SONIA and (y) the Applicable Rate for such Loans in effect from time to time.

(c)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default referred to in paragraphs (a), (b), (f) and (g) of Article VII, at the written request of the Required Lenders, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this Section 2.12(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.
(d)    Accrued interest on each Loan shall be payable to the applicable Lenders, through the Agent, in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment (except in the case of a prepayment of an ABR Revolving Loan or a Swingline Loan that is not made in connection with a termination of the Revolving Credit Commitments) and (iii) in the event of any conversion of any Eurocurrency Loan or any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest with respect to Eurocurrency Loans denominated in Pounds shall, in each case, be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted ~~LIBO~~EURIBO Rate, ~~LIBO~~EURIBO Rate, Adjusted Term SOFR, Term SOFR~~,~~ or

SONIA ~~Rate or EURIBO~~ Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.
(f)    In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes (as defined in Section 2.21) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
~~SECTION 2.13.    Alternate Rate of Interest.~~
~~(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or the making of a SONIA Rate Borrowing:~~
~~(1)    the Agent determines (which determination shall be conclusive absent manifest error) that deposits in the applicable currency in the principal amount of the Loans comprising such Borrowing are not generally available in the applicable interbank     market;~~
~~(2)    the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the SONIA Rate or the EURIBO Rate, as applicable, for such Interest Period or Borrowing; or~~
~~(3)    the Agent is advised by the Required Lenders (or, with respect to any Eurocurrency Multicurrency Revolving Borrowing, the Required Class Lenders calculated as though the Non-Extended Revolving Credit Lenders and the Extended Revolving Credit Lenders are one Class) that the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the SONIA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;~~
~~then the Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Borrower may not request a Eurocurrency Borrowing in the applicable currency or a SONIA Rate Borrowing, as the case may be, pursuant to Section 2.03 or 2.05.~~
~~(b)    Effect of Benchmark Transition Event:~~
~~(1)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, but subject to Section 2.20, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace the LIBO Rate or the EURIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective with respect to any Class of Loans on the date that Lenders comprising the Required Lenders of such Class have delivered to the Agent written notice that such Required Lenders accept such amendment.~~

~~No replacement of the LIBO Rate or the EURIBO Rate with a Benchmark Replacement pursuant to this Section 2.13(b) will occur prior to the applicable Benchmark Transition Start Date.~~
~~(2)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement, other than the Borrower.~~
~~(3)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 2.13(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13(b).~~
~~(4)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon the LIBO Rate or the EURIBO Rate will not be used in any determination of ABR.~~
~~(5)    Certain Defined Terms. As used in this Section 2.13(b):~~
~~“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate or the EURIBO Rate for syndicated credit facilities denominated in the applicable currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate or the EURIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or the EURIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or the EURIBO Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

~~“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate or the EURIBO Rate:~~
~~(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate or the EURIBO Rate permanently or indefinitely ceases to provide the LIBO Rate or the EURIBO Rate; or~~
~~(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~
~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate or the EURIBO Rate:~~
~~(1)    a public statement or publication of information by or on behalf of the administrator of the LIBO Rate or the EURIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate or the EURIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate or the EURIBO Rate;~~

~~(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate or the EURIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate or the EURIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or the EURIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate or the EURIBO Rate, which states that the administrator of the LIBO Rate or the EURIBO Rate has ceased or will cease to provide the LIBO Rate or the EURIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate or the EURIBO Rate; or~~
~~(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate or the EURIBO Rate announcing that the LIBO Rate or the EURIBO Rate is no longer representative.~~
~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

~~“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the EURIBO Rate and solely to the extent that the LIBO Rate or the EURIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate or the EURIBO Rate for all purposes hereunder in accordance with Section 2.13(b) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate or the EURIBO Rate for all purposes hereunder pursuant to the Section 2.13(b).~~

~~“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.~~

    ~~“Early Opt-in Election” means the occurrence of:~~

~~(1)    (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required~~
~~Lenders have determined that syndicated credit facilities denominated in the applicable currency being executed at such time, or that include language similar~~

~~to that contained in this Section 2.13(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate or the EURIBO Rate, and~~
~~(2)    (i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.~~
~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.~~

~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.~~

~~“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

SECTION 2.13.    [Reserved].
SECTION 2.14.    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank (except any such reserve requirement reflected in the Adjusted ~~LIBO~~EURIBO Rate or the Adjusted Term SOFR, as applicable);
(ii)    impose on any Lender or the Issuing Bank or the applicable interbank market any other condition (other than Taxes) affecting this Agreement or Eurocurrency Loans or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Lender, the Issuing Bank or the Agent to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or the Agent of making, continuing, converting to or maintaining any Eurocurrency Loan or Term SOFR Loan, as applicable, or increase the cost to any Lender, the Issuing Bank or the Agent of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or the Agent hereunder (whether of principal, interest or otherwise), then, following delivery of the certificate contemplated by paragraph (c) of this Section, the Borrower will pay to such Lender, the Issuing Bank or the Agent, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or the Agent for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt with exclusively pursuant to Section 2.16 (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time following delivery of the certificate contemplated by paragraph (c) of this Section the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    For the avoidance of doubt, this Section 2.14 shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) of the United States or foreign financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented.

SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or any Term SOFR Loan, as applicable, other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or any Term SOFR Loan, as applicable, or the conversion of the Interest Period with respect to any Eurocurrency Loan or any Term SOFR Loan, as applicable, other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or any Term SOFR Loan, as applicable, or on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurocurrency Loan or any Term SOFR Loan, as applicable, other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or a Term SOFR Loan, as applicable, such loss, cost or expense to any Lender shall not include loss of profit or margin and shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted ~~LIBO~~EURIBO Rate or the Adjusted Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.16.    Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if an applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such tax is an Indemnified Tax or an Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all such required deductions or withholdings (including such deductions or withholdings applicable to additional sums payable under this Section), the Agent, Lender or the Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. If at any time a Loan Party is required by applicable law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender, Agent or the Issuing Bank upon becoming aware of the same. In addition, each Lender, Agent or the Issuing Bank shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.
(b)    In addition, the Loan Parties shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, any Other Taxes.
(c)    Each Loan Party shall indemnify the Agent and each Lender or the Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses (other than those incurred as a result of the gross negligence or willful misconduct of such Agent, Lender or Issuing Bank) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Agent, within ten (10) days after written demand therefor, for the full amount of (i) any Excluded Taxes attributable to such Lender, (ii) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), and (iii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, in each case, that are payable or paid by the Agent on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Lender by the Agent shall be conclusive absent manifest error.
(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)    (i) Any Lender or Issuing Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and the Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law or as reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate.
(ii)    Without limiting the generality of the foregoing, any Lender or Issuing Bank shall, if it is legally eligible to do so, deliver to the Borrower and the Agent, on or prior to the date on which such Lender or Issuing Bank becomes a party hereto, two duly signed, properly completed copies of whichever of the following is applicable:
(A)    in the case of a Lender or Issuing Bank that is not a Foreign Lender, IRS Form W-9;
(B)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (2) a certificate (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)    in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a Participant) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D), (F) and (G) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners;
(F)    if a payment made to a Lender or Issuing Bank under any Loan Document would be subject to any withholding Taxes as a result of such Lender’s or Issuing Bank’s failure to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender or Issuing Bank has or has not complied with such Lender’s or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment, it being understood that, solely for purposes of this clause (F), “FATCA” shall include any amendments made to FATCA after the Second Restatement Date; or
(G)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)    Thereafter and from time to time, each Foreign Lender shall (A) promptly submit to the Borrower and the Agent such additional duly completed and signed copies of one or more of forms or certificates described in Section 2.16(f)(ii)(A), (B), (C), (D), (E), (F) or (G) above (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Agent of any available exemption from, or reduction of, United States withholding Taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and (3) from time to time thereafter if reasonably requested by the Borrower or the Agent, and (B) promptly notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(g)    If the Agent, a Lender or the Issuing Bank determines, in good faith in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the Issuing Bank (including any Taxes imposed with respect to such refund) as is determined by the Agent, such Lender, or the Issuing Bank in good faith in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Agent, such Lender or the Issuing Bank, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the Issuing Bank in the event the Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to such Loan Party or any other Person. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Agent, any Lender or the Issuing Bank be required to pay any amount to any Loan Party pursuant to this paragraph (g) the payment of which would place the Agent, such Lender or the Issuing Bank, as applicable, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(h)    If the Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid under this Section 2.16, the relevant Lender, the Agent or the Issuing Bank shall reasonably cooperate with the Borrower in challenging such Indemnified Taxes or Other Taxes, at the Borrower’s expense, if reasonably requested by the Borrower in writing.
(i)    For purposes of this Section 2.16, the term “applicable law” includes FATCA.
SECTION 2.17.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder and under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) (i) with respect to payments of amounts denominated in Dollars, prior to 12:00 (noon), New York City time, and (ii) with respect to payments of amounts denominated in an Alternative Currency, prior to 9:00 a.m., New York City time, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(f)) shall be made to the Agent to the applicable account designated to the Borrower by the Agent, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it, except as otherwise provided, for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder in respect of any Loan denominated in an Alternative Currency shall be made in such Alternative Currency, and all payments hereunder in respect of any Loan denominated in Dollars shall be made in Dollars. Unless otherwise agreed by the Borrower and each applicable Lender with respect to such payment, all other payments hereunder shall be made in Dollars. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.
(b)    [Intentionally Omitted.]
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any of its L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon and L/C Disbursements than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and L/C Disbursements of other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and L/C Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or L/C Disbursements to any assignee or participant, other than to Holdings, the Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply, except as otherwise contemplated by Section 2.09(e)). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(a), 2.17(c) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(f)    Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or the L/C Participation Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or participations in L/C Disbursements, as applicable). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender or the Issuing Bank requests compensation under Section 2.14, or if the Borrower is required to indemnify or pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.16, then such Lender or the Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans or issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as applicable, in the future and (ii) would not subject such Lender or the Issuing Bank to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such designation or assignment.
(b)    In the event (i) any Lender or the Issuing Bank requests compensation under Section 2.14, (ii) the Borrower is required to indemnify or pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.16 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Agent, replace such Lender or the Issuing Bank by requiring such Lender or the Issuing Bank to assign and delegate (and such Lender or the Issuing Bank shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement of the applicable Class to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender or the Issuing Bank shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Disbursements of the applicable Class, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender or the Issuing Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or the Issuing Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any Eurocurrency Loans or any Term SOFR Loans, as applicable, then, on notice thereof by such Lender to the Borrower through the Agent, any obligations of such Lender to make or continue Eurocurrency Loans or Term SOFR Loans, as applicable, or to convert ABR Borrowings to Eurocurrency Borrowings or Term SOFR Loans, as applicable, shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Agent), either convert all Eurocurrency Loans and all Term SOFR Loans of such Lender to ABR Loans (at the Dollar Equivalent for the date of conversion, as determined by the Agent, for Eurocurrency Loans denominated in an Alternative Currency), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans or Term SOFR Loans, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be disadvantageous to it.
SECTION 2.20.    Effect of Benchmark Transition Event After Amendment No. 8 Effective Date. (a) As of the Amendment No. 8 Effective Date, the provisions of this Section 2.20 apply to govern the effect of a Benchmark Transition Event (such term, and related terms, as defined below in this Section 2.20) as it relates solely to ~~(i)~~ the Revolving Credit Commitments and the extensions of credit thereunder ~~and (ii) any other Commitments or Loans first established or made after the Amendment No. 8 Effective Date and~~made prior to the Amendment No. 10 Effective Date and notwithstanding anything contained herein to the contrary, this Section 2.20 shall not apply to any Term Loans ~~outstanding on the Amendment No. 8 Effective Date (or, for the avoidance of doubt, the Tranche H Term Loans or the Tranche I Term Loans); provided that, at such time as all Term Loans outstanding on the Amendment No. 8 Effective Date shall have been repaid in full, the provisions of Section 2.13(b) shall cease to be of any force and effect.~~
~~(b)    The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. On March 5, 2021, the IBA stated that as a result of its not having access to input data necessary to calculate LIBOR settings on a representative basis beyond the intended cessation dates set forth in the table below, it would have to cease publication of all 35 LIBOR settings immediately after such dates:~~

~~LIBOR Currency~~	~~LIBOR Settings~~	~~Date~~
~~USD~~	~~1-week, 2-month~~	~~December 31, 2021~~
~~USD~~	~~All other settings (i.e., Overnight/Spot Next, 1-month, 3-month, 6-month and 12-month)~~	~~June 30, 2023~~
~~GBP, EUR, CHF, JPY~~	~~All settings~~	~~December 31, 2021~~
~~The IBA did not identify any successor administrator in its announcement. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, this Section 2.20 provides a mechanism for determining an alternative rate of interest. The Agent will promptly notify the Borrower, pursuant to this Section 2.20, of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Section 2.20, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to this Section 2.20, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability~~.
The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR, Term SOFR, Daily Simple SONIA~~, the LIBO Rate~~ or the EURIBO Rate, any component definition thereof or rate referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including without limitation whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR, Term SOFR, Daily Simple SONIA~~, the LIBO Rate~~ or the EURIBO Rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of ~~any~~the Alternate Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR, Term SOFR, Daily Simple SONIA~~, LIBO Rate~~ or the EURIBO Rate, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.
(b)    [Reserved].

(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the then-current USD Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (a~~) or (b~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such USD Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (~~c~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Agent to the Lenders and the Borrower pursuant to the clauses below without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document, so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Class Lenders of each affected Class.
(d)    In connection with the implementation of a Benchmark Replacement with respect to the then-current USD Benchmark or the implementation of the Term SOFR Reference Rate, the Agent in consultation with the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)    The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a USD Benchmark pursuant to this Section 2.20 and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent, the Borrower or the Lenders pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.
(f)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current USD Benchmark is a term rate (including the Term SOFR ~~or the LIBO~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark

(including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Benchmark, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made, converted or continued by reference to such Benchmark during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(h)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined that a Benchmark Transition Event has occurred with respect to the applicable Benchmark for any Alternative Currency, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Benchmark for such Alternative Currency in accordance with this Section 2.20 with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the United States and denominated in the applicable Alternative Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the United States and denominated in the applicable Alternative Currency for such Benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Agent in consultation with the Borrower from time to time in its reasonable discretion and may be periodically updated (any such proposed rate, an “Alternative Currency Benchmark Replacement”), and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders constituting the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such amendment. Such Alternative Currency Benchmark Replacement for the applicable Alternative Currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Alternative Currency Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent in consultation with the Borrower.
(i)    If no Alternative Currency Benchmark Replacement has been determined for the applicable Alternative Currency and the circumstances under Section 2.20(h) above exist or a Benchmark Replacement Date has occurred with respect to such Alternative Currency (as applicable), the Agent shall promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Loans (or SONIA Rate Loans, if applicable) in such Alternative Currency shall be suspended (to the extent of the affected Eurocurrency Loans or Interest Periods (or SONIA Rate Loans, if applicable)). Upon receipt of such notice (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Loans (or SONIA Loans, as the case may be) in each such affected Alternative Currency (to the extent of the affected Alternative Currency Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a borrowing of ABR Loans denominated in dollars in the Dollar Equivalent of the amount specified therein and (ii) any outstanding affected Eurocurrency Loans or SONIA Rate Loans, at the applicable Borrower’s election, shall either be (x) converted into a borrowing of ABR Loans denominated in dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Loans at the end of the applicable Interest Period (or, in the case of SONIA Rate Loans, on the next Business Day following notification by the Agent) or (y) be prepaid at the end of the applicable Interest Period (or, in the case of SONIA Rate Loans, on the next Business Day following notification by the Agent) in full; provided that if no election is made by the Borrower by the earlier of the date that is (A) three Business Days after receipt by the Borrower of such notice and (B) the last day of the current Interest Period for the applicable Borrowing, the Borrower shall be deemed to have elected clause (x) above. Notwithstanding anything to the contrary contained herein, any definition of an Alternative Currency Benchmark Replacement for any Alternative Currency shall provide that in no event shall such Alternative Currency Benchmark Replacement be less than zero for all purposes of this Agreement.
(j)    In connection with the implementation of an Alternative Currency Benchmark Replacement for any Alternative Currency, the Agent together with the Borrower will have the right to make Benchmark Replacement Conforming Changes with respect to the applicable Alternative Currency from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark
Replacement Conforming Changes will become effective without any further action or consent of the Borrower.
(k)    As used in this Section 2.20:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant Section 2.20.
“Benchmark” means (a) with respect to Loans denominated in Dollars, initially, the ~~USD LIBO~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to the ~~USD LIBO~~Term SOFR Reference Rate or the then-current Benchmark with respect to Loans denominated in ~~dollars~~Dollars, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20 (the ~~USD LIBO Rate~~Term SOFR Reference or such Benchmark Replacement, the “USD Benchmark”), (b) with respect to Loans denominated in Pounds, Daily Simple SONIA, and (c) with respect to Loans denominated in Euro, the EURIBO Rate.
“Benchmark Replacement” means, with respect to the USD Benchmark, for any Available Tenor, the first alternative rate set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
~~(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;~~
(a)    ~~(b)~~ the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; and
(b)    ~~(c)~~ the sum of (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment~~;~~
~~provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion~~.
If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or Alternative Currency Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent decides in consultation with the Borrower in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement or Alternative Currency Benchmark Replacement, as applicable, and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement or Alternative Currency Benchmark Replacement, as the case may be, exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof), permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein~~; or~~
~~(c)    in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders and the Borrower, so long as the Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders constituting the Required Lenders~~.
For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); and/or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.20.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent, in consultation with the Borrower, in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion, which shall be consistent with the then prevailing market conditions.
~~“Early Opt-in Election” means, if the then-current USD Benchmark is the USD LIBO Rate, the occurrence of:~~
~~(a)    a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(b)    the joint election by the Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Agent of written notice of such election to the Lenders.~~
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Amendment No. 8 Effective Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Benchmark.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“Reference Time” with respect to any setting of the then-current USD Benchmark means (a) if such Benchmark is the USD LIBO Rate, 11:00 a.m. (London time), on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not the USD LIBO Rate, the time determined by the Agent in its reasonable discretion.~~
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USD Benchmark” has the meaning assigned to such term in the definition of “Benchmark”.
~~“USD LIBO Rate” means the LIBO Rate with respect to Eurocurrency Borrowings denominated in Dollars.~~
SECTION 2.21.    Effect of Benchmark Transition Event After Amendment No. 10 Effective Date. (a) As of the Amendment No. 10 Effective Date, the provisions of this Section 2.21 apply to govern the effect of a Benchmark Transition Event (such term, and related terms, as defined below in this Section 2.21) as it relates solely to (i) the Tranche H Term Loans and (ii) any other Commitments or Loans first established or made after the Amendment No. 10 Effective Date (including, for the avoidance of doubt, the Tranche I Term Loans) and, notwithstanding anything contained herein to the contrary, this Section 2.21 shall not apply to the Revolving Loans or any other Term Loans outstanding immediately prior to the Amendment No. 10 Effective Date; provided that, ~~(x) at such time as all Term Loans outstanding immediately prior to the Amendment No. 10 Effective Date shall have been repaid in full, the provisions of Section 2.13(b) shall cease to be of any force and effect and (y)~~ at such time as all Revolving Credit Commitments in effect immediately prior to the Amendment No. 10 Effective Date shall have been terminated, the provisions of Section 2.20 shall cease to be of any force and effect.
(b)    The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto

(including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, the Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, the Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(c)    Subject to Sections 2.21(d), (e), (f), (g) and (h), if, on or prior to the first day of any Interest Period for any Term SOFR Loan:
(i)    the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)    the Lenders comprising the Required Class Lenders of each affected Class determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and such Required Class Lenders have provided notice of such determination to the Agent, then, in each case, the Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Class Lenders of each affected Class) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15. Subject to Sections 2.21(d), (e), (f), (g) and (h), if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Agent without reference to clause (d)(1) of the definition of “Alternate Base Rate” until the Agent revokes such determination.

(d)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Class Lenders of each affected Class. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(e)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(f)    The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(g) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.
(g)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest

Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(h)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(i)    As used in this Section 2.21:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(g).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21(d).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(a)    the Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent, in consultation with the Borrower, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent, in consultation with the Borrower, in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion, which shall be consistent with the then prevailing market conditions.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
SECTION 2.22.    Swingline Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower in Dollars and Alternative Currencies at any time and from time to time on and after the Closing Date and until the earlier of the Extended Revolving Credit Maturity Date and the termination of the Multicurrency Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $25,000,000 (or the Alternative Currency Equivalent thereof) in the aggregate or (ii) the Aggregate Multicurrency Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Multicurrency Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000 and not less than $100,000, in the case of a Dollar Swingline Loans, or in such minimum and multiple amounts as the Swingline Lender shall reasonably specify with respect to any Alternative Currency, in the case of an Alternative Currency Swingline Loan. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.
(b)    The Borrower shall notify the Swingline Lender by fax, or by telephone (confirmed by fax), not later than (i) 12:00 (noon), New York City time, on the day of a proposed Dollar Swingline Loan or (ii) 12:00 (noon), New York City time, three Business Days before a proposed Alternative Currency Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount and currency of such Swingline Loan, the Interest Period for any requested Alternative Currency Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of such Swingline Loan should be transferred. The Swingline Lender shall promptly make each Swingline Loan by wire transfer to the account specified by the Borrower in such request.
(c)    The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephonic notice promptly confirmed by written notice) to the Swingline Lender and to the Agent before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in its Administrative Questionnaire. Any payment of an Alternative Currency Swingline Loan on a day other than the last day of the Interest Period therefor shall be subject to Section 2.15.
(d)    Each Dollar Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.12(c), shall bear interest at the rate provided for the ABR Revolving Loans as provided in Section 2.12(a). Each Alternative Currency Swingline Loan shall be a Eurocurrency Loan and, subject to the provisions of Section 2.12(c), shall bear interest as provided in Section 2.12(b); provided that any Alternative Currency Swingline Loan that cannot be continued as a Eurocurrency Loan by virtue of Section 2.02(d) shall, at the Borrower’s option, be repaid on the last day of the Interest Period therefor or if not so repaid, converted to a Dollar Swingline Loan at the Dollar Equivalent in effect for such day as determined by the Agent.
(e)    Notwithstanding anything contained herein to the contrary, any reduction of the Multicurrency Revolving Credit Commitments made pursuant to Section 2.06 which reduces the Total Multicurrency Revolving Credit Commitment to an amount less than the then current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment such that the amount thereof equals the amount of the Revolving Credit Commitment, as so reduced, without any further action on the part of the Borrower, the Agent or the Swingline Lender.
(f)    The Swingline Lender may by written notice given to the Agent not later than 11:00 a.m., New York City time, on any Business Day require the Multicurrency Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided that any such participations shall be allocated ratably to each Multicurrency Revolving Credit Lender according to the Pro Rata Percentages of such Multicurrency Revolving Credit Lender. In order to effectuate the foregoing, on the date of such notice, all outstanding Multicurrency Swingline Loans shall be converted to Dollar Swingline Loans at the Exchange Rate in effect on such date. Such notice shall specify the aggregate amount of Swingline Loans in which the Multicurrency Revolving Credit Lenders will participate. The Agent will, promptly upon receipt of such notice, give notice to each Multicurrency Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan or Loans in

Dollars. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.04(a) with respect to Loans made by such Lender (and Section 2.04(a) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made in Dollars to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
(g)    The Borrower may, at any time and from time to time with the consent of the Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender, designate one or more Revolving Credit Lenders to act as the swingline lender under the terms of this Agreement. Any Revolving Credit Lender designated as the swingline lender pursuant to this paragraph (g) shall be deemed to be the “Swingline Lender” (in addition to being a Revolving Credit Lender) in respect of Swingline Loans made or to be made by such Revolving Credit Lender.
(h)    On the Non-Extended Revolving Credit Maturity Date or on such earlier date on which the Non-Extended Multicurrency Revolving Credit Commitments are terminated in full, the participations in each Swingline Loan granted to and acquired by the Non-Extended Multicurrency Revolving Credit Lenders shall be reallocated to the Extended Multicurrency Revolving Credit Lenders in accordance with such Extended Multicurrency Revolving Credit Lenders’ respective Pro Rata Percentages (determined after giving effect to the termination of the Non-Extended Multicurrency Revolving Credit Commitments); provided that, in each case, the conditions set forth in paragraphs (b), (c) and (d) of Section 4.01 would be satisfied as of the date of such reallocation. If, on the date on which the Non-Extended Multicurrency Revolving Credit Commitments are terminated, the conditions set forth in paragraphs (b), (c) and (d) of Section 4.01 would not be satisfied, then on the date of such termination, the Borrower shall, to the extent there are any Swingline Loans outstanding immediately prior to such termination, prepay such Swingline Loans, which prepayment shall be accompanied by accrued interest on the Swingline Loans being prepaid and any costs incurred by any Revolving Credit Lender in accordance with Section 2.15 of the Credit Agreement.

SECTION 2.23.    Letters of Credit. (a) The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any Subsidiary, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time while the L/C Commitments remain in effect as set forth in Section 2.06(a). Any Dollar Letter of Credit shall be denominated in Dollars, and any Multicurrency Letter of Credit shall be denominated in Dollars or an Alternative Currency. This Section shall not be construed to impose an obligation upon (i) the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or (ii) Credit Suisse AG or any of its Affiliates to issue documentary or “trade” Letters of Credit (as opposed to “standby” Letters of Credit). Notwithstanding any provision of this Agreement to the contrary, on the Second Restatement Date, all Existing Letters of Credit shall be deemed to be Dollar Letters of Credit issued under this Agreement as of the Second Restatement Date.
(b)    In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be a Dollar Letter of Credit or a Multicurrency Letter of Credit and such other information as shall be necessary to prepare such Letter of Credit. The Issuing Bank shall promptly (i) notify the Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of each such Letter of Credit (and any amendments, renewals or extensions thereof) to the Agent. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (x) in the case of any Dollar Letter of Credit, (A) the Dollar L/C Exposure shall not exceed $100,000,000 and (B) the aggregate Dollar Revolving Credit Exposure shall not exceed the Total Dollar Revolving Credit Commitment and (y) in the case of any Multicurrency Letter of Credit, (A) the Multicurrency L/C Exposure shall not exceed $25,000,000 and (B) the Aggregate Multicurrency Revolving Credit Exposure shall not exceed the Total Multicurrency Revolving Credit Commitment. The Issuing Bank shall promptly notify each Revolving Credit Lender of each applicable Class of the issuance, amendment, renewal, expiration or termination of any Letter of Credit thereunder and, upon request by such Revolving Credit Lender, furnish to such Lender details of such Letter of Credit and the amount of such Lender’s participation therein.
(c)    Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit (or such later date as is acceptable to the Issuing Bank in its sole discretion) and the date that is five Business Days prior to the Extended Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Extended Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)    By the issuance of a Dollar Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Dollar Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Dollar Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Dollar Letter of Credit, effective upon the issuance of such Dollar Letter of Credit. By the issuance of a Multicurrency Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Multicurrency Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Multicurrency Letter of Credit, payable in the applicable currency, equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Multicurrency Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Dollar Revolving Credit Lender and each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each Dollar L/C Disbursement or Multicurrency L/C Disbursement, as applicable, made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(e). The participations provided for in this Section 2.23(d) and the reimbursements provided for in Section 2.23(e) shall be allocated ratably to each Revolving Credit Lender of the applicable Class according to the Pro Rata Percentages of each such Revolving Credit Lender. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Agent (or directly to the Issuing Bank, with concurrent notice to the Agent) an amount equal to such L/C Disbursement on or prior to the Business Day following the day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made.
(f)    The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
(i)    any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii)    any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
(iii)    the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(iv)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)    payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(vi)    any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.
(g)    The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Agent shall promptly give each applicable Revolving Credit Lender notice thereof.
(h)    If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower and the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i)    The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.11(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
(j)    If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date; provided, however, that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Article VII. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)    The Borrower may, at any time and from time to time with the consent of the Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
(l)    The Borrower, the Issuing Banks and the Agent may agree to such additional provisions with respect to Letters of Credit and such provisions shall be deemed to be incorporated into this Section 2.23 so long as such additional provisions are not adverse to any Revolving Credit Lender.
(m)    (i) On the Non-Extended Revolving Credit Maturity Date or on such earlier date on which the Non-Extended Dollar Revolving Credit Commitments are terminated in full, the participations in each Dollar Letter of Credit granted to and acquired by the Non-Extended Dollar Revolving Credit Lenders shall be reallocated to the Extended Dollar Revolving Credit Lenders in accordance with such Extended Dollar Revolving Credit Lenders’ respective Pro Rata Percentages (determined after giving effect to the termination of the Non-Extended Dollar Revolving Credit Commitments) and (ii) on the Non-Extended Revolving Credit Maturity Date or on such earlier date on which the Non-Extended Multicurrency Revolving Credit Commitments are terminated in full, the participations in each Multicurrency Letter of Credit granted to and acquired by the Non-Extended Multicurrency Revolving Credit Lenders shall be reallocated to the Extended Multicurrency Revolving Credit Lenders in accordance with such Extended Multicurrency Revolving Credit Lenders’ respective Pro Rata Percentages (determined after giving effect to the termination of the Non-Extended Multicurrency Revolving Credit Commitments); provided that, in each case, the conditions set forth in paragraphs (b), (c) and (d) of Section 4.01 would be satisfied as of the date of such reallocation. If, on the date on which the Non-Extended Dollar Revolving Credit Commitments or Non-Extended Multicurrency Revolving Credit Commitments, as the case may be, are terminated, the conditions set forth in paragraphs (b), (c) and (d) of Section 4.01 would not be satisfied, then on the date of such termination, the Borrower shall deposit an amount in cash equal to the L/C Exposure attributable to the Revolving Credit Commitments terminated on such date in accordance with the provisions of Section 2.23(j).

SECTION 2.24.    Increase in Commitments. (a) The Borrower may, by written notice to the Agent from time to time, request Incremental Term Loan Commitments and Incremental Revolving Credit Commitments in amounts that would not cause the limitations set forth in clauses (iii) or (iv) of Section 2.24(c) to be exceeded, from one or more Incremental Term Lenders or Incremental Revolving Credit Lenders, as applicable, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that each Incremental Term Lender and Incremental Revolving Credit Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments or Incremental Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), (ii) the date on which such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Agent) and (iii) (x) whether such Incremental Term Loan Commitments are to be Commitments to make Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”) and (y) whether such Incremental Revolving Credit Commitments are to be Extended Dollar Revolving Credit Commitments, Extended Multicurrency Revolving Credit Commitments or commitments to make revolving loans with terms different from the Revolving Loans made pursuant to both such Classes (“Other Revolving Loans”).
(b)    The Borrower may seek Incremental Term Loan Commitments and Incremental Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Term Lenders and/or Incremental Revolving Credit Lenders, as applicable, in connection therewith. The Borrower and each Incremental Term Lender shall execute and deliver to the Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. The Borrower and each Incremental Revolving Credit Lender shall execute and deliver to the Agent an Incremental Revolving Credit Assumption Agreement and such other documentation as the Agent shall reasonably specify to evidence the Incremental Revolving Credit Commitment of such Incremental Revolving Credit Lender. Each Incremental Term Loan Assumption Agreement and Incremental Revolving Credit Assumption Agreement shall specify the terms of the Incremental Term Loans or Incremental Revolving Loans, as applicable, to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Latest Maturity Date with respect to any Term Loans and the final maturity date of any Other Revolving Loans shall be no earlier than the Latest Maturity Date with respect to Revolving Credit Commitments and (ii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of any Class of Term Loans; and provided further that, if the initial yield on such Other Term Loans (as determined by the Agent to be equal to the sum of (x) the margin above the Adjusted ~~LIBO~~EURIBO Rate or the Adjusted Term SOFR, as applicable, on such Other Term Loans (which shall be increased by the amount that any interest rate “floor” applicable to such Other Term Loans on the date such Other Term Loans are made would exceed the Adjusted ~~LIBO~~EURIBO Rate (without giving effect to clause (a) in the definition thereof) that would be in effect for a three-month Interest Period commencing on such date or the Adjusted Term SOFR that would be in effect for a three-month Interest Period commencing on such date, as applicable) and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive an upfront fee (other than a customary arrangement or underwriting fee)
directly or indirectly from Holdings, the Borrower or any Subsidiary (the amount of such discount or upfront fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (x) the average life to maturity of such Other Term Loans and (y) four) exceeds by more than 50 basis points the sum of (A) the margin then in effect for Eurocurrency Term Loans or Term SOFR Loans of any Class (which, with respect to the Term Loans of any such Class, shall be the sum of the Applicable Rate then in effect for such Eurocurrency Term Loans or Term SOFR Loans of such Class increased by the amount that any interest rate “floor” applicable to such Eurocurrency Term Loans or Term SOFR Loans of such Class on the date such Other Term Loans are made would exceed the Adjusted ~~LIBO~~EURIBO Rate (without giving effect to clause (a) in the definition thereof) that would be in effect for a three-month Interest Period commencing on such date or the Adjusted Term SOFR that would be in effect for a three-month Interest Period commencing on such date, as applicable) plus (B) one-quarter of the amount of OID initially paid in respect of the Term Loans of such Class (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Rate then in effect for each such affected Class of Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans; provided, however, that, solely with respect to the Tranche I Term Loans, the immediately foregoing proviso shall not apply to Other Term Loans with a final maturity date after the date that is eighteen months after the Tranche I Maturity Date, and (b) the Applicable Rate with respect to any Other Revolving Loans shall be equal to the Applicable Rate for the Revolving Loans; provided that the Applicable Rate of the Revolving Loans may be increased to equal the Applicable Rate for such Other Revolving Loans to satisfy the requirements of this clause (b). The other terms of the Incremental Term Loans or the Incremental Revolving Loans, as applicable, and the Incremental Loan Assumption Agreement or the Incremental Revolving Credit Assumption Agreement, as applicable, to the extent not consistent with the terms applicable to the Term Loans and Revolving Loans hereunder, shall otherwise be reasonably satisfactory to the Agent and, to the extent that such Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement, as applicable, contains any covenants, events of default, representations or warranties or other rights or provisions that place greater restrictions on Holdings, the Borrower or the Restricted Subsidiaries or are more favorable to the Lenders making such Other Term Loans or Other Revolving Loans, as applicable, the existing Lenders shall be entitled to the benefit of such rights and provisions so long as such Other Term Loans or Other Revolving Loans, as applicable, remain outstanding and such additional rights and provisions shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if fully set forth herein, without any further action required on the part of any Person effective as of the date of such Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement, as applicable. The Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement and Incremental Revolving Credit Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment or Incremental Revolving Credit Commitment, as applicable, evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)    Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Credit Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, provided that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then (x) the condition set forth in paragraph (c) of Section 4.01 shall be required to be satisfied as of the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into and (y) to the extent agreed by the applicable Incremental Term Lenders or Incremental Revolving Credit Lenders, (A) the representations and warranties referred to in paragraph (b) of Section 4.01 may be limited to the Specified Representations and (B) the Defaults and Events of Default referred to in paragraph (c) of Section 4.01 may be limited to those under paragraphs (a), (b), (f) and (g) of Article VII, (ii) the Agent shall have received legal opinions, board resolutions and other closing certificates and documentation consistent with those delivered on the Second Restatement Date, (iii) the Consolidated Net Leverage Ratio would be no greater than 7.25 to 1.00 and (iv) the Consolidated Secured Net Debt Ratio would be no greater than 5.00 to 1.00, in the case of each of clauses (iii) and (iv), after giving effect to such Incremental Term Loan Commitment or Incremental Revolving Credit Commitment and the Incremental Term Loans or Incremental Revolving Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date (and, if such proceeds are being used to finance a Limited Condition Acquisition, with such determinations under clauses (iii) and (iv) above solely being made on the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into).
(d)    Each of the parties hereto hereby agrees that the Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans of the applicable Class on a pro rata basis, and the Borrower agrees that Section 2.15 shall apply to any conversion of ~~Eurocurrency Term Loans or~~ Term SOFR Loans~~, as applicable,~~ to ABR Term Loans reasonably required by the Agent to effect the foregoing. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization percentages under Section 2.08(a) shall be deemed to apply to the aggregate principal amount of such Incremental Term Loans on the date such Loans are made and, in connection therewith, Section 2.08(a) may be amended as necessary to modify the amount of such amortization payments (solely to the extent that such amendment does not decrease the amount of any such payment that any existing Term Lender would have received prior to giving effect to such amendment) in order to provide for the appropriate ratable distribution of such amortization payments among the existing Term Lenders of the applicable Class and the Incremental Term Lenders of such Incremental Term Loans of such Class.

SECTION 2.25.    Loan Modification Offers. (a) The Borrower may, by written notice to the Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Agent). Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments of such Affected Class as to which such Lender’s acceptance has been made.
(b)    The Borrower and each Accepting Lender shall execute and deliver to the Agent a Loan Modification Agreement and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class as a new “Class” of loans and/or commitments hereunder). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.25 unless the Agent shall have received customary legal opinions, board resolutions and customary officers’ certificates reasonably satisfactory to the Agent.

(c)    “Permitted Amendments” shall be (i) an extension of the final maturity date and/or a reduction or elimination of the scheduled amortization applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) (A) an increase in the Applicable Rate and/or Commitment Fee with respect to the applicable Loans and/or Commitments of the Accepting Lenders and/or (B) the payment of additional fees or other compensation to the Accepting Lenders, (iii) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (iv) additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Agent; provided that if any such Permitted Amendment shall create a new Class of Revolving Credit Commitments, (A) the allocation of the participation exposure with respect to any then existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new “Class” and the Commitments of the then existing Revolving Credit Lenders of the Affected Class shall be made on a ratable basis as between the commitments of such new “Class” and the Commitments of the then existing Revolving Credit Lenders of such Affected Class and (B) the L/C Commitment and Swingline Commitment may not be extended without the prior written consent of the Issuing Bank or the Swingline Lender, as applicable.

(d)    In connection with any Loan Modification Offer with respect to any Class of Revolving Credit Commitments, the Borrower may, concurrently with or at any time following the effectiveness of such Loan Modification Offer, elect to replace any Revolving Credit Lender of the Affected Class that does not become an Accepting Lender with respect to such Loan Modification Offer (any such Lender, a “Non-Accepting Lender”), provided that, concurrently with such replacement by the Borrower, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Revolving Credit Commitments and Revolving Loans of the Affected Class held by such Non-Accepting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Accepting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall become an Accepting Lender with respect to the applicable Loan Modification Offer and (iii) the Borrower shall pay to such Non-Accepting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Accepting Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Non-Accepting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Non-Accepting Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Accepting Lender been prepaid on such date rather than sold to the replacement Lender. Each Lender agrees that if the Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.04. The Agent or the Borrower shall be entitled (but not obligated) to execute and deliver such agreement and documentation on behalf of such Non-Accepting Lender and any such agreement and/or documentation so executed by the Agent or the Borrower shall be effective for purposes of documenting an assignment pursuant to Section 9.04.
SECTION 2.26.    Refinancing Facilities. (a) The Borrower may, by written notice to the Agent from time to time, request the establishment hereunder of (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”), which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion), will make revolving loans to the Borrower (“Refinancing Revolving Loans”) and acquire participations in the Letters of Credit and the Swingline Loans and (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”), pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”); provided that (A) each Refinancing Revolving Lender and each Refinancing Term Lender shall be an Eligible Assignee and shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld) and (B) each Refinancing Revolving Lender shall be subject to the approval of each Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld), in each case, to the extent such consent, if any, would be required under the definition of “Eligible Assignee” for an assignment of Loans or Commitments, as applicable, to such Refinancing Revolving Lender and such Refinancing Term Lender, as applicable.

(b)    The Borrower and each Refinancing Lender shall execute and deliver to the Agent a Refinancing Facility Agreement and such other documentation as the Agent shall reasonably specify to evidence the Refinancing Commitments of each Refinancing Lender. Such Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder, (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class; provided that such stated termination and maturity dates shall not be earlier than (x) the Maturity Date then in effect with respect to the applicable Class of Revolving Credit Commitments being so refinanced (in the case of Refinancing Revolving Commitments and Refinancing Revolving Loans) or (y) the Maturity Date then in effect with respect to the applicable Class of Term Loans being so refinanced (in the case of Refinancing Term Loan Commitments and Refinancing Term Loans), (iii) in the case of any Refinancing Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitment or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with the Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) in the case of any Refinancing Revolving Commitments, the Alternative Currencies, if any, available thereunder. Except as contemplated by the preceding sentence, the terms of the Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall be substantially the same as the Revolving Credit Commitments and Revolving Loans and other extensions of credit thereunder, and the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the Tranche C Term Loan Commitments and the Tranche C Term Loans. The Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Facility Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Facility Agreement (including any amendments necessary to treat the applicable Loans and/or Commitments of the as a new “Class” of loans and/or commitments hereunder).

(c)    Notwithstanding the foregoing, no Refinancing Commitments shall become effective under this Section 2.26 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) the Agent shall have received legal opinions, board resolutions and other customary closing certificates consistent with those delivered on the Second Restatement Date, (iii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Credit Commitments of a Class then in effect shall be terminated, and all the Revolving Loans then outstanding thereunder, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders of such Class, shall be repaid or paid (it being understood, however, that, with the written consent of the applicable Issuing Bank, any Letters of Credit issued by such Issuing Bank may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Credit Commitments does not exceeded the aggregate amount of the Revolving Commitments so terminated and (iv) in the case of any Refinancing Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings and any reasonable fees, premium and expenses relating to such refinancing) (and any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.08 on a pro rata basis).
SECTION 2.27.    [Intentionally Omitted].
SECTION 2.28.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    the Commitment Fee shall cease to accrue on the unused portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)    the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, Required Revolving Lenders or Required Class Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby if such amendment, waiver or modification would adversely affect such Defaulting Lender compared to other similarly affected Lenders; provided further that no amendment, waiver or modification that would require the consent of a Defaulting Lender under clause (A), (B) or (C) of the second proviso of Section 9.02(b) may be made without the consent of such Defaulting Lender;

(c)    if any Swingline Exposure or L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders of the applicable Class in accordance with their respective Pro Rata Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Dollar Revolving Credit Exposure or Multicurrency Revolving Credit Exposure, as applicable, plus such Defaulting Lender’s Swingline Exposure and L/C Exposure in respect of the applicable Class does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments of such Class and (B) the Revolving Credit Exposure of each non-Defaulting Lender after giving effect to such reallocation does not exceed the Revolving Credit Commitment of such non-Defaulting Lender;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such L/C Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(c) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized except to the extent of such fees that became due and payable by the Borrower prior to the date such Lender became a Defaulting Lender (it being understood that any cash collateral provided pursuant to this Section 2.28(c) shall be released promptly following the termination of the Defaulting Lender status of the applicable Lender);
(iv)    if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section Section 2.11(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Percentages; and
(v)    if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all fees payable under Section 2.11(c) with respect to such Defaulting Lender’s L/C Exposure shall be payable to each applicable Issuing Bank until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and

(d)    so long as such Lender is a Defaulting Lender, (i) if such Lender is a Multicurrency Revolving Credit Lender, the Swingline Lender shall not be required to fund any Swingline Loan and (ii) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit under the applicable Class of Revolving Credit Commitments, unless it is reasonably satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders of such Class and/or cash collateral will be provided by the Borrower in accordance with Section 2.28(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among such non-Defaulting Lenders in a manner consistent with Section 2.28(c) (and such Defaulting Lender shall not participate therein).
In the event that the Agent, the Borrower, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Loans of the other applicable Lenders (other than Swingline Loans), if any, as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage, and such Lender shall then cease to be a Defaulting Lender with respect to subsequent periods unless such Lender shall thereafter become a Defaulting Lender.
ARTICLE III
Representations and Warranties
Each Loan Party represents and warrants to the Agent, the Issuing Bank and each of the Lenders that:
SECTION 3.01.    Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within each applicable Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, stockholder action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except to the extent that any such failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate in any material respect any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate in any material respect or result in a default under the Senior Subordinated Notes Documents or any other material indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and Permitted Liens.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of earnings, shareholders’ equity and cash flows of Holdings (i) as of and for the fiscal years ended September 30, 2011, 2012 and 2013, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarters ended December 31, 2013 and March 31, 2014, certified by its chief financial officer (collectively, the “Historical Financial Statements”). Such Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (ii) above.
(b)    No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect since September 30, 2013.
SECTION 3.05.    Properties. (a) As of the Restatement Date, Schedule 3.05(a) sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned or leased by each Loan Party, together with a list of the lessors with respect to all such leased property.
(b)    Each of the Borrower and each of the Subsidiaries has good and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens (i) permitted by Section 6.06 or (ii) arising by operation of law (which Liens, in the case of this clause (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).
(c)    Each of the Borrower and each of the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)    As of the Restatement Date, none of Holdings, the Borrower or any Subsidiary has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.
(e)    To the Borrower’s knowledge, as of the Restatement Date, none of the Borrower or any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.
(f)    Each of the Borrower and the Subsidiaries owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights and all licenses and rights with respect to the foregoing, necessary for the present conduct of its business, without any conflict with the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own, possess or hold pursuant to a license or such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.05(f).
SECTION 3.06.    Litigation and Environmental Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Documents or the Transactions.
(b)    Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.
SECTION 3.07.    Compliance with Laws and Agreements; Licenses and Permits. (a) Each Loan Party is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    Each Loan Party and its Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its businesses as presently conducted and as proposed to be conducted, except where the failure to have so obtained or hold or to be in force, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any of its Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, except where any such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.    Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.
SECTION 3.11.    Disclosure. (a) All written information (other than the Projections and estimates and information of a general economic nature) concerning Holdings, the Borrower, the Subsidiaries, the Second Restatement Transactions and any other transactions contemplated hereby included in the Lender Presentation or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Agent in connection with the Second Restatement Transactions on or before the Second Restatement Date (the “Information”), when taken as a whole, as of the date such Information was furnished to the Lenders (but taking into account supplements thereto made available to the Agent and the Lenders prior to the Second Restatement Date) and as of the Second Restatement Date, did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.
(b)    The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Agent in connection with the Second Restatement Transactions on or before the Second Restatement Date (the “Other Information”) (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Other Information), and (ii) as of the Second Restatement Date, have not been modified in any material respect by the Borrower.

SECTION 3.12.    Material Agreements. No Loan Party is in default in any material respect in the performance, observance or fulfillment of any of its obligations contained in (i) the Senior Subordinated Notes Documents or (ii) any material agreement to which it is a party, except, in the case of clause (ii), where such default would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.13.    Solvency. (a) Immediately after the consummation of the Second Restatement Transactions to occur on the Second Restatement Date (assuming for purposes hereof that the Specified Dividend is made, and the aggregate amount thereof is applied by Holdings to the payment of a distribution or dividend to its equityholders, in each case on the Second Restatement Date), (i) the fair value of the assets of the Loan Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties on a consolidated basis; (ii) the present fair saleable value of the property of the Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Second Restatement Date.
(b)    The Loan Parties do not intend to incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Loan Parties and the timing and amounts of cash to be payable by the Loan Parties on or in respect of their Indebtedness.
SECTION 3.14.    Insurance. The Borrower has provided to the Agent on or prior to the Restatement Date, a true, complete and correct description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Restatement Date. As of the Restatement Date, all such insurance is in full force and effect and all premiums in respect of such insurance have been duly paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate and is in accordance with normal industry practice.

SECTION 3.15.    Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Restatement Date, (a) a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries, (b) a true and complete listing of each class of each of the Borrower’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Borrower and each of its Subsidiaries. All of the issued and outstanding Equity Interests of the Subsidiaries owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable free and clear of all Liens (other than Liens created under the Loan Documents).
SECTION 3.16.    Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Secured Parties; and upon the proper filing of UCC financing statements required pursuant to Section 4.02(i)(ii) and any Mortgages, as applicable, with respect to Mortgaged Properties in the offices specified on Schedule 3.16, the entry into control agreements where applicable, the filing or registration of such liens with the United States Patent & Trademark Office where applicable, the notation of such Liens on any certificates of title where applicable, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.
SECTION 3.17.    Labor Disputes. As of the Restatement Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrower, threatened, (b) the hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP. Except (i) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth on Schedule 3.17, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is bound.
SECTION 3.18.    Federal Reserve Regulations. (a) On the Restatement Date, none of the Collateral is Margin Stock.
(b)    None of Holdings, the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(c)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

SECTION 3.19.    Senior Debt. The Obligations constitute “Senior Debt” and “Designated Senior Debt”, and this Agreement and the other Loan Documents collectively constitute the “Credit Facility” under and as defined in the Senior Subordinated Notes Documents.
SECTION 3.20.    USA PATRIOT Act and Other Regulations. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the USA PATRIOT Act and (c) Anti-Corruption Laws. No part of the proceeds of the Loans by any Loan Party will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other Anti-Corruption Laws. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer or Affiliate of the Borrower or any of its Subsidiaries (i) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority (collectively, “Sanctions”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Borrower will not directly or, to its knowledge, indirectly use the proceeds of the Loans hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any Person, for the purpose of financing or supporting, directly or indirectly, the activities of any Person that is currently the subject of Sanctions.
ARTICLE IV

Conditions
The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:
SECTION 4.01.    All Credit Events. On the date of each Borrowing (other than (i) a conversion or a continuation of a Borrowing or (ii) as set forth in Section 2.24(c) with respect to Incremental Term Loan Commitments and Incremental Revolving Credit Commitments), including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):
(a)    The Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

(b)    The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(c)    At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.
(d)    If such Credit Event constitutes the making of a Loan or the issuance or amendment of a Letter of Credit and after giving effect to such Credit Event, the aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of any Letter of Credit which has been cash collateralized in an amount equal to 103% or more of the maximum stated amount of such Letter of Credit) would exceed an amount equal to 35% of the aggregate Revolving Credit Commitments, the Consolidated Net Leverage Ratio as of the end of the most recently ended fiscal quarter for which internal financial statements are available (calculated on an actual basis as of the end of such fiscal quarter) shall not exceed the ratio set forth in Section 6.14 (after giving effect to any adjustment for the first two fiscal quarters ending after the consummation of a Material Acquisition, if applicable, as set forth in Section 6.14) with respect to such fiscal quarter (regardless of whether or not compliance with such ratio was in fact required as of the end of such fiscal quarter pursuant to Section 6.14).
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) and, if applicable, (d) of this Section 4.01.
SECTION 4.02.    Second Restatement Date. On the Second Restatement Date:
(a)    Credit Agreement and Loan Documents. The Agent (or its counsel) shall have received (i) from each party thereto either (A) a counterpart of the Second Amendment and Restatement Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart thereof and (ii) duly executed copies of such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.07.
(b)    Legal Opinions. The Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank on the Second Restatement Date, a favorable written opinion of (i) Jones Day, special counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Agent and (ii) local or other counsel reasonably satisfactory to the Agent with respect to the other Loan Parties, in each case (A) dated the Second Restatement Date, (B) addressed to the Agent, the Lenders and the Issuing Bank and (C) in form and substance reasonably satisfactory to the Agent and covering such matters relating to the Loan Documents and the Second Restatement Transactions as the Agent shall reasonably request.
(c)    USA PATRIOT Act. The Agent shall have received, at least five Business Days prior to the Second Restatement Date, all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(d)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party, dated the Second Restatement Date and executed by its Secretary or Assistant Secretary or an Officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate dated a recent date prior to the Second Restatement Date for each Loan Party from its jurisdiction of organization.
(e)    Termination of Commitments. The Agent shall have received a notice of termination with respect to the Revolving A Credit Commitments (as defined in the First Restated Credit Agreement) pursuant to Section 2.06(b) of the First Restated Credit Agreement.
(f)    Representations and Warranties; No Defaults. At the time of and immediately after giving effect to the making of the Tranche D Term Loans and the application of the proceeds thereof, each of the conditions set forth in Section 4.01(b) and Section 4.01(c) shall be satisfied and the Agent shall have received a certificate dated as of the Second Restatement Effective Date and executed by a Financial Officer of the Borrower with respect to the foregoing.
(g)    Fees. The Lenders and the Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable documented fees and expenses of legal counsel), on or before the Second Restatement Date (including fees and expenses required to be paid under the Second Amendment and Restatement Agreement).
(h)    Solvency Opinion. The Agent, on behalf of itself, the arrangers of the Tranche D Term Loans, the Lenders and the Issuing Bank, shall have received a solvency opinion in form and substance and from an independent investment bank or valuation firm reasonably satisfactory to the Agent to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Second Restatement Transactions, are solvent.
The Agent shall notify the Borrower and the Lenders of the Second Restatement Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants
Each Loan Party covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders and the Issuing Bank that, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and all other expenses and other amounts payable under any Loan Document have been paid in full (other than Unliquidated Obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full:
SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Agent (which will promptly furnish such information to the Lenders):
(a)    within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Agent (without a “going concern” explanatory note or any similar qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit C (i) certifying that no Event of Default or Default has occurred and, if an Event of Default or Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenant set forth in Section 6.14 in the case of the financial statements delivered under clause (a), setting forth in reasonable detail satisfactory to the Agent (x) the Borrower’s calculation of Excess Cash Flow for such fiscal year, and (y) a list of names of all Immaterial Subsidiaries (if any), that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all Domestic Subsidiaries listed as Immaterial Subsidiaries in the aggregate comprise less than 7.5% of Total Assets of the Borrower and the Restricted Subsidiaries at the end of the period to which such financial statements relate and represented (on a contribution basis) less than 7.5% of Consolidated EBITDA for the period to which such financial statements relate;

(d)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines and may be provided by the Chief Financial Officer of the Borrower if such accounting firm generally is not providing such certificates);
(e)    concurrently with any delivery of consolidated financial statements under clause (a) or (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(f)    within ninety (90) days after the beginning of each fiscal year, a consolidated budget of the Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and the related consolidated statements of projected cash flows and projected income as of the end of and for such fiscal year), including a summary of the underlying material assumptions with respect thereto;
(g)    as soon as practicable upon the reasonable request of the Agent, deliver an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (g) or Section 5.11; provided, however, that so long as no Event of Default exists, Agent shall not request more than one (1) updated Perfection Certificate per fiscal year;
(h)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by Holdings, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed to shareholders generally, as the case may be;
(i)    promptly, a copy of any final “management letter” received from Holdings’ or the Borrower’s independent public accountants to the extent such independent public accountants have consented to the delivery of such management letter to the Agent upon the request of Holdings or the Borrower;
(j)    promptly following the Agent’s request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
(k)    as promptly as reasonably practicable from time to time following the Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent may reasonably request (on behalf of itself or any Lender).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings or (B) the Borrower’s or Holdings’, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings, such information is accompanied by summary consolidating information (which may be included in notes to the financial statements) that explains in reasonable detail the material differences between the information relating to Holdings, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under clause (a) of this Section 5.01, such materials are accompanied by a report and opinion of independent public accountants of recognized national standing and reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
Documents required to be delivered pursuant to clauses (a), (b) or (h) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) upon written request by the Agent, the Borrower shall deliver paper copies of such documents to the Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Agent.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Agent (which will promptly furnish such written notice to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains knowledge thereof:
(a)    the occurrence of any Event of Default or Default;
(b)    the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries thereof as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to have a Material Adverse Effect; and
(d)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.    Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits (except as such would otherwise reasonably expire, be abandoned or permitted to lapse in the ordinary course of business), necessary or desirable in the normal conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) other than with respect to Holdings’ or the Borrower’s existence, to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.03.

SECTION 5.04.    Payment of Taxes. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to (a) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.    Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in accordance with GAAP in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Agent (and, during the continuance of any Event of Default, any Lender) (including employees of the Agent or any consultants, accountants, lawyers and appraisers retained by the Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided, that all such visits and inspections shall be requested through and coordinated by the Agent so as to minimize disruption to the business activities of the Loan Parties and their Subsidiaries; provided, however, that so long as no Event of Default exists, the Loan Parties shall be obligated to reimburse the Agent for one (1) inspection per fiscal year.
SECTION 5.07.    Maintenance of Ratings. Holdings and the Borrower shall use their commercially reasonable efforts to cause the credit facilities provided for herein to be continuously rated by S&P and Moody’s, and shall use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.
SECTION 5.08.    Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.09.    Use of Proceeds. The proceeds of the Loans will be used only for the purposes specified in the introductory statement to this Agreement or, in the case of Incremental Term Loans and Incremental Revolving Loans, in the applicable Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and, to its knowledge, its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that is currently subject to Sanctions, or in any country or territory that is the subject of Sanctions, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.10.    Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies) and (b) all insurance required pursuant to the Collateral Documents (and shall cause the Agent to be listed as a loss payee on property and casualty policies covering loss or damage to Collateral and as an additional insured on liability policies, subject, in each case, to any exceptions for insurance required to be maintained under leases). The Borrower will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained.

SECTION 5.11.    Additional Collateral; Further Assurances. (a) Subject to applicable law, Holdings, the Borrower and each Subsidiary that is a Loan Party shall cause (i) each of its Domestic Subsidiaries (other than any Immaterial Subsidiary (except as otherwise provided in paragraph (e) of this Section 5.11), Unrestricted Subsidiary or Securitization Entities) formed or acquired after the Second Restatement Date and (ii) any such Domestic Subsidiary that was an Immaterial Subsidiary but, as of the end of the most recently ended fiscal quarter of the Borrower has ceased to qualify as an Immaterial Subsidiary, to become a Loan Party within 20 Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion) by executing a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Party hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Agent, for the benefit of the Agent and the Lenders and each other Secured Party at such time party to or benefiting from the Guarantee and Collateral Agreement to the extent required by the terms thereof, in any property (subject to the limitations with respect to Equity Interests set forth in paragraph (b) of this Section 5.11 and any other limitations set forth in the Guarantee and Collateral Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents.
(b)    Holdings, the Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (or, in the case of (A) any Domestic Subsidiary treated as a disregarded entity for U.S. federal income tax purposes (any such Domestic Subsidiary, a “DRE”) that holds more than 65% of the Capital Stock of (x) a Foreign Subsidiary, (y) another DRE that holds more than 65% of the Capital Stock of a Foreign Subsidiary and/or (z) any Domestic Subsidiary described in clause (B), or (B) any Domestic Subsidiary all or substantially all the assets of which consist of Equity Interests of one or more (x) Foreign Subsidiaries and/or (y) other Domestic Subsidiaries described in this clause (B), 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Domestic Subsidiary) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Subsidiary that is a Loan Party to be subject at all times to a first priority perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request; provided, however, this paragraph (b) shall not require the Borrower or any Subsidiary to grant a security interest in (i) any Equity Interests of a Subsidiary to the extent a pledge of such Equity Interests in favor of the Agent or to secure any debt securities of the Borrower or any Subsidiary that would be entitled to such a security interest would require separate financial statements of a Subsidiary to be filed with the SEC (or any other government agency) under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any successor thereto) or any other law, rule or regulation or (ii) the Equity Interests of any Unrestricted Subsidiary.

(c)    Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.02, as applicable (including legal opinions, Title Insurance Policies, certificates and corporate and organizational documents)), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.
(d)    Subject to the limitations set forth or referred to in this Section 5.11, if any material assets (including any owned real property or improvements thereto but excluding leasehold interests) (but only those having a fair market value of at least $5,000,000) are acquired by the Borrower or any Subsidiary that is a Loan Party after the Second Restatement Date (other than assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien in favor of the Agent upon acquisition thereof), the Borrower will notify the Agent and the Lenders thereof, and, if requested by the Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Loan Parties that are Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
(e)    If, at any time and from time to time after the Second Restatement Date, Domestic Restricted Subsidiaries that are not Loan Parties because they are Immaterial Subsidiaries comprise in the aggregate more than 7.5% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower and the Restricted Subsidiaries or more than 7.5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters as of the end of the most recently ended fiscal quarter of the Borrower, then the Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such later date as agreed to by the Administrative Agent in its sole discretion), cause one or more such Domestic Restricted Subsidiaries to become additional Loan Parties (notwithstanding that such Domestic Restricted Subsidiaries are, individually, Immaterial Subsidiaries) such that the foregoing condition ceases to be true.
(f)    Notwithstanding any provision of the Loan Documents to the contrary, the Loan Parties shall not be required to grant a security interest in any personal property of a type that would not constitute Pledged Collateral or Article 9 Collateral (each as defined in the Guarantee and Collateral Agreement) pursuant to Section 3.01 or Section 4.01 of the Guarantee and Collateral Agreement.

SECTION 5.12.    Certain Post-Closing Collateral Obligations. As promptly as practicable, and in any event within 90 days following the Second Restatement Date or such later date as the Agent agrees to in its reasonable discretion, the Borrower and each other Loan Party will deliver to the Agent, with respect to each Mortgaged Property as of the Second Restatement Date, each of the following, in form and substance reasonably satisfactory to the Agent:
(i)    an amendment to the Mortgage on such Mortgaged Property in form and substance reasonably satisfactory to the Agent;
(ii)    evidence that a counterpart of the amendment to such Mortgage has been recorded or delivered to the appropriate Title Insurance Company subject to arrangements reasonably satisfactory to the Agent for recording in the place necessary, in the Agent’s reasonable judgment, to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the Secured Parties;
(iii)    a “date-down” endorsement to the existing title policy, which shall amend the description therein of the insured Mortgage to include the amendment of such Mortgage in form and substance reasonably satisfactory to the Agent;
(iv)    an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Agent; and
(v)    such other information, documentation, and certifications (including evidence of flood insurance as may be required by applicable law) as may be reasonably required by the Agent.
ARTICLE VI

Negative Covenants
The Loan Parties covenant and agree, jointly and severally, with (a) the Lenders and the Issuing Bank (and the Agent on their behalf), with respect to the covenants set forth in Sections 6.01 through Section 6.13 and Sections 6.15 and 6.16 and (b) the Revolving Credit Lenders, the Swingline Lender and the Issuing Bank (and the Agent on their behalf), with respect to the covenant set forth in Section 6.14, in each case until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and all other expenses and other amounts payable under any Loan Document (other than Unliquidated Obligations) have been paid in full, and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, that:
SECTION 6.01.    Limitation on Incurrence of Additional Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness).
SECTION 6.02.    Limitation on Restricted Payments. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)    declare or pay any dividend or make any distribution on or in respect of shares of the Borrower’s or any Restricted Subsidiary’s Capital Stock (including Dividend Equivalent Payments) to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of Holdings and the Borrower and dividends or distributions payable to the Borrower or a Restricted Subsidiary and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
(b)    purchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, the Borrower or any Restricted Subsidiary (other than Capital Stock held by a Loan Party) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; or
(c)    make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Borrower, or of any Guarantor, that is subordinate or junior in right of payment to the Obligations or any Guarantee, as applicable (other than (x) any Indebtedness permitted under clause (6) of the definition of “Permitted Indebtedness”, (y) the redemption, pursuant to the terms of a special mandatory redemption feature thereof, of any such Indebtedness incurred in whole or in part to finance a specified transaction or Permitted Investment and such transaction or Permitted Investment was not consummated to the extent required pursuant to the terms of such Indebtedness and (z) the purchase, defeasance or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such purchase, defeasance or other acquisition) (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a “Restricted Payment”), except the foregoing provisions do not prohibit:
(1)    the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;
(2)    any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of Holdings (other than Qualified Capital Stock issued or sold to the Borrower or a Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees);
(3)    the acquisition of any Indebtedness of the Borrower or a Guarantor that is subordinate or junior in right of payment to the Obligations or the applicable Guarantee through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of Refinancing Indebtedness to the extent expressly permitted by Section 6.01;

(4)    Dividend Equivalent Payments and payments to Holdings for the purpose of permitting it to redeem or repurchase common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees, or upon the death, disability, retirement, severance or termination of employment of management employees; provided that all such Dividend Equivalent Payments and redemptions or repurchases pursuant to this clause (4) shall not exceed in any fiscal year the sum of (a) the lesser of (x)(i) the greater of (A) $50,000,000 and (B) 2.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), plus (ii) any unused amounts under clause (x)(i) above (which unused amounts shall be deemed to constitute $93,650,000 as of the Amendment No. 4 Effective Date) from prior fiscal years, and (y) the greater of (i) $100,000,000, and (ii) 4.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), plus (b) the amount of any net cash proceeds received from the sale since the Closing Date of Equity Interests (other than Disqualified Capital Stock) to members of the Borrower’s management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (2) of this paragraph and the cash proceeds of any “key-man” life insurance policies which are used to make such redemptions or repurchases; provided further that the cancellation of Indebtedness owing to the Borrower from members of management of the Borrower or any of its Restricted Subsidiaries in connection with any repurchase of Equity Interests of Holdings will not be deemed to constitute a Restricted Payment under this Agreement;
(5)    the declaration and payment of dividends by the Borrower to, or the making of loans to Holdings in amounts required for Holdings to pay:
(A)    franchise Taxes and other fees, Taxes and expenses required to maintain its corporate existence,
(B)    Federal, state and local income Taxes, to the extent such income Taxes are attributable to the income of the Borrower and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such Taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Borrower and its consolidated Subsidiaries would be required to pay in respect of Federal, state and local Taxes for such fiscal year were the Borrower and its consolidated Subsidiaries to pay such Taxes as a stand-alone taxpayer,
(C)    reasonable and customary salary, bonus and other benefits payable to officers and employees of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries,
(D)    general corporate overhead expenses of Holdings to the extent such expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, and
(E)    reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by Holdings permitted by this Agreement and any Transaction Costs;

(6)    repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represents a portion of the exercise price thereof;
(7)    additional Restricted Payments in an aggregate amount not to exceed the greater of (a) $75,000,000 and (b) 3.0% of the Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b); provided that no Default or Event of Default shall have occurred and be continuing;
(8)    payments of dividends on Disqualified Capital Stock issued in compliance with Section 6.01; provided that no Default or Event of Default shall have occurred and be continuing;
(9)    the Specified Dividend; provided that such Specified Dividend is declared and paid or otherwise consummated on or prior to the date that is 60 days after the Second Restatement Date; provided, further that a portion of the Specified Dividend in an amount not to exceed $500,000,000 may be made at any time after the Second Restatement Date solely to the extent that the proceeds thereof are used by Holdings to repurchase shares of its Common Stock;
(10)    Restricted Payments made on or after the Amendment No. 3 Effective Date in an aggregate amount not to exceed $1,500,000,000, solely to the extent the proceeds thereof are used by Holdings to repurchase shares of its Capital Stock or to pay dividends or other distributions on or in respect of its Capital Stock; provided that (i) any such Restricted Payment is declared and paid or otherwise consummated on or prior to December 31, 2018 and (ii) at the time any such Restricted Payment is declared and paid or otherwise consummated and after giving pro forma effect thereto, (A) no Revolving Loans or Swingline Loans are outstanding, (B) if the proceeds thereof are to be used by Holdings to repurchase shares of its Capital Stock, the Borrower’s Consolidated Secured Net Debt Ratio does not exceed 4.00 to 1.00 and (C) if the proceeds thereof are to be used by Holdings to pay dividends or other distributions on or in respect of its Capital Stock, the Borrower’s Consolidated Net Leverage Ratio does not exceed 6.75 to 1.00; provided, further that, subject to compliance with the immediately preceding clause (ii) (but not clause (i)), an amount not to exceed $500,000,000 may be made at any time after the Amendment No. 3 Effective Date (including after December 31, 2018) solely to the extent that the proceeds thereof are used by Holdings to repurchase shares of its Common Stock; provided, further, that on each date that any such Restricted Payment is made pursuant to this clause (10), Holdings and the Borrower shall be deemed to have made the representation and warranty set forth in Section 3.13(a) (with the words “Second Restatement Date” in each place set forth therein being deemed to refer to the date on which such Restricted Payment is made, the words “Second Restatement Transactions” therein being deemed to refer to such Restricted Payment and the parenthetical set forth therein being disregarded) on and as of such date; and
(11)    the 2017 Specified Restricted Payments; provided that the 2017 Specified Restricted Payments are made on or prior to the date that is 60 days after the Amendment No. 3 Effective Date. Notwithstanding any of the foregoing to the contrary, the Borrower and its Restricted Subsidiaries may declare and make any Restricted Payment so long as:
(1)    no Default or Event of Default has occurred and is continuing or would result therefrom;

(2)    at the time of such Restricted Payment and after giving pro forma effect thereto and to any financing therefor, the Borrower’s Consolidated Net Leverage Ratio would not exceed 6.75 to 1.00;
(3)    at the time of such Restricted Payment, there are no Revolving Loans or Swingline Loans outstanding; and
(4)    at the time of such Restricted Payment and after giving pro forma effect thereto, the aggregate Unrestricted Cash of all Loan Parties and their Restricted Subsidiaries on such date, as the same would be reflected on a consolidated balance sheet prepared in accordance with GAAP as of such date, shall be no less than $200,000,000.
SECTION 6.03.    Limitation on Asset Sales. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Borrower or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Borrower);
(2)    if the fair market value of all assets sold or otherwise disposed in any Asset Sale exceeds $50,000,000, then at least 75% of the consideration received by the Borrower or the Restricted Subsidiary, as the case may be, from such Asset Sale shall constitute cash or Cash Equivalents; provided that Designated Non-Cash Consideration received in respect of such disposition shall be deemed to constitute cash for purposes of this Section 6.03(2) so long as the aggregate fair market value of all such Designated Non-Cash Consideration, as determined by a Responsible Officer of the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.03(2) that is then outstanding, does not exceed $300,000,000 as of the date any such Designated Non-Cash Consideration is received, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;
(3)    [Intentionally Omitted.];
(4)    [Intentionally Omitted.]; and
(5)    upon the consummation of an Asset Sale, the Borrower shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale in accordance with Section 2.10.

SECTION 6.04.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Borrower to:
(1)    pay dividends or make any other distributions on or in respect of its Capital Stock;
(2)    make loans or advances or pay any Indebtedness or other obligation owed to the Borrower or any Guarantor; or
(3)    transfer any of its property or assets to the Borrower or any Guarantor, except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:
(a)    applicable law, rule, regulation or order;
(b)    the Senior Subordinated Notes Documents;
(c)    non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Borrower entered into in the ordinary course of business;
(d)    any instrument governing Indebtedness incurred pursuant to clause (11) of the definition of “Permitted Indebtedness”, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(e)    the Loan Documents;
(f)    agreements existing on the Second Restatement Date to the extent and in the manner such agreements are in effect on the Second Restatement Date;
(g)    restrictions on the transfer of assets subject to any Lien permitted under this Agreement imposed by the holder of such Lien;
(h)    restrictions imposed by any agreement to sell assets or Equity Interests permitted under this Agreement to any Person pending the closing of such sale;
(i)    any agreement or instrument governing Equity Interests of any Person that is acquired, so long as the restrictions in such agreement or instrument were not imposed solely in contemplation of such Person being so acquired;
(j)    any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;
(k)    other Indebtedness or Permitted Subsidiary Preferred Stock outstanding on the Second Restatement Date or permitted to be issued or incurred under this Agreement; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred or Preferred Stock being issued (under the relevant circumstances);

(l)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(m)    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b), (d), (f), (i) and (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(n)    customary provisions in joint venture and other similar agreements applicable solely to such joint venture and its subsidiaries; and
(o)    customary provisions in leases and other agreements entered into in the ordinary course of business.
SECTION 6.05.    Limitation on Preferred Stock of Restricted Subsidiaries. The Borrower will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Borrower or to a Restricted Subsidiary of the Borrower) or permit any Person (other than the Borrower or a Restricted Subsidiary of the Borrower) to own any Preferred Stock of any Restricted Subsidiary of the Borrower, other than Permitted Subsidiary Preferred Stock. The provisions of this Section 6.05 will not apply to (w) any Restricted Subsidiary that continues to be a Subsidiary Guarantor, (x) any transaction permitted under Section 6.03 as a result of which none of Holdings, the Borrower or any of its Restricted Subsidiaries will own any Equity Interests of the Restricted Subsidiary whose Preferred Stock is being issued or sold and (y) Preferred Stock that is Disqualified Equity Interests and is issued in compliance with Section 6.01.
SECTION 6.06.    Limitation on Liens. Holdings and the Borrower will not, and the Borrower will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (the “Initial Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings, the Borrower or any Subsidiary Guarantors now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in the case of Collateral, any Initial Lien if (a) such Initial Lien expressly ranks junior to the first-priority security interest intended to be created in favor of the Agent for the Secured Parties pursuant to the Collateral Documents; or (b) such Initial Lien is a Permitted Lien.

SECTION 6.07.    Merger, Consolidation or Sale of All or Substantially All Assets. (a) Neither Holdings nor the Borrower will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit the Borrower or any Restricted Subsidiary of the Borrower to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Borrower’s assets (determined on a consolidated basis for the Borrower and the Borrower’s Restricted Subsidiaries) to any Person, except that any Person may merge into, amalgamate with or consolidate with Holdings or the Borrower in a transaction in which (i) Holdings or the Borrower, as the case may be, shall be the surviving or continuing corporation and (ii) at the time thereof and immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness incurred, acquired, or assumed and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Borrower, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Borrower, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower. However, transfer of assets between or among the Borrower and its Restricted Subsidiaries will not be subject to this Section 6.07.
(b)    The Borrower will not permit any Restricted Subsidiary to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of its assets to any Person except that: (i) a Restricted Subsidiary that is a Subsidiary Guarantor may be disposed of in its entirety to another Person (other than to the Borrower or an Affiliate of the Borrower), whether through a merger, consolidation or sale of Capital Stock or through the sale of all or substantially all of its assets (such sale constituting the disposition of such Subsidiary Guarantor in its entirety), if in connection therewith the Borrower provides an Officers’ Certificate to the Agent to the effect that the Borrower will comply with its obligations under Section 6.03 in respect of such disposition); (ii) any Person may consolidate or merge, amalgamate or consolidate with or into a Restricted Subsidiary, or sell all or substantially all of its assets to Restricted Subsidiary (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party); and (iii) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any other Person in order to effect a Permitted Acquisition or other acquisition permitted by Section 6.16.
SECTION 6.08.    Limitation on Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an “Affiliate Transaction”) involving aggregate payment or consideration in excess of $20,000,000, unless:
(1)    such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Borrower, and

(2)    the Borrower delivers to the Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30,000,000, a Board Resolution adopted by the majority of the members of the Board of Directors of the Borrower approving such Affiliate Transaction and set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above.
The restrictions set forth in the first paragraph of this Section 6.08 shall not apply to:
(1)    reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary of the Borrower as determined in good faith by the Borrower’s Board of Directors or senior management;
(2)    transactions between or among the Borrower and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Agreement;
(3)    any agreement as in effect as of the Second Restatement Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Second Restatement Date as determined in good faith by the Borrower;
(4)    Restricted Payments or Permitted Investments permitted by this Agreement;
(5)    transactions effected as part of a Securitization Transaction permitted hereunder;
(6)    payments or loans to employees or consultants that are approved by the Board of Directors of the Borrower in good faith;
(7)    transactions permitted by, and complying with, the provisions of Section 6.07;
(8)    any issuance of securities or other payments, awards, grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower; and
(9)    transactions in which the Borrower or any Restricted Subsidiary, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Borrower or such Restricted Subsidiary or is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Borrower.

SECTION 6.09.    [Intentionally Omitted].
SECTION 6.10.    Business of Borrower and Restricted Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Second Restatement Date (which shall include, without limitation, engineered components businesses not within the aerospace industry).
SECTION 6.11.    Limitations on Amendments to Subordination Provisions and Other Amendments. (a) Holdings and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, permit any waiver, supplement, modification or amendment of (i) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.
(b)    Holdings and the Borrower will not amend, modify or alter the Senior Subordinated Notes Documents in any way to:
(i)    increase the rate of or change the time for payment of interest on any Senior Subordinated Notes;
(ii)    increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Senior Subordinated Notes;
(iii)    alter the redemption provisions or the price or terms at which the Borrower is required to offer to purchase any Senior Subordinated Notes; or
(iv)    amend the provisions of the Senior Subordinated Notes Documents that relate to subordination in a manner adverse to the Lenders.
Nothing in this Section 6.11 shall preclude any Loan Party from making any Restricted Payment otherwise permitted by Section 6.03.

SECTION 6.12.    Business of Holdings. Holdings shall not engage in any business activities or have any material assets or liabilities other than its ownership of the Equity Interests of the Borrower and assets and liabilities incidental to its function as a holding company, including its liabilities hereunder, under the Senior Subordinated Notes Indentures and under any guaranty of Indebtedness permitted by Section 6.01, and pursuant to the Guarantee and Collateral Agreement and any other Loan Document or Senior Subordinated Notes Document.
SECTION 6.13.    Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens and except as permitted by this Agreement or the Loan Documents, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to a material portion of the Collateral for the benefit of the Secured Parties.
SECTION 6.14.    Financial Covenant. For the benefit of the Revolving Credit Lenders, the Swingline Lender and the Issuing Bank only (and the Agent on their behalf), the Loan Parties agree that they shall not permit the Consolidated Net Leverage Ratio of the Borrower at the end of any fiscal quarter to exceed 7.25 to 1.00 (or, solely with respect to the first two fiscal quarters ending after the consummation of a Material Acquisition, 7.75 to 1.00) if the Aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of any Letter of Credit which has been cash collateralized in an amount equal to 103% or more of the maximum stated amount of such Letter of Credit) outstanding as of the last day of such fiscal quarter exceeds an amount equal to 35% of the aggregate Revolving Credit Commitments as of such day.
Notwithstanding anything to the contrary contained in Section 9.02, the provisions of this Section 6.14, and the definition of the term “Consolidated Net Leverage Ratio” and its constituent parts, in each case as used for purposes of this Section 6.14, may only be amended, waived or otherwise modified with the prior written consent of the Required Revolving Lenders.
SECTION 6.15.    Sale and Lease-Back Transactions. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (a) the sale or transfer of such property is permitted by Section 6.03 and (b) any Capitalized Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.06, as the case may be.
SECTION 6.16.    Limitations on Investments. The Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly make any Investment (other than Permitted Investments).
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(b)    the Borrower shall fail to pay (i) any interest on any Loan or L/C Disbursement, any Fee or any other fee payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days or (ii) any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of thirty (30) days;
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in connection with the borrowings or issuances of Letters of Credit, or in any report or other certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document, shall prove to have been materially incorrect when made or deemed made and shall remain material at the time tested;
(d)    failure by Holdings, the Borrower or any Restricted Subsidiary for thirty (30) days after receipt of written notice given by the Agent or the Required Lenders to comply with any of its other agreements (other than those referred to in clauses (a) and (b) of this Article and those set forth in Sections 5.02, 5.03 (with respect to Holdings and the Borrower only) and 5.09 and in Article VI) in this Agreement or any Loan Document;
(e)    (i) any Loan Party shall fail to make any payment at final stated maturity beyond the applicable grace period with respect to any Material Indebtedness or (ii) the acceleration of the final stated maturity of any such Material Indebtedness, or any event or condition occurs that enables or permits (with the giving of notice, if required) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) of this paragraph (e) shall not apply to secured Indebtedness that becomes due as a result of the (A) voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (B) in the case of any Specified Secured Indebtedness, any provision that is the functional equivalent of Section 2.08 or 2.10 hereof;
(f)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or for a substantial part of its assets, and, in any such case of clause (i) or (ii), such proceeding or petition shall continue undismissed and unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(g)    Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(h)    failure by Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50,000,000, which final judgments remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(i)    the Guarantee of any Subsidiary Guarantor or Holdings shall for any reason cease to be in full force and effect or be declared null and void or any Responsible Officer of any Subsidiary Guarantor or Holdings, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Agreement or the release of any such Guarantee in accordance with this Agreement and the Guarantee and Collateral Agreement;
(j)    unless all of the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents, any Collateral Document shall for any reason cease to be in full force and effect or the assertion by Holdings, the Borrower or any Restricted Subsidiary, in any pleading in any court of competent jurisdiction, that any security interest thereunder is invalid or unenforceable;
(k)    the failure by Holdings or the Borrower to comply with the covenants set forth in Sections 5.02, 5.03 (with respect to Holdings and the Borrower only) and 5.09 and in Article VI (other than the covenant set forth in Section 6.14);
(l)    solely with respect to the Revolving Credit Lenders, the Swingline Lender and the Issuing Bank (and the Agent on their behalf), and only so long as the Revolving Credit Commitments shall not have been terminated in accordance with Section 2.06, the failure by Holdings or the Borrower to comply with the covenant set forth in Section 6.14 (a “Financial Covenant Event of Default”); provided that a Financial Covenant Event of Default shall constitute an Event of Default with respect to the Term Lenders upon the Revolving Credit Lenders terminating the Revolving Credit Commitments or declaring all amounts outstanding with respect to the Revolving Loans or Swingline Loans to be immediately due and payable in accordance with this Agreement as a result of a Financial Covenant Event of Default and only for so long as such declaration has not been rescinded;
(m)    an ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect;
(n)    the Indebtedness under the Senior Subordinated Notes Documents or any other Subordinated Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries constituting Material Indebtedness shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Senior Subordinated Notes Documents or the agreements evidencing such other Subordinated Indebtedness, as applicable (or any Loan Party or an Affiliate of any Loan Party shall assert the foregoing); or

(o)    there shall have occurred a Change of Control then, and in every such event (other than an event with respect to any Loan Party described in clauses (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments and the L/C Commitments, and thereupon the Commitments and the L/C Commitments shall terminate immediately and (ii) declare the Loans and L/C Exposure then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and L/C Exposure so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to any Loan Party described in clause (f) or (g) of this Article, the Commitments and the L/C Commitments shall automatically terminate and the principal of the Loans and L/C Exposure then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, without further action of the Agent or any Lender; provided, further, that upon the occurrence of a Financial Covenant Event of Default, and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Revolving Lenders, shall, by notice to the Borrower, take any of the following actions, at the same or different times: (x) terminate the Revolving Credit Commitments, the L/C Commitment and the Swingline Commitment, and thereupon the Revolving Credit Commitments, the L/C Commitment and the Swingline Commitment shall terminate immediately and (y) declare the Revolving Loans, L/C Exposure and Swingline Exposure then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans, L/C Exposure and Swingline Exposure so declared to be due and payable, together with accrued interest thereon and all fees and other obligations relating thereto of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and the continuance of an Event of Default, the Agent may, and at the request of the Required Lenders (or in the event of a Financial Covenant Event of Default, the Required Revolving Lenders) shall, exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
In the event of any Event of Default specified in clause (e) of the preceding paragraph of this Article, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Agent or the Lenders if, within twenty (20) days after such Event of Default arose, (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured.
ARTICLE VIII

The Agent
Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.
The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except, subject to the last paragraph of this Article VIII, discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that (i) during the existence and continuation of an Event of Default, no consent of the Borrower shall be required and (ii) any successor that shall also be the named secured party under any Collateral Document shall also be subject to the approval requirements, if any, of such Collateral Document. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank reasonably acceptable to the Borrower. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint, with the consent of the Borrower (not to be unreasonably withheld or delayed) (so long as no Event of Default exists), a successor administrative agent and/or collateral agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank and the Swingline Lender, in which case such resigning Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender (a) acknowledges that it has received a copy of each Collateral Documents, (b) without limiting the foregoing, agrees that it will be bound by and will take no actions contrary to the provisions of any Collateral Documents and (c) acknowledges that the Agent will, and hereby authorizes the Agent to, enter into (and be a party to) the Collateral Documents and any intercreditor agreements on behalf of itself, such Lender and the holders of any future Specified Secured Indebtedness. The Lenders further acknowledge that, pursuant to the Collateral Documents, the Agent will have the sole right to proceed against the Collateral. In the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Secured Party. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
The Joint Lead Arrangers and joint bookrunners shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this

Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: (i) none of the Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50.0 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Agent or any Joint Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
The Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to any Loan Party, to the Borrower at:
The Tower at Erieview
1301 East 9th Street, Suite 3000
Cleveland, OH 44114
Attention: Mike Lisman
Facsimile No: [***]

(ii)    if to the Agent, to Goldman Sachs Bank USA at:
Goldman Sachs Bank USA
2001 Ross Ave, 29th Floor
Dallas, TX 75201
Attn: SBD Operations
Phone: [***]
Email: [***];
[***]

with a copy to:
Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attn: Bank Debt Portfolio Group

(iii)    if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
(b)    All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(c)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(d)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(e)    Holdings and the Borrower hereby acknowledge that (x) the Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (y) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower or their securities) (each, a “Public Lender”). Holdings and the Borrower hereby agree that (1) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings and the Borrower or their securities for purposes of foreign, United States Federal and state securities laws; (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (4) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Holdings or the Borrower notifies the Agent promptly that any such document contains material non-public information: (A) the Loan Documents, (B) notifications of changes in the terms of the Term Loans, Term Loan Commitments, Revolving Loans, Revolving Credit Commitments, Swingline Loans, Swingline Commitments or L/C Commitments and (C) financial statements and accompanying information and certificates delivered pursuant to Sections 5.01(a) or (b).

(i)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to communications and other information and materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings or a Borrower or its securities for purposes of foreign, United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT.
(f)    Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, provided that the Borrower and the Agent may enter into an amendment to effect the provisions of Section 2.26(b) upon the effectiveness of any Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement and Section 2.27(b) upon the effectiveness of any Revolving Credit Increase Assumption Agreement or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender; it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender, (B) reduce or forgive the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees (including any prepayment fees) payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.12(c) providing for the default rate of interest, or to waive any obligations of the Borrower to pay interest at such default rate, (D) change Sections 2.09(c), 2.10(g), 2.17(c) or 2.17(f) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release any material Guarantor from its obligation under its Guarantee (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (G) except as provided in clauses (c) and (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. The Agent may without the consent of any Lender also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Upon the request of the Borrower, the Agent shall enter into such amendments (and may do so without the consent of any Lender, other agent, or the Issuing Bank) to the Collateral Documents

(or enter into additional Collateral Documents or intercreditor agreements) to secure on a pari passu basis or junior basis, as the case may be, on terms reasonably acceptable to the Agent all obligations (including obligations comparable in scope to the Obligations) of all Specified Secured Indebtedness having the same lien priority as, or a junior lien priority to, the Obligations permitted to be incurred under Section 6.01 and secured by Liens permitted to be incurred under Section 6.06 on all or a portion of the Collateral. Notwithstanding the foregoing, with the consent of Holdings, the Borrower and the Required Lenders, this Agreement (including Sections 2.09(c), 2.10(g), 2.17(c) and 2.17(f)) may be amended (x) to allow the Borrower to prepay Loans of a Class on a non-pro rata basis in connection with offers made to all the Lenders of such Class pursuant to procedures approved by the Agent and (y) to allow the Borrower to make loan modification offers to all the Lenders of one or more Classes of Loans that, if accepted, would (A) allow the maturity and scheduled amortization of the Loans of the accepting Lenders to be extended, (B) increase the Applicable Rates and/or Fees payable with respect to the Loans and Commitments of the accepting Lenders and (C) treat the modified Loans and                                                  Commitments of the accepting Lenders as a new Class of Loans and Commitments for all purposes under this Agreement.
(c)    The Lenders and the Issuing Bank hereby irrevocably agree that the Liens granted to the Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Agent, (ii) upon the sale or other disposition of the property constituting such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iv) subject to paragraph (b) of this Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under its Guarantee in accordance with the provisions of this Agreement and the Guarantee and Collateral Agreement or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to the Collateral. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent required under the provisions of the Loan Documents.

(d)    Notwithstanding anything to the contrary contained in this Section 9.02, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent and may be amended and waived with the consent of the Agent at the request of the Borrower without the need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
(e)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then (x) the Agent may elect to purchase all (but not less than all) of (1) any affected Class of such Lender’s Commitments, the corresponding Loans owing to it and all of its rights and obligations hereunder and under the other Loan Documents in respect of such affected Class or (2) such Lender’s Commitments, the Loans owing to it and all of its rights and obligations hereunder and under the other Loan Documents, provided that the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such purchase all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.14 and 2.16 and an amount, if any, equal to the payment which would have been due to such Lender on the day of such purchase under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the Agent or (y) the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement by the Borrower, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Loans due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each Lender agrees that if the Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.04. The Agent or the Borrower shall be entitled (but not obligated) to execute and deliver such agreement and documentation on behalf of such Non-Consenting Lender and any such agreement and/or documentation so executed by the Agent or the Borrower shall be effective for purposes of documenting an assignment pursuant to Section 9.04.

(f)    The Agent, Holdings and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Loan Parties agree, jointly and severally, to pay (i) all reasonable documented out-of-pocket expenses incurred by the Agent, the Joint Lead Arrangers, the financial institutions identified as the Joint Bookrunners on the cover of this Agreement, and their respective Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agent and the Joint Lead Arrangers, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation of the Loan Documents and related documentation, (ii) all reasonable documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside legal counsel to the Agent, in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated), (iii) all reasonable documented out-of-pocket expenses incurred by the Agent, the Issuing Banks or the Lenders, including the reasonable documented fees, charges and disbursements of any counsel for the Agent and for one law firm retained by the Lenders (and one local counsel for both the Agent and the Lenders in each relevant jurisdiction and, in the case of a conflict of interest, one additional counsel per group of affected parties), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans, and (iv) subject to any other provisions of this Agreement, of the Loan Documents or of any separate agreement entered into by the Borrower and the Agent with respect thereto, all reasonable documented out-of-pocket expenses incurred by the Agent in the administration of the Loan Documents. Expenses reimbursable by the Borrower under this Section include, without limiting the generality of the foregoing, subject to any other applicable provision of any Loan Document, reasonable documented out-of-pocket costs and expenses incurred in connection with:
(i)    lien and title searches and title insurance; and
(ii)    Taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens.
Other than to the extent required to be paid on the Restatement Date, all amounts due under this paragraph (a) shall be payable by the Borrower within ten (10) Business Days of receipt of an invoice relating thereto and setting forth such expenses in reasonable detail.

(b)    The Borrower shall indemnify the Agent, the Joint Lead Arrangers, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, but excluding Taxes (other than Taxes referred to in Section 9.03(a)) which shall be dealt with exclusively pursuant to Section 2.16 above, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby (including the use of proceeds of any Loan or Letter of Credit), (ii) any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or to any property owned or operated by the Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender’s pro rata share (based upon its share of the sum of the Aggregate Revolving Credit Exposure, Term Loans and unused Commitments, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.
(d)    To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that the foregoing shall not preclude any Indemnitee from seeking to recover the preceding types of damages from the Borrower to the extent (a) otherwise required to be paid by Borrower to such Indemnitee under Section 9.02(b) and (b) specifically payable by such Indemnitee to any third party. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such use was found by a final, nonappealable judgment of a court of competent jurisdiction to arise from such Indemnitee’s willful misconduct, bad faith or gross negligence.
(e)    All amounts due under this Section shall be paid promptly after written demand therefor.

SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower (such consent being deemed given with respect to the assignment of Term Loans only unless the Borrower shall have objected to such assignment by written notice to the Agent within five Business Days after having received notice thereof), provided that no consent of the Borrower shall be required (1) for an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default specified in paragraphs (a), (b), (f) or (g) of Article VII has occurred and is continuing, any other Eligible Assignee and provided further that no consent of the Borrower shall be required for an assignment during the primary syndication of the Loans to Persons identified by the Agent to the Borrower on or prior to the Second Restatement Date and reasonably acceptable to the Borrower;
(B)    the Agent; and
(C)    the Swingline Lender, in the case of any assignment of a Multicurrency Revolving Credit Commitment, and the Issuing Bank, in the case of any assignment of a Revolving Credit Commitment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or the principal amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall be in a minimum amount of at least $5,000,000 in the case of Revolving Credit Commitments or Revolving Loans and in a minimum amount of at least of $1,000,000 in the case of Term Loan Commitments or Term Loans unless each of the Borrower and the Agent otherwise consent;

(B)    each partial assignment of a Revolving Credit Commitment or Revolving Loan shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect the Revolving Credit Commitments and the Revolving Credit Exposure;
(C)    the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption via an electronic settlement system acceptable to the Agent (or, if previously agreed with the Agent, manually) and, in each case, shall pay to the Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Agent); and
(D)    the assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Agent (1) an Administrative Questionnaire and (2) if applicable, an appropriate Internal Revenue Service form or other documentation (such as Form W-8BEN or W-8ECI or any successor form adopted by the relevant United States taxing authority) as required by applicable law and to the extent a Lender would be required to provide such form or other documentation under Section 2.16(f) supporting such assignee’s position that no withholding by any Borrower or the Agent for United States income tax payable by such assignee in respect of amounts received by it hereunder is required.
The term “Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 (subject to the requirements of Section 2.16) and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, or principal amount of, and any interest on, the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.04(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 2.17(b) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in     this Section 9.04.
(vi)    By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)    (i) Any Lender may, without the consent of the Borrower, the Agent, the Swingline Lender or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no such Participant shall be a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(b) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of each Participant and the principal amounts of, and stated interest on, each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower, the Agent or any other Person (including the identity of any Participant or any information relating to a Participant’s interest in the Commitments, Loans or other Obligations) except to the extent that such disclosure is necessary to establish that such Commitments, Loans or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(f) as though it were a Lender.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no               SPC shall be a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 2.14, 2.15 and 2.16), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Integration; Effectiveness. This Agreement, the other Loan Documents, the Engagement Letter and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided for in the Amendment and Restatement Agreement.
SECTION 9.07.    Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b,

580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)    Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. The Agent, the Issuing Bank and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory (including self-regulatory), governmental or administrative authority, (c) to the extent required by law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, including, without limitation, any SPC, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder and to market data collectors, similar service providers to the lending industry and service providers to the Agent in connection with the administration and management of this Agreement and the Loan Documents. For the purposes of this Section, “Information” means all information received from any Loan Party relating to the Loan Parties or their businesses, or the Transactions other than any such information that is available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.    Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby acknowledges that (a) it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein and acknowledges that the Collateral shall not include any Margin Stock and (b) it is not and will not become a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
SECTION 9.14.    USA PATRIOT Act. Each Lender and the Agent (for itself and not on behalf of any Lender) that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
SECTION 9.15.    Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. In addition, each Loan Party and each Lender hereby acknowledges that an Affiliate of the Agent was an initial purchaser of the Senior Subordinated Notes.
SECTION 9.16.    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

SECTION 9.17.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18.    Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the First Restated Credit Agreement from and after the Second Restatement Date with respect to the transactions hereunder and with respect to the Loans and Letters of Credit outstanding under the First Restated Credit Agreement as of the Second Restatement Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the First Restated Credit Agreement and the other Loan Documents as in effect prior to the Second Restatement Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (c) the liens and security interests in favor of the Agent for the benefit of the Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (d) all references in the other Loan Documents to the Credit Agreement shall be deemed to refer without further amendment to this Agreement.
SECTION 9.19.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.19 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.20.    Absence of Fiduciary Relationship. Each of Holdings, the Borrower and the other Loan Parties hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and their respective Affiliates, on the one hand, and the Agent, the Joint Lead Arrangers, the Lenders, the Issuing Bank and their respective Affiliates, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Agreement and the other Loan Documents, (b) the Agent, the Joint Lead Arrangers, the Lenders and the Issuing Bank, on the one hand, and the Loan Parties, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do any of the Loan Parties rely on, any advisory or fiduciary duty on the part of the Agent, the Joint Lead Arrangers, the Lenders or the Issuing Bank, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) it has been advised that each of the Agent, the Joint Lead Arrangers, the Lenders, the Issuing Bank and their respective Affiliates is engaged in a broad range of transactions that may involve interests that differ from the interests of the Loan Parties and that none of the Agent, the Joint Lead Arrangers, the Lenders, the Issuing Bank or their respective Affiliates has any obligation to disclose such interests and transactions to any of the Loan Parties by virtue of any fiduciary, advisory or agency relationship, and (e) none of the Agent, the Joint Lead Arrangers, the Lenders or the

Issuing Bank has any obligation to the Loan Parties or their Affiliates with respect to the transactions contemplated by the Loan Documents, except those obligations expressly set forth therein or in any other express writing executed and delivered by the Agent, such Joint Lead Arranger, such Lender or such Issuing Bank, on the one hand, and such Loan Party or such Affiliate, on the other hand.
SECTION 9.21.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
The following terms shall for purposes of this Section have the meanings set forth below:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 9.22.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.22, the following terms have the following meaning:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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